Filed Pursuant to Rule 424(b)(3)

Registration No. 333-235313

Prospectus Supplement No. 1

(To Prospectus dated August 7, 2020)

HighPeak Energy, Inc.

Up to 23,970,375 Shares of Common Stock

Up to 5,811,000 Warrants

Up to 5,811,000 Contingent Value Rights

This Prospectus Supplement No. 1 (the “Prospectus Supplement”) supplements and amends the Prospectus dated August 7, 2020 (the “Final Prospectus”), relating to the sale, transfer or distribution from time to time by the selling securityholders named in the Final Prospectus of up to:

i.

up to an aggregate of 23,970,375 shares of common stock, par value $0.0001 per share (“Common Stock”) of HighPeak Energy, Inc. (the “Company”), including (a) 5,811,000 shares of Common Stock issued pursuant to the Forward Purchase Agreement Amendment (as defined in the Final Prospectus), (b) 5,811,000 shares of Common Stock issuable upon exercise of the forward purchase warrants (as defined in the Final Prospectus) and (c) 12,348,375 shares of Common Stock issuable upon settlement of the CVRs (as defined in the Final Prospectus) and owned by the selling securityholders identified in the Final Prospectus (the “selling securityholders”) pursuant to the Forward Purchase Agreement Amendment;

ii.	up to an aggregate of 5,811,000 forward purchase warrants issued pursuant to the Forward Purchase Agreement Amendment; and
iii.	up to an aggregate of 5,811,000 CVRs issued pursuant to the Forward Purchase Agreement Amendment by the selling securityholders.

On August 27, 2020, we filed with the Securities and Exchange Commission a Current Report on Form 8-K and Form 8-K/A (the “Current Reports”) announcing, among other things, the closing of the Company’s business combination with Pure Acquisition Corp., and the transactions contemplated thereby, on August 21, 2020. This Prospectus Supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Final Prospectus with the information contained and incorporated by reference in the Current Reports. Accordingly, we have attached the Current Reports to this Prospectus Supplement.

Our Common Stock and warrants are listed on the Nasdaq Global Market under the ticker symbols “HPK” and “HPK WS,” respectively.

Investing in our securities involves risks. See “Risk Factors” on page 26 of the Final Prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 28, 2020.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2020

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-235313 (Commission File Number)	84-3533602 (I.R.S. Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102 (address of principal executive offices) (zip code)

(817) 850-9200 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HPK	Nasdaq Global Market
Warrants to purchase Common Stock	HPKEW	Nasdaq Global Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 21, 2020 (the “Closing Date”), Pure Acquisition Corp., a Delaware corporation (“Pure”) consummated the previously announced business combination pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated as of May 4, 2020, as amended, by and among (i) Pure, (ii) HighPeak Energy, Inc., a Delaware corporation and wholly owned subsidiary of Pure (“HighPeak Energy” or the “Company”), (iii) Pure Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“MergerSub”), (iv) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), (v) HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), (vi) HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III”), (vii) HPK Energy, LLC, a Delaware limited liability company (“HPK GP” and, together with HighPeak I, HighPeak II and HighPeak III, the “HPK Contributors”) and the general partner of HPK Energy, LP, a Delaware limited partnership (“HPK LP”), and an affiliate of HighPeak Pure Acquisition, LLC, a Delaware limited liability company (Pure’s “Sponsor”), and (viii) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company, pursuant to which, among other things and subject to the terms and conditions contained therein, (a) MergerSub merged with and into Pure, with Pure surviving as a wholly owned subsidiary of the Company, (b) each outstanding share of Pure’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and Pure’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) (other than certain shares of Class B Common Stock that were surrendered for cancellation by Pure’s Sponsor) were converted into the right to receive (A) one share of the Company’s common stock, par value $0.0001 per share (“HighPeak Energy common stock”) (and cash in lieu of fractional shares), and (B) solely with respect to each outstanding share of Pure’s Class A Common Stock, (i) a cash amount, without interest, equal to $0.62, which represents the amount by which the per-share redemption value of Pure’s Class A Common Stock at the closing of the business combination (the “Closing”) exceeded $10.00 per share, without interest, in each case, totaling approximately $767,902, (ii) one contingent value right (each, a “CVR”) for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Pure’s Class A Common Stock pursuant to clause (A), representing the right to receive additional shares of HighPeak Energy common stock (or such other specified consideration as is specified with respect to certain events) for Qualifying CVR Holders (as defined in the Contingent Value Rights Agreement discussed herein) if necessary to satisfy a 10% preferred simple annual return, subject to a floor downside per-share price of $4.00, as measured at the applicable maturity, which will occur on a date to be specified and which may be any date occurring during the period beginning on (and including) August 21, 2022 and ending on (and including) February 21, 2023, or in certain circumstances after the occurrence of certain change of control events with respect to the Company’s business, including certain mergers, consolidations and asset sales (with an equivalent number of shares of HighPeak Energy common stock held by HighPeak I, HighPeak II and Pure’s Sponsor (the “HPK Contributors”) being collectively forfeited) and (iii) one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Pure’s Class A Common Stock pursuant to clause (A) (each, a “HighPeak Energy warrant”), (c) the HPK Contributors (A) contributed their limited partner interests in HPK LP to the Company in exchange for HighPeak Energy common stock and the general partner interests in HPK LP to a wholly owned subsidiary of the Company in exchange for no consideration, and (B) contributed the outstanding Sponsor Loans (as defined in the Business Combination Agreement) in exchange for HighPeak Energy common stock and such Sponsor Loans were cancelled in connection with the Closing and (d) following the consummation of the foregoing transactions, the Company caused HPK LP to merge with and into HighPeak Energy Acquisition Corp., a Delaware corporation (as successor to Pure) and all interests in HPK LP were cancelled in exchange for no consideration.

In connection with the Closing, the Company also issued shares of HighPeak Energy common stock, HighPeak Energy warrants and CVRs (the “Forward Purchases”) to certain qualified institutional buyers and accredited investors (the “Forward Purchase Investors”) pursuant to that certain Amended & Restated Forward Purchase Agreement, dated as of July 24, 2020 (the “Forward Purchase Agreement Amendment”).

As of the Closing Date, after giving effect to the Closing and the Forward Purchases, there were 91,592,354 shares of HighPeak Energy common stock, 10,538,188 HighPeak Energy warrants and 10,209,300 CVRs outstanding, comprised of the following:

●	1,232,425 shares of HighPeak Energy common stock, 1,232,425 HighPeak Energy warrants and 1,232,425 CVRs issued to holders of outstanding shares of Pure’s Class A Common Stock;

●	5,000,000 shares of HighPeak Energy common stock issued to holders of outstanding shares of Pure’s Class B Common Stock;

●	328,888 HighPeak Energy warrants issued to current public holders of Pure’s outstanding public warrants;

●	76,383,054 shares of HighPeak Energy common stock issued to the HPK Contributors; and

●

8,976,875 shares of HighPeak Energy common stock, 8,976,875 HighPeak Energy warrants and 8,976,875 CVRs issued to Forward Purchase Investors pursuant to the Forward Purchases under the Forward Purchase Agreement Amendment.

We refer to the transactions contemplated by the Business Combination Agreement as the “Business Combination.”

Item 1.01.	Entry into a Material Definitive Agreement.

Warrant Agreement Amendment and Assignment

On the Closing Date, the Company entered into the Amendment and Assignment to Warrant Agreement (the “Warrant Agreement Amendment and Assignment”), by and among the Company, Pure and Continental Stock Transfer & Trust Company (“Continental”). The Warrant Agreement Amendment and Assignment assigned the existing Warrant Agreement, dated April 12, 2018, by and among Pure, Pure’s officers and directors and Pure’s Sponsor (the “Existing Warrant Agreement”) to the Company, and the Company agreed to perform all applicable obligations under such agreement. In addition, the terms of the Warrant Agreement Amendment and Assignment, provide for, among other things, the holders of warrants the option to exercise such warrants on a “cashless basis,” in addition to creating an obligation of the Company to issue shares of HighPeak Energy common stock without registration provided that such issuance may be made in reliance on Section 3(a)(9) of the Securities Act. In addition, the Warrant Agreement Amendment and Assignment eliminates the ability to redeem the outstanding public HighPeak Energy warrants. As a result of the Warrant Agreement Amendment and Assignment, the HighPeak Energy warrants issued pursuant to the Forward Purchase Amendment and the HighPeak Energy warrants received as merger consideration are substantively identical.

The foregoing description of the Existing Warrant Agreement and the Warrant Agreement Amendment and Assignment is a summary only and is qualified in its entirety by reference to the Existing Warrant Agreement and Warrant Agreement Amendment and Assignment, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Contingent Value Rights Agreement

On the Closing Date, the Company entered into the Contingent Value Rights Agreement (the “CVR Agreement”) by and among, the Company, Pure’s Sponsor, HighPeak I, HighPeak II (together with Pure’s Sponsor and HighPeak I, the “CVR Sponsors”) and Continental Stock Transfer & Trust Company (“Continental”), in its capacity as the rights agent (the “Rights Agent”). The CVR Agreement provides for, among other things, the CVRs, which represent contractual rights to receive a contingent payment (in the form of additional shares of HighPeak Energy common stock, or as otherwise specified in the CVR Agreement) in certain circumstances that were issued to the holders of shares of Pure’s Class A Common Stock that participated in the Business Combination and certain qualified institutional buyers and accredited investors that purchased forward purchase units of the Company (the “forward purchase units”) pursuant to the Forward Purchase Agreement Amendment.

Pursuant to the CVR Agreement, holders of CVRs in whose name a CVR is registered in the CVR registrar maintained by the Rights Agent at any date of determination (collectively, the “CVR Holders”) are being provided with a significant valuation protection through the opportunity to obtain additional contingent consideration in the form of additional shares of HighPeak Energy common stock if the trading price of HighPeak Energy’s common stock is below the price that would provide the CVR Holders with a 10% preferred simple annual return (based on a $10.00 per share price on the Closing Date), subject to a floor downside per-share price of $4.00 (such return, the “Preferred Return”), either at (i) the date to be specified by the CVR Sponsors, which may be any date occurring during the period beginning on (and including) the second anniversary of the Closing Date and ending on (and including) the date that is thirty (30) months following the Closing Date, or (ii) in certain circumstances, the occurrence of certain change of control events with respect to the Company’s business, including certain mergers, consolidation and asset sales (the “CVR Maturity Date”). Further, the Company has applied to list the CVRs on the Nasdaq and the Over-The-Counter market (the “OTC”) under the symbol “HPKER”. This contingent consideration, if applicable, will only be issued to Qualifying CVR Holders. To be a Qualifying CVR Holder, a CVR Holder must provide certain information required under that CVR Agreement. If any additional shares of HighPeak Energy common stock are issued to Qualifying CVR Holders pursuant to the CVR Agreement, the CVR Sponsors will collectively forfeit an equivalent number of Escrowed Shares (as defined below) to the Company for cancellation. The Preferred Returns could entitle a Qualifying CVR Holder to receive up to 2.125 shares of HighPeak Energy common stock per CVR.  Following the Closing, the CVR Sponsors collectively placed 21,694,763 shares of HighPeak Energy common stock in escrow (the “Escrowed Shares”), which equaled the maximum number of additional shares of HighPeak Energy common stock issuable pursuant to the CVR Agreement, which such Escrowed Shares will be released either to the Company for cancellation in connection with the satisfaction of any Preferred Returns or back to the CVR Sponsors, collectively, as applicable, following the CVR Maturity Date.

The foregoing description of the CVR Agreement is a summary only and is qualified in its entirety by reference to the CVR Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders’ Agreement

On the Closing Date, Pure’s Sponsor, HighPeak I, HighPeak II, HighPeak III and Jack Hightower (collectively, with each of their respective affiliates and permitted transferees, the “Principal Stockholder Group”), on the one hand, and the Company, on the other hand, entered into the Stockholders’ Agreement (the “Stockholders’ Agreement”), which governs certain rights and obligations following the Closing.

      Under the Stockholders’ Agreement, the Principal Stockholder Group will be entitled, based on its percentage ownership of the total amount of HighPeak Energy common stock issued and outstanding immediately following the Closing (the “Original Shares”) and provided that the Original Shares constitute not less than the percentage of the then outstanding total voting securities of the Company set forth below, to nominate a number of directors for appointment to the board of directors of the Company (the “Board”) as follows:

●

for so long as (i) the Principal Stockholder Group beneficially owns at least 35% of the Original Shares and (ii) the Original Shares constitute at least 30% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to four (4) nominees, and if the Principal Stockholder Group owns less than 50% of the total outstanding voting securities, at least one nominee shall be independent as defined by applicable listing standards;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 35% but at least 25% of the Original Shares and (ii) the Original Shares constitute at least 25% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to three (3) nominees;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 25% but at least 15% of the Original Shares and (ii) the Original Shares constitute at least 15% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to two (2) nominees; and

●

if (i) the Principal Stockholder Group beneficially owns less than 15% but at least 5% of the Original Shares and (ii) the Original Shares constitute at least 7.5% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate one (1) nominee.

If at any time the Principal Stockholder Group owns less than 5% of the Original Shares or the Original Shares constitute less than 7.5% of the Company’s then-outstanding voting securities, it will cease to have any rights to designate individuals for nomination to the Board.

For so long as the Principal Stockholder Group has the right to designate at least one director for nomination under the Stockholders’ Agreement, the Company will take all Necessary Action (as defined therein) to ensure that the number of directors serving on the Board shall not exceed seven (7). For so long as the Principal Stockholder Group owns a number of shares of HighPeak Energy common stock equal to at least (i) 20% of the Original Shares and (ii) 7.5% of the then-outstanding voting securities of the Company, the Company and the Principal Stockholder Group shall have the right to have a representative appointed to serve on each committee of the Board (other than the audit committee) for which any such representative is eligible pursuant to applicable laws and the Nasdaq Global Market (the “Nasdaq”). For so long as the Principal Stockholder Group has the right to designate one or more individuals for nomination to the Board, the Principal Stockholder Group shall have the right to appoint one (1) non-voting observer to the Board.

The Stockholders’ Agreement also includes customary restrictions on the transfer of equity securities to certain persons acquiring beneficial ownership. Pursuant to the Stockholders’ Agreement, the Principal Stockholder Group will agree not to transfer, directly or indirectly, any equity securities of the Company for a period of 180 days after the Closing, subject to certain customary exceptions. The Stockholders’ Agreement will terminate as to each stockholder upon the time at which the Principal Stockholder Group no longer has the right to designate an individual for nomination to the Board under the Stockholders’ Agreement and (ii) as to a member of the Principal Stockholder Group that no longer owns any of the Original Shares.

The foregoing description of the Stockholders’ Agreement is a summary only and is qualified in its entirety by reference to the Stockholders’ Agreement, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company entered into the Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company, Pure’s Sponsor, HighPeak I, HighPeak II, HighPeak III and certain other security holders named therein, pursuant to which the Company will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) all or any portion of the shares of HighPeak Energy common stock that the Holders hold as of the date of such agreement and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor (the “Registrable Securities”). The Company has agreed to file and cause to become effective a registration statement covering the Registrable Securities held by such Holder making a demand for registration, provided that no fewer than the amount of Registrable Securities representing the lesser of (i) $25 million or (ii) all Registrable Securities owned by such Holder, as applicable, are covered under the Holder’s demand for registration. The Holders can submit a request beginning immediately after the Closing. Under the Registration Rights Agreement, the Holders will also have “piggyback” registration rights exercisable at any time that allow them to include the shares of HighPeak Energy common stock that they own in certain registrations initiated by the Company, provided that such Holder elects to include its Registrable Securities in an amount not less than $5 million. Subject to customary exceptions, Holders will also have the right to request one or more underwritten offerings of Registrable Securities, provided, that, they hold at least $5 million in Registrable Securities and each such offering include a number of Registrable Securities equal to the lesser of (i) $25 million and (ii) all of the Registrable Securities owned by such Holders as of the date of the request. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. The Company may not delay or suspend a registration statement on more than two (2) occasions for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case, during any twelve (12) month period.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

HighPeak Energy, Inc.’s Long-Term Incentive Plan

Prior to the Business Combination, Pure, as the Company’s sole shareholder, approved the HighPeak Energy, Inc. Amended & Restated Long Term Incentive Plan (the “LTIP”) and the Company adopted the LTIP immediately prior to the Closing. Following the Closing, HighPeak Energy will continue to sponsor the LTIP. The LTIP provides for potential grants of options, dividend equivalents, cash awards and substitute awards to employees, directors and service providers of the Company, as well as stock awards to directors of the Company. The LTIP will be administered by the Board or a committee thereof.

Subject to adjustment in accordance with the terms of the LTIP, the Share Pool (as defined in the LTIP) is reserved and available for delivery with respect to Awards (as defined in the LTIP), and 11,907,006 shares of HighPeak Energy common stock will be available for the issuance of shares upon the exercise of ISOs (as defined in the LTIP). On January 1, 2021 and January 1 of each calendar year occurring thereafter and prior to the expiration of the LTIP, the Share Pool will automatically be increased by the sum of (i) the number of shares of HighPeak Energy common stock issued pursuant to the LTIP during the immediately preceding calendar year and (ii) 13% of the number of shares of HighPeak Energy common stock that are newly issued by the Company (other than those issued pursuant to the LTIP) during the immediately preceding calendar year.

The foregoing description of the LTIP is a summary only and is qualified in its entirety by reference to the LTIP, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnity Agreements

On the Closing Date, the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of Messrs. Jack Hightower, Larry C. Oldham, Keith A. Covington, Michael H. Gustin, Michael L. Hollis and Jay M. Chernosky and Mme. Sharon Fulgham, each of whom is a director of the Company following the Business Combination, and Messrs. Steven W. Tholen and Rodney L. Woodard, each of whom is an executive officer of the Company following the Business Combination. Each Indemnity Agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing description of the Indemnity Agreement is a summary only and is qualified in its entirety by reference to the Indemnity Agreements, copies of which are attached as Exhibits 10.5 through 10.13 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Business Combination was approved by Pure’s stockholders at the special meeting of Pure’s stockholders held on August 18, 2020 (the “Special Meeting”) and consummated on August 21, 2020. At the Special Meeting, 13,649,922 shares of Pure’s Class A Common Stock and Pure’s Class B Common Stock were voted in favor of the proposal to approve the Business Combination, 100,125 shares of Pure’s Class A Common Stock were voted against the proposal, and no shares of Pure’s Class A Common Stock abstained from voting on the proposal. Holders of Pure’s Class A Common Stock had the opportunity, in connection with the Closing, to redeem shares of Class A Common Stock pursuant to the terms of Pure’s second amended and restated certificate of incorporation, as amended from time to time (“Pure’s Charter”), and an aggregate 3,780,204 shares of Pure’s Class A Common Stock elected to have such shares redeemed for an aggregate amount of $40.2 million. In addition, in connection with the Closing and in accordance with the Business Combination Agreement, all of the 10,350,000 outstanding shares of Pure’s Class B Common Stock were converted into shares of HighPeak Energy common stock on a one-for-one basis (after taking into account the 5,350,000 shares of Class B Common Stock that were forfeited by Pure’s Sponsor in connection with the Closing of the Business Combination pursuant to that certain Sponsor Support Agreement, dated as of May 4, 2020 (the “Sponsor Support Agreement”)).

Consideration to holders of Pure’s Class A Common Stock, Class B Common Stock and public warrant in the Business Combination

Upon completion of the Business Combination, the holders of Pure’s Class A Common Stock received an aggregate of 1,232,425 shares of HighPeak Energy common stock, 1,232,425 HighPeak Energy warrants and 1,232,425 CVRs, with each public stockholder of Pure receiving one share of HighPeak Energy common stock, one HighPeak Energy warrant and one CVR in exchange for each share of Pure Class A Common Stock held at the Closing. In addition, Pure’s public warrant holders received an aggregate 328,888 HighPeak Energy warrants to purchase HighPeak Energy common stock, representing one HighPeak Energy warrant in exchange for each public warrant of Pure held by such public stockholder of Pure at Closing. Further, pursuant to the Business Combination Agreement, solely with respect to the outstanding shares of Pure’s Class A Common Stock at the Closing, a cash amount of $0.62 per share of Pure’s Class A Common Stock was given to such public stockholders, which such amount equaled the amount by which the per-share redemption value of Pure’s Class A Common Stock at the Closing of the Business Combination exceeded $10.00 per share, totaling $767,902.

In addition, 5,000,000 shares of HighPeak Energy common stock were issued to Pure’s Sponsor and other former holders of Pure’s Class B Common Stock in exchange for such shares of Class B Common Stock. The remaining shares 5,350,000 shares of Class B Common Stock held by Pure’s Sponsor, all Pure’s private placement warrants held at Closing and all Pure’s public warrants held by HighPeak Energy Partners II, LP (“HPEP II”) at the Closing, were surrendered and forfeited pursuant to that certain Sponsor Support Agreement.

Consideration to the HPK Contributors as merger consideration pursuant to the Business Combination Agreement

Further, pursuant to the Business Combination Agreement, immediately following the Merger (as defined in the Business Combination Agreement), (i) the HPK Contributors directly and indirectly contributed (a) to the Company 100% of the limited partnership interests in HPK LP and (b) HighPeak Energy Operating, LLC, a wholly-owned subsidiary of the Company that is disregarded as separate from the Company for U.S. federal income tax purposes, 100% of the general partnership interest in HPK LP, (ii) the HPK Contributors contributed to the Company any and all Sponsor Loans with respect to which an HPK Contributor is the payee and the Company is the obligor and such loans were immediately and automatically cancelled at the Closing and (iii) the Company issued to the HPK Contributors their Contributor Percentage Interest (as defined in the Business Combination Agreement) of an aggregate of 76,383,054 shares of HighPeak Energy common stock, on the basis of $10.00 per share, as consideration.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Business Combination, the benefits of the transaction and the Company’s future financial performance following the Business Combination, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report on Form 8-K. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, the Company cautions you that the forward-looking statements regarding the Company, which are contained in this Current Report on Form 8-K or incorporated by reference, are subject to the following factors:

●

developments in the global economy as well as the public health crisis related to COVID-19 and resulting significant negative effects to the global economy, disrupted global supply chains and significant volatility and disruption of financial and commodity markets and potential impact on the Company’s future operations;

●	the risks that the announcement and consummation of the Business Combination disrupts current plans and operations of the Target Assets;

●

the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combination;

●	changes in current or future commodity prices and interest rates;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that the Company or the Target Assets may be adversely affected by other economic, business, and/or competitive factors;

●

the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Company’s reserves; and

●

other risks and uncertainties set forth in the Proxy Statement/Prospectus (forming a part of the combined registration statement on Form S-4 and Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2020, as amended (the “Proxy Statement/Prospectus”) on in the section entitled “Risk Factors” beginning on page 26 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Business and Properties

The business and properties of the Target Assets (as defined in the Proxy Statement/Prospectus) prior to the Business Combination are described in the Proxy Statement/Prospectus in the section entitled “Information About the Target Assets” beginning on page 166, which is incorporated herein by reference. The business of Pure prior to the Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Information About Pure” beginning on page 148, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 26, which is incorporated herein by reference.

Selected Historical Financial Data of the Predecessors

The following tables contain selected historical financial data of the Predecessors (as defined in the Proxy Statement/Prospectus) of the Company for the periods and as of the dates indicated.

The selected historical financial data of the Predecessors was derived from the unaudited and audited historical financial statements included elsewhere in this Current Report on Form 8-K, including, (i) HPK LP as of June 30, 2020 and December 31, 2019 and for the three and six months ended June 30, 2020 (ii) HPK LP as of December 31, 2019 and for the period from August 28, 2019 (Inception) to December 31, 2019 and (iii) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”) as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 (HighPeak I’s statement of operations data excludes its equity in losses of affiliate which is HighPeak I’s share of HPK LP’s net loss from the effective date of its contribution of subsidiaries to HPK LP, October 1, 2019 to December 31, 2019 which is the only activity on HighPeak I’s statement of operations during that period). The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Predecessors” included below in this Current Report on Form 8-K and the unaudited and audited financial statements of the Predecessors, and the notes related thereto, included as Exhibits 99.6 to 99.8 to this Current Report on Form 8-K.

	Six Months Ended June 30, 2020	Year Ended December 31, 2019 (1)	Year Ended December 31, 2018
		(In thousands)
Statement of Operations Data:
Operating Revenues:
Crude oil sales	$5,462	$7,849	$1,299
Natural gas and natural gas liquids sales	105	266	93
Total operating revenues	5,567	8,115	1,392

Operating Expenses:
Lease operating	4,203	3,372	936
Taxes other than income	402	449	69
Exploration and abandonments	4	2,850	695
Depletion, depreciation and amortization	5,091	4,269	886
Accretion of asset retirement obligation	69	72	25
General and administrative	4,273	8,682	4,769
Total operating expenses	14,042	19,694	7,380

Operating loss	(8,475)	(11,579)	(5,988)
Other Expense:
Deal termination and other expense	(76,503)	—	—

Net loss	$(84,978)	$(11,579)	$(5,988)

	As of June 30, 2020	As of December 31, 2019
Balance Sheet Data:
Current assets	$20,737	$90,026
Property and equipment, net	453,247	405,882
Total assets	$473,984	$497,908
Current liabilities	$37,868	$30,980
Asset retirement obligation	2,378	2,212
Partners’ capital	433,738	464,716
Total liabilities and partners’ capital	$473,984	$497,908

(1)

The year ended December 31, 2019 presented above shows the results of operations of HPK LP from August 28, 2019 (Inception) to December 31, 2019 plus the results of operations of HighPeak I for the year ended December 31, 2019 (HighPeak I’s results of operations data excludes its equity in losses of affiliate which is HighPeak I’s share of HPK LP’s net loss from the effective date of its contribution of subsidiaries to HPK LP, October 1, 2019 to December 31, 2019 which is the only activity on HighPeak I’s statement of operations during that period).

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The information set forth under Item 9.01(b) and Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Predecessors

The following discussion and analysis of the financial condition and results of operations of the Predecessors of the Company contained herein relate only to HighPeak I for the years ended December 31, 2019, 2018 and 2017 (HighPeak I’s statement of operations data below excludes its equity in losses of affiliate which is HighPeak I’s share of HPK LP’s net loss from the effective date of its contribution of subsidiaries to HPK LP, October 1, 2019 to December 31, 2019 which is the only activity on HighPeak I’s statement of operations during that period) and to HPK LP (i) for the six months ended June 30, 2020 and (ii) as of December 31, 2019 and for the period from August 28, 2019 (Inception) to December 31, 2019. As of the Closing of the Business Combination, the Company deemed HPK LP to be its “predecessor” for financial reporting purposes beginning on October 1, 2019 and HighPeak I for all prior periods. This information contained herein should be read in conjunction with the information presented in “Selected Historical Financial Data of the Predecessors” included above in this Item 2.01 of this Current Report on Form 8-K and the audited and unaudited financial statements of the Predecessors and the notes related thereto, included as Exhibits 99.6 to 99.8 to this Current Report on Form 8-K.

Overview

HPK LP was formed in 2019 for the purpose combining the assets of HighPeak I and HighPeak II into one entity given the proximity of both companies properties and the fact that both companies owned working interest in a significant number of the same wells and thus combining working interests would ease the administrative burden on the companies significantly. HighPeak I was formed in 2014 for the purpose of acquiring, exploring and developing oil and natural gas properties, although it had no activity until late 2017. Beginning in 2017, HighPeak I began acquiring the HighPeak I assets through an organic leasing campaign and a series of acquisitions consisting primarily of leasehold acreage and existing vertical producing wells.

The Target Assets are located primarily in Howard County, Texas, which lies within the northern part of the oil-rich Midland Basin. As of June 30, 2020, the Target Assets consisted of a highly contiguous leasehold position of approximately 61,302 gross (51,393 net) acres, approximately 17% of which were held by production, with an average operated working interest of 84%. Approximately 97% of the operated acreage provides for horizontal wells with lateral lengths of 10,000 feet or greater. Please see “Information About the Target Assets—Development of Proved Undeveloped Reserves—Drilling Locations” for an explanation of our methodology in calculating identified drilling locations. For the year ended December 31, 2019, approximately 86% and 14% of production from the Target Assets was attributable to oil and natural gas, respectively. As of December 31, 2019, HPK LP was drilling with 2 rigs. HPK LP is expected to be the operator on approximately 93% of this net acreage position. Further, as of December 31, 2019, there were approximately 97 gross (50.2 net) producing wells, including 4 gross (3.5 net) horizontal wells, in the Target Assets with total production of 949 Boe/d in December 2019. As of December 31, 2019, of the 11,497 MBoe of proved reserves of the Target Assets, 43% were developed, 93% of which were liquids.

The financial results as presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Predecessors” consist of the historical results of HighPeak I for the years ended December 31, 2019, 2018 and 2017 and HPK LP for the period from August 28, 2019 (Inception) to December 31, 2019 and thereafter through the Closing. At the Closing, HPK LP became HighPeak Energy’s “predecessor” for the period from August 28, 2019 (Inception) through the Closing, and HighPeak I from January 1, 2017 through December 31, 2019 (HighPeak I’s statement of operations data below excludes its equity in losses of affiliate which is HighPeak I’s share of HPK LP’s net loss from the effective date of its contribution of subsidiaries to HPK LP, October 1, 2019 to December 31, 2019 which is the only activity on HighPeak I’s statement of operations during that period).

Outlook

HighPeak Energy’s financial position and future prospects, including its revenues, operating results, profitability, liquidity, future growth and the value of its assets, depend primarily on prevailing commodity prices. The oil and natural gas industry is cyclical and commodity prices are highly volatile. For example, during the period from January 1, 2018 through March 31, 2020, the NYMEX WTI crude oil price per Bbl ranged from a low of $29.21 to a high of $70.98, and the NYMEX natural gas price per MMBtu ranged from a low of $1.79 to a high of $4.09. The high, low and average prices for NYMEX WTI and NYMEX Henry Hub are monthly contract prices. During April 2020, NYMEX WTI crude oil and NYMEX natural gas prices averaged $16.55 per Bbl and $1.74 per MMBtu, respectively. Due to the absence of any debt, HPK LP has not historically entered into any hedges. HighPeak Energy intends to evaluate and potentially enter into hedging arrangements to protect its capital expenditure budget and to protect a future Debt Facility borrowing base, if any. For a discussion of the potential impact of commodity price changes on the estimated proved reserves of the Target Assets, including the quantification of such potential impact, please see the section entitled “Information About the Target Assets—Development of Proved Undeveloped Reserves—Reserves Sensitivity.”

COVID-19 Pandemic and Market Conditions Update

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Governments have tried to slow the spread of the virus by imposing social distancing guidelines, travel restrictions and stay-at-home orders, which have caused a significant decrease in activity in the global economy and the demand for oil and natural gas. Furthermore, in the midst of the ongoing COVID-19 pandemic, the competition between Russia and Saudi Arabia for crude oil market share caused a substantial increase in supply. As a result, the price of oil has remained extremely depressed and available storage and transportation capacity for production is increasingly limited and may be completely unavailable in the near future. The imbalance between the supply of and demand for oil, lack of available storage, as well as the uncertainty around the extent and timing of an economic recovery, have caused extreme market volatility and a substantial adverse effect on commodity prices.

HighPeak Energy’s business, like many oil and natural gas producers, has been, and is expected to continue to be, negatively affected by the crisis described above, which is ongoing and evolving. Neither HighPeak Energy nor HPK LP have entered into any hedging arrangements with respect to the commodity price risk to which it is exposed and the prices ultimately realized for oil, natural gas, and NGLs are based on a number of variables, including prevailing index prices attributable to HPK LP’s production and certain differentials to those index prices. HighPeak Energy is unable to reasonably predict when, or to what extent, commodity prices and the overall markets and global economy will stabilize, and the pace of any subsequent recovery for the oil and gas industry. Further, the ultimate impact that these events will have on HighPeak Energy’s business, liquidity, financial condition, and results of operations is highly uncertain and dependent on numerous evolving factors that cannot be predicted, including the duration of the pandemic.

HighPeak Energy has taken steps and continues to actively work to mitigate the evolving challenges and growing impact of both the COVID-19 pandemic and the industry downturn on its operations, financial condition, and people. Prices decreased to a level in April 2020 that caused the HPK Contributors to halt their drilling program and to curtail a substantial portion of their existing production, as well. It is uncertain when prices will return to levels at which HighPeak Energy would be willing to execute their drilling program. However, prices have since increased and HighPeak Energy’s management began returning wells to production in mid-July and we will continue to monitor the extent by which prices continue to increase and/or stabilize. HighPeak Energy has evaluated multiple development scenarios under multiple potential commodity price assumptions. HighPeak Energy is well positioned to reduce operations given the significant flexibility within its capital program, as HighPeak Energy does not have any obligatory service contract commitments. In response to the COVID-19 pandemic and industry downturn, HighPeak Energy has initiated a corporate-wide cost reduction program to help decrease costs throughout every aspect of its operations and has made reductions in general and administrative expenses. HighPeak Energy believes these measures, taken together with its significant liquidity and lack of near term debt maturities, will provide additional flexibility in navigating the current volatile environment; however, given the tremendous uncertainty and turmoil, there is no certainty that the measures HighPeak Energy takes will be sufficient.

As a producer of oil and natural gas, HighPeak Energy is recognized as an essential business but prices decreased to a level in April 2020 that caused the HPK Contributors to halt its drilling program and to curtail a substantial portion of its production.  HPK LP and HighPeak Energy have continued to operate on a reduced basis while taking steps to protect the health and safety of their workers. HighPeak Energy’s non-field level employees have the option to temporarily work remotely, and HighPeak Energy has been able to maintain a consistent level of effectiveness through these arrangements, including maintaining day-to-day operations, financial reporting systems and internal control over financial reporting.

Sources of Revenues

HighPeak Energy’s revenues are derived from the sale of oil and natural gas production and the sale of NGL that are extracted from natural gas during processing. Production revenues are derived entirely from the continental United States. For the year ended December 31, 2019 and 2018, revenues from the Target Assets were derived approximately 86% and 82% from oil sales and 14% and 18% from natural gas and NGL sales.

HighPeak Energy’s revenues are presented net of certain gathering, transportation and processing expenses incurred to deliver production of the Target Assets’ natural gas, NGL and oil to the market. Cost levels of these expenses can vary based on the volume of natural gas, NGL and oil produced as well as the cost of commodity processing. Under ASC 606, HighPeak Energy and HPK LP are required to identify and separately analyze each contract associated with revenues to determine the appropriate accounting application. As a result of HighPeak Energy’s continued analysis of ASC 606 following the business combination, the presentation of revenues and expenses for these contracts may be modified. In certain instances, HighPeak Energy may classify certain items currently reported net in revenue (as a deduction from revenue) to expense. Any such change in classification would have no net effect on net income. Refer to Note 1 to the audited and unaudited financial statements of HPK LP included elsewhere in this Current Report on Form 8-K for additional information.

Natural gas, NGL and oil prices are inherently volatile and are influenced by many factors outside HighPeak Energy’s control. In order to reduce the impact of fluctuations in natural gas and oil prices on revenues, HighPeak Energy may periodically enter into derivative contracts with respect to a portion of its estimated natural gas and oil production through various transactions that fix the future prices received; however, it has not historically done so.

Principal Components of Cost Structure

Costs associated with producing oil, natural gas and NGL are substantial. Some of these costs vary with commodity prices, some trend with the type and volume of production, and others are a function of the number of wells owned. The sections below summarize the primary operating costs typically incurred:

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Lease Operating Expenses. Lease operating expenses (“LOE”) are the costs incurred in the operation of producing properties and workover costs. Expenses for utilities, direct labor, water injection and disposal, workover rigs and workover expenses, materials and supplies comprise the most significant portion of LOE. Certain items, such as direct labor and materials and supplies, generally remain relatively fixed across broad production volume ranges, but can fluctuate depending on activities performed during a specific period. For instance, repairs to pumping equipment or surface facilities result in increased LOE in periods during which they are performed. Certain operating cost components are variable and increase or decrease as the level of produced hydrocarbons and water increases or decreases. For example, power costs are incurred in connection with various production-related activities, such as pumping to recover oil and natural gas and separation and treatment of water produced in connection with oil and natural gas production.

HighPeak Energy monitors its operation of the Target Assets to ensure that it is incurring LOE at an acceptable level. For example, it monitors LOE per Boe to determine if any wells or properties should be shut in, recompleted or sold. This unit rate also allows HighPeak Energy to monitor these costs to identify trends and to benchmark against other producers. Although HighPeak Energy strives to reduce its LOE, these expenses can increase or decrease on a per-unit basis as a result of various factors as it operates the Target Assets or makes acquisitions and dispositions of properties. For example, HighPeak Energy may increase field-level expenditures to optimize their operations, incurring higher expenses in one quarter relative to another, or they may acquire or dispose of properties that have different LOE per Boe. These initiatives would influence overall operating cost and could cause fluctuations when comparing LOE on a period to period basis.

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Production and other taxes. Production and other taxes are paid on produced oil and natural gas based on rates established by federal, state or local taxing authorities. In general, production and other taxes paid correlate to changes in oil, natural gas and NGL revenues. Production taxes are based on the market value of production at the wellhead. HighPeak Energy is also subject to ad valorem taxes in the counties where production is located. Ad valorem taxes are based on the fair market value of the mineral interests for producing wells.

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Depletion – Oil and Gas Properties. Depletion is the systematic expensing of the capitalized costs incurred to acquire and develop oil and natural gas properties. HighPeak Energy uses the successful efforts method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, successful exploration wells and development of oil and gas reserves, including directly related overhead costs and asset retirement costs are capitalized. However, the costs of abandoned properties, exploratory dry holes, geophysical costs and annual lease rentals are charged to expense as incurred. All capitalized costs of oil and gas properties, are amortized on the unit-of-production method using estimates of proved reserves. Any remaining investments in unproved properties are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. Please read “—Critical Accounting Policies and Estimates—Oil and Natural Gas Properties” for further discussion. HighPeak Energy’s depletion rate can fluctuate as a result of impairments, dispositions, finding and development costs and proved reserve volumes, which are all impacted by oil, natural gas and NGL prices.

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General and Administrative Expenses. General and administrative expenses (“G&A”) are costs incurred for overhead, including payroll and benefits for corporate staff and costs of maintaining a headquarters, costs of managing production and development operations, IT expenses and audit and other fees for professional services, including legal compliance and acquisition-related expenses.

Results of Operations

Factors Affecting the Comparability of the Predecessors Historical Financial Results

The comparability of HPK LP’s and HighPeak I’s results of operations among the periods presented, and for future periods, is impacted by the following factors:

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The historical financial statements included herein are the financial statements of HighPeak I for 2017, 2018 and from January 1, 2019 to September 30, 2019 and the financial statements of HPK LP for the period from August 28, 2019 (Inception) through December 31, 2019 and for the six months ended June 30, 2020, as the Predecessors for financial reporting purposes, on a stand-alone basis, and as such, do not include financial information regarding the HighPeak II assets for all periods;

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As a corporation, under the Code, HighPeak Energy is subject to federal income taxes at a statutory rate of 21% of pretax earnings. This is a significant change from HighPeak I’s and HPK LP’s historical results since they were not subject to federal income taxes as pass-through entities;

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The Target Assets will incur certain additional general and administrative expenses related to being owned by HighPeak Energy, a publicly traded company, that were not previously incurred in HPK LP’s cost structure, including, but not limited to, Exchange Act reporting expenses; expenses associated with Sarbanes Oxley compliance; expenses associated with being listed on a national securities exchange; incremental independent auditor fees; incremental legal fees; investor relations expenses; registrar and transfer agent fees; incremental director and officer liability insurance costs; and independent director compensation;

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HighPeak I and HPK LP have completed acquisitions during the periods presented, including primarily the acquisition of undeveloped acreage for approximately $2.7 million, $6.3 million and $40.2 million during the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018, respectively, and to a lesser extent producing properties and proved undeveloped reserves of approximately $585,000, $4.6 million and $881,000 during the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018, respectively; and

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During the six months ended June 30, 2020, HPK LP experienced a charge to expense of $76.5 million related to the termination of the Grenadier Contribution Agreement (as defined in the Proxy Statement/Prospectus).

As a result of the factors listed above, the historical results of operations from period-to-period may not be comparable or indicative of future results.

The table below summarizes the results of operations for the six months ended June 30, 2020 as compared to June 30, 2019.

	HPK LP Three Months Ended June 30, 2020	HighPeak I Three Months Ended June 30, 2019	$ Change	% Change
Operating Revenues:
Crude oil sales	$938	$1,364	$(426)	(31)%
Natural gas and NGL sales	6	13	(7)	(54)%
Total operating revenues	944	1,377	(433)	(31)%

Operating Expenses:
Lease operating	1,814	345	1,469	426%
Production and other taxes	94	113	(19)	(17)%
Exploration and abandonments	1	544	(543)	(100)%
Depreciation - other property and equipment	48	—	48	100%
Depletion - oil and gas properties	1,687	931	756	81%
Accretion of asset retirement obligation	35	14	21	150%
General and administrative	1,412	841	571	68%
Total operating expenses	5,091	2,788	2,303	83%

Net loss	$(4,147)	$(1,411)	$(2,736)	194%

Sales volumes:
Oil (MBbls)	60	24	36	150%
NGLs (MBbls)	5	—	5	100%
Natural gas (MMcf)	25	22	3	14%
Total (MBoe)	69	28	41	146%

Average sales price:
Oil (per Bbl)	$15.61	$56.27	$(40.66)	(72)%
NGLs (per Bbl)	4.55	n/a	4.55	100%
Natural gas (per Mcf)	(0.59)	0.58	(1.17)	(202)%
Total (per Boe)	$13.68	$49.21	$(35.53)	(72)%

Average daily sales volumes:
Oil (Bbls/d)	660	266	394	148%
NGL (Bbls/d)	52	—	52	100%
Natural gas (Mcf/d)	280	246	34	14%
Total (Boe/d)	758	307	451	147%

Three Months Ended June 30, 2020 Compared to Three Months Ended June 30, 2019

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Total revenues were $944,000 for the three months ended June 30, 2020 compared to $1.4 million for the three months ended June 30, 2019, a decrease of $433,000 (approximately 31%). For the three months ended June 30, 2020, production increased 69 MBoe (approximately 146%) as compared to the prior year, primarily due to newly completed horizontal wells which HPK LP and/or HighPeak I held a working interest in addition to adding the production from HighPeak II effective October 1, 2019. However, this increase was curtailed due to the Company shutting in the majority of its production in late April in response to the significant downturn in crude oil prices beginning in March 2020. During the three months ended June 30, 2020, HPK LP and HighPeak I held interests in and experienced sales volumes from approximately six (6) gross horizontal wells. During the three months ended June 30, 2019, HighPeak I held interests and experienced sales volumes from one (1) gross horizontal well.  More than offsetting the production increase was an overall decrease in the average sales price for oil of approximately 72% and a decrease in the much less significant average sales price for natural gas and NGLs for an overall decrease in sales price per Boe of approximately 72%.

●

LOE totaled $1.8 million and $345,000 for the three months ended June 30, 2020 and 2019, respectively. The increase in LOE was primarily due to an increase in the average number of gross horizontal wells discussed above plus the added expenses from the HighPeak II properties that were added effective October 1, 2019. On a per-Boe basis, LOE was $26.29 and $12.32 for the three months ended June 30, 2020 and 2019, respectively, an increase of $13.97 (113%). In addition, there were costs associated with shutting the wells in that are included in LOE for the three months ended June 30, 2020. However, the recently completed horizontal wells have a much higher production rate, with much less incremental LOE and thus we would anticipate this LOE per Boe to continue to decrease as we put wells back on production subsequent to quarter end and add more horizontal wells to production in the future.

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Production and other taxes were $94,000 and $113,000 for the three months ended June 30, 2020 and 2019, respectively. The 17% decrease in production taxes is primarily attributable to lower sales revenues achieved during the three months ended June 30, 2020 as the overall percentage of total revenues was 10.0% versus 8.2% for the three months ended June 30, 2020 as compared to June 30, 2019. The reason for the increase in rate is due to higher ad valorem taxes on the recently completed horizontal wells. The higher production from the horizontal wells is also the reason for the decrease in production and other taxes on a per-Boe basis of $1.36 compared to $4.03 for the three months ended June 30, 2020 and June 30, 2019, respectively.

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Exploration and abandonment expenses were $1,000 and $544,000 for the three months ended June 30, 2020 and 2019, respectively. The decrease in exploration and abandonment expense is primarily attributable to a seismic shoot that we commissioned in the area of our leasehold interests that was performed in 2019 that we acquired a license to.

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Depletion expense for the three months ended June 30, 2020 was $1.7 million compared to $931,000 for the three months ended June 30, 2019. The increase was primarily due to higher production from an increase in the average horizontal well count offset by shutting production in as discussed above, partially offset by a decrease in the depletion rate as we are adding proved reserves at a lower finding and development cost than the previous depletion rate which lowers the overall rate going forward.

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General and administrative expenses were $1.4 million for the three months ended June 30, 2020, an increase of $571,000 (approximately 68%) compared to the three months ended June 30, 2019. The increase in general and administrative expenses was predominantly attributable to an increase in operational activity with the significant acquisitions and ramping up to a two (2) rig drilling program during the second half of 2019 and into 2020, including increased employee headcount and compensation, contract labor and professional fees. This increase was partially offset by a decrease related to a layoff of approximately 25% of the Company’s workforce in May 2020 as a result of the significant decrease in oil prices and the reduction in salaries of the remaining personnel of 10% to 40% depending on the salary levels of the employees.

The table below summarizes the results of operations for the six months ended June 30, 2020 as compared to June 30, 2019.

	HPK LP Six Months Ended June 30, 2020	HighPeak I Six Months Ended June 30, 2019	$ Change	% Change
Operating Revenues:
Crude oil sales	$5,462	$2,735	$2,727	100%
Natural gas and NGL sales	105	79	26	33%
Total operating revenues	5,567	2,814	2,753	98%

Operating Expenses:
Lease operating	4,203	1,258	2,945	234%
Production and other taxes	402	181	221	122%
Exploration and abandonments	4	2,658	(2,654)	(100)%
Depreciation - other property and equipment	95	—	95	100%
Depletion - oil and gas properties	4,996	1,835	3,161	172%
Accretion of asset retirement obligation	69	24	45	188%
General and administrative	4,273	1,682	2,591	154%
Total operating expenses	14,042	7,638	6,404	76%

Loss from operations	(8,475)	(4,824)	(3,651)	27%

Other income (expense):
Deal termination and other expense	(76,503)	—	(76,503)	100%

Net loss	$(84,978)	$(4,824)	$(80,154)	1,662%

Sales volumes:
Oil (MBbls)	171	53	118	283%
NGLs (MBbls)	17	—	17	100%
Natural gas (MMcf)	66	41	25	116%
Total (MBoe)	199	60	139	306%

Average sales price:
Oil (per Bbl)	$31.93	$51.78	$(19.85)	(15)%
NGLs (per Bbl)	10.13	n/a	10.13	100%
Natural gas (per Mcf)	(0.99)	1.92	(2.91)	(98)%
Total (per Boe)	$27.99	$47.16	$(19.17)	(22)%

Average daily sales volumes:
Oil (Bbls/d)	940	292	648	222%
NGL (Bbls/d)	93	—	93	100%
Natural gas (Mcf/d)	363	227	136	60%
Total (Boe/d)	1,093	330	763	231%

Six Months Ended June 30, 2020 Compared to Six Months Ended June 30, 2019

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Total revenues were $5.6 million for the six months ended June 30, 2020 compared to $2.8 million for the six months ended June 30, 2019, an increase of $2.8 million (approximately 98%). For the six months ended June 30, 2020, production increased 139 MBoe (approximately 306%) as compared to the prior year, primarily due to newly completed horizontal wells which HPK LP and/or HighPeak I held a working interest in addition to adding the production from HighPeak II effective October 1, 2019. However, this increase was curtailed due to the Company shutting in the majority of its production in late April in response to the significant downturn in crude oil prices beginning in March 2020. During the six months ended June 30, 2020, HPK LP and HighPeak I held interests in and experienced sales volumes from approximately six (6) gross horizontal wells. During the three months ended June 30, 2019, HighPeak I held interests and experienced sales volumes from one (1) gross horizontal well. Partially offsetting the production increase was an overall decrease in the average sales price for oil of approximately 15% and a decrease in the much less significant average sales price for natural gas and NGLs for an overall decrease in sales price per Boe of approximately 22%.

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LOE totaled $4.2 million and $1.3 million for the six months ended June 30, 2020 and 2019, respectively. The increase in LOE was primarily due to an increase in the average number of gross horizontal wells discussed above plus the added expenses from the HighPeak II properties that were added effective October 1, 2019. On a per-Boe basis, LOE was $21.12 and $20.97 for the six months ended June 30, 2020 and 2019, respectively, remaining relatively flat. In addition, there were costs associated with shutting the wells in that are included in LOE for the six months ended June 30, 2020. The recently completed horizontal wells have a much higher production rate, with much less incremental LOE and thus we would anticipate this LOE per Boe to continue to decrease as we put wells back on production subsequent to quarter end and add more horizontal wells to production in the future.

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Production and other taxes were $402,000 and $181,000 for the six months ended June 30, 2020 and 2019, respectively. The 122% increase in production taxes is primarily attributable to higher sales revenues achieved during the six months ended June 30, 2020 as the overall percentage of total revenues was 7.2% versus 6.4% for the three months ended June 30, 2020 as compared to June 30, 2019. The reason for the increase in rate is due to higher ad valorem taxes on the recently completed horizontal wells. The higher production from the horizontal wells is the reason for the decrease in production and other taxes on a per-Boe basis of $2.02 compared to $3.02 for the six months ended June 30, 2020 and June 30, 2019, respectively.

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Exploration and abandonment expenses were $4,000 and $2.7 million for the six months ended June 30, 2020 and 2019, respectively. The increase in exploration and abandonment expense is primarily attributable to a seismic shoot that we commissioned in the area of our leasehold interests that was performed in 2019 that we acquired a license to.

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Depletion expense for the six months ended June 30, 2020 was $5.0 million compared to $1.8 million for the six months ended June 30, 2019. The increase was primarily due to higher production from an increase in the average horizontal well count discussed above, partially offset by the decrease in production related to shutting in production at the end of April and a decrease in the depletion rate as we are adding proved reserves at a lower finding and development cost than the previous depletion rate which lowers the overall rate going forward.

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General and administrative expenses were $4.3 million for the six months ended June 30, 2020, an increase of $2.6 million (approximately 154%) compared to the six months ended June 30, 2019. The increase in general and administrative expenses was predominantly attributable to an increase in operational activity with the significant acquisitions and ramping up to a two (2) rig drilling program during the second half of 2019 and into 2020, including increased employee headcount and compensation, contract labor and professional fees. This increase was partially offset by a decrease related to a layoff of approximately 25% of the company’s workforce in May 2020 as a result of the significant decrease in oil prices and the reduction in salaries of the remaining personnel of 10% to 40% depending on the salary levels of the employees.

●

Deal termination and other expenses increased $76.5 million from the six months ended June 30, 2020 compared to the prior year. During the six months ended June 30, 2020, HPK LP charged to expense the $61.5 million nonrefundable deposit and the $15.0 million extension payment that we paid to Grenadier (as defined in the Proxy Statement/Prospectus) as part of the Grenadier acquisition that was terminated in April 2020.

The table below summarizes the results of operations and period-to-period comparisons for the periods indicated.

	HPK LP Period From August 28, 2019 (Inception) Through December 31, 2019 (1)	HighPeak I Year Ended December 31, 2019 (1)	HighPeak I Year Ended December 31, 2018	HighPeak I Year Ended December 31, 2017 (2)
	(in thousands)
Operating Revenues:
Crude oil sales	$3,695	$4,154	$1,299	$5
Natural gas and NGL sales	163	103	93	—
Total operating revenues	3,858	4,257	1,392	5

Operating Expenses:
Lease operating	1,578	1,794	936	2
Production and other taxes	188	261	69	1
Exploration and abandonments	33	2,817	695	—
Depreciation, depletion and amortization	1,612	2,657	886	2
Accretion of asset retirement obligation	34	38	25	—
General and administrative	6,159	2,523	4,769	1,680
Total operating expenses	9,604	10,090	7,380	1,685

Net loss	$(5,746)	$(5,833)	$(5,988)	$(1,680)

Sales Volumes:
Oil (MBbls)	66	79	25	0
Natural gas (MMcf)	80	59	34	0
Total (MBoe)	79	89	31	0

Average sales price:
Oil (per Bbl)	$55.92	$52.33	$51.47	$55.00
Natural gas (per Mcf)	2.04	1.75	2.77	—
Total (per Boe)	$48.60	$47.71	$45.13	$55.00

Average daily sales volumes:
Oil (Bbls/d)	718	291	69	0
Natural gas (Mcf/d)	868	216	92	0
Total (Boe/d)	863	327	85	0

(1) HighPeak I and HighPeak II contributed their subsidiaries which owned and operated substantially all of their oil and gas assets to HPK LP effective October 1, 2019. Therefore, the period from August 28, 2019 (Inception) through the year ended December 31, 2019 results are shown for HPK LP, and for the years ended December 31, 2019, 2018 and 2017 results include information from HighPeak I only.

(2) HighPeak I acquired producing properties late in 2017 and thus only reported 89 barrels of oil of production. Therefore, zero production volumes are shown in the above table as they are rounded to MBbls and MBoe and average production volumes calculate to less than one per day.

HPK LP Period from August 28, 2019 (Inception) through December 31, 2019 and HighPeak I Year Ended December 31, 2019 Compared to HighPeak I Year Ended December 31, 2018

●

Total revenues for the HPK LP period from August 28, 2019 (Inception) through December 31, 2019  combined with the HighPeak I year ended December 31, 2019 (collectively, the “Combined 2019 Period”) represented an increase of $6.7 million (approximately 479%) compared to $1.4 million for the year ended December 31, 2018. The Combined 2019 Period represented an increase of 138 MBoe (approximately 445%) as compared to the prior year, primarily due to newly completed horizontal wells which HPK LP and/or HighPeak I held a working interest in addition to adding the production from HighPeak II effective October 1, 2019. During the Combined 2019 Period, HPK LP and HighPeak I held interests in and experienced sales volumes from approximately four (4) gross horizontal wells, one of which for the entire year, one of which for approximately five months and two of which produced only the last month of the year. During the year ended December 31, 2018, HighPeak I held interests and experienced sales volumes from one (1) gross horizontal well for approximately two and a half months. This equates to an approximate increase of approximately 1.4 average gross horizontal wells (760%). In addition to the production increase was an overall increase in the average sales price for oil of approximately 5% partially offset by a decrease in the much less significant average sales price for natural gas and NGL of approximately 31%.

●

LOE, including cost of workovers, for the Combined 2019 Period represented an increase of $2.4 million compared to $936,000 for the year ended December 31, 2018. The increase in LOE was primarily due to an increase in the average number of gross horizontal wells discussed above. On a per-Boe basis, LOE decreased by $10.26 (approximately 34%) for the Combined 2019 Period compared to $30.19 for the year ended December 31, 2018. There were also costs associated with shutting in the wells included in LOE during the three months ended June 30, 2020. The recently completed horizontal wells have a much higher production rate, with much less incremental LOE and thus we would anticipate this LOE per Boe to continue to decrease as we add more horizontal wells to production in the future.

●

Production and other taxes for the Combined 2019 Period represented an increase of $380,000 (approximately 651%) compared to $69,000 for the year ended December 31, 2018. The 651% increase in production taxes is primarily attributable to higher sales revenues achieved during the Combined 2019 Period as the overall percentage of total revenues increased 0.5% for the Combined 2019 Period as compared to 5.0% during the year ended December 31, 2018. The reason for the increase in rate is due to higher ad valorem taxes on the recently completed horizontal well in late 2018. This is also the reason for the increase in production and other taxes on a per-Boe basis of $0.43 for the Combined 2019 Period compared to $2.23 for the year ended December 31, 2018.

●

Exploration and abandonment expenses for the Combined 2019 Period represented an increase of $2.2 million compared to $695,000 for the year ended December 31, 2018. The increase in exploration and abandonment expense is primarily attributable to a seismic shoot that we commissioned in the area of our leasehold interests that was performed in 2019 that we acquired a license to.

●

Depletion expense for the Combined 2019 Period represented an increase of $3.3 million compared to $886,000 for the year ended December 31, 2018. The increase was primarily due to higher production from an increase in the average horizontal well count discussed above, partially offset by a decrease in the depletion rate as we are adding proved reserves at a lower finding and development cost than the previous depletion rate which lowers the overall rate going forward.

●

General and administrative expenses for the Combined 2019 Period represented an increase of $3.9 million (approximately 82%) compared to the year ended December 31, 2018. The increase in general and administrative expenses was predominantly attributable to an increase in operational activity with the significant acquisitions and ramping up to a two rig drilling program during the second half of 2019, including increased employee headcount and compensation, contract labor and professional fees.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

●

Total revenues were $1.4 million for the year ended December 31, 2018 compared to $5,000 for the year ended December 31, 2017, an increase of $1.4 million. For the year ended December 31, 2017, the Partnership had just completed an acquisition that included some producing properties and thus volumes and revenues were minimal for 2017.  For the year ended December 31, 2018, production averaged approximately 85 Boe per day or 31 MBoe, primarily as a result of our first newly completed horizontal well which HighPeak I held a working interest.

●

LOE, including cost of workovers, totaled $936,000 and $2,000 for the years ended December 31, 2018 and 2017, respectively. The increase in LOE was primarily due to the fact that 2017 had no activity other than the producing wells acquired at the end of 2017.

●

Production and other taxes were $69,000 and $1,000 for the years ended December 31, 2018 and 2017, respectively.  Similar to revenues and LOE, 2017 had very little activity and thus the comparison to 2018 is not meaningful.  The 2018 production and other taxes as a percent of revenues is 5% which is in line with the statutory rates in the State of Texas.

●

Depletion expense for the year ended December 31, 2018 was $886,000 compared to $2,000 for the year ended December 31, 2017. The increase was primarily due to the aforementioned higher production volumes from the recently completed first horizontal well in 2018 compared to very little production in 2017 due to adding producing wells at the end of 2017 via an acquisition.

●

General and administrative expenses were $4.8 million for the year ended December 31, 2018, an increase of $3.1 million (approximately 183%) compared to the year ended December 31, 2017. The increase in general and administrative expenses was primarily attributable to an increase in operational activity, including increased employee compensation, contract labor and professional fees.

Liquidity and Capital Resources

HighPeak Energy’s development plan require it to make significant operating and capital expenditures. HPK LP’s historic primary use of capital has been the acquisition, exploration and development of oil, natural gas and NGL properties and facilities. As HighPeak Energy pursues reserve and production growth, we plan to monitor which capital resources, including equity and debt financings, are available to meet future financial obligations, planned capital expenditure activities and liquidity requirements. Historically, HPK LP’s primary sources of liquidity were capital contributions from their owners and cash generated by operations.

HighPeak Energy’s success in growing proved reserves and production will be highly dependent on the capital resources available to HighPeak Energy. HighPeak I’s and HPK LP’s combined capital expenditures for the years ended December 31, 2019 and 2018 were approximately $70.3 million and $50.0 million, respectively.

HighPeak Energy intends to fund 2020 capital expenditures and cash requirements, including normal cash operating needs and commitments and contingencies through December 31, 2020, with capital raised in the Closing of the Business Combination, operating cash flow, cash on hand and potentially a Debt Facility which HighPeak Energy intends to pursue to enhance its liquidity. However, to the extent that HighPeak Energy considers market conditions favorable, they may access the capital markets to raise capital from time to time to fund acquisitions and for general working capital purposes. Future cash flows are subject to a number of variables, including the level of oil and natural gas production and the prices HighPeak Energy receives for its oil and natural gas production, and significant additional capital expenditures will be required to more fully develop the Target Assets and acquire additional properties. HighPeak Energy cannot assure you that any other needed capital will be available on acceptable terms, or at all.

Capital Expenditure Budget

HighPeak Energy expects to fund its capital expenditures with capital raised during the Closing of the Business Combination, cash generated by operations, cash on hand and borrowings under a potential debt facility. The amount, timing and allocation of capital expenditures is largely discretionary and within the control of HighPeak Energy, and HighPeak Energy’s 2020 capital budget may be adjusted as business conditions warrant. Please see “Risk Factors—Risks Related to the Target Assets—HighPeak Energy’s development projects and acquisitions will require substantial capital expenditures. HighPeak Energy may be unable to obtain required capital or financing on satisfactory terms, which could lead to a decline in its ability to access or grow production and reserves.” Commodity prices declined significantly since February 2016 and have remained low in 2020. If oil or natural gas prices remain at current levels or decline further, or costs increase, HighPeak Energy could choose to defer a significant portion of its budgeted capital expenditures until later periods to achieve the desired balance between sources and uses of liquidity and to prioritize capital projects that it believes will have the highest expected rates of return and potential to generate near-term cash flow. HighPeak Energy routinely monitors and adjusts capital expenditures in response to changes in commodity prices, availability of financing, drilling and acquisition costs, industry conditions, the timing of regulatory approvals, the availability of rigs, success or lack of success in drilling activities, contractual obligations, internally generated cash flow and other factors both within and outside the control of HighPeak Energy. Any reduction in the Target Assets’ capital expenditure budget could have the effect of delaying or limiting its development program, which would negatively impact its ability to grow production and could materially and adversely affect its future business, financial condition, results of operations or liquidity.

HighPeak Energy plans to evaluate its oil pricing risk and may enter into hedging arrangements to reduce the impact of commodity price volatility on cash flow from operations. Please see “—Derivative Instruments.” HighPeak Energy similarly intends to evaluate its risk to its cash flow due to fluctuating oil prices and may enter into hedging arrangements to protect its capital expenditure budget and to protect a potential Debt Facility borrowing base. There were no open commodity contracts at December 31, 2019 or at Closing.

 Debt Facility; Proposed Revolving Credit Agreement

On July 16, 2020, HPK LP entered into an engagement letter (the “Engagement Letter”) with Fifth Third Bank, National Association (“Fifth Third”) for a three and one-half year revolving credit agreement (the “Proposed Revolving Credit Agreement”) to govern the Debt Facility. The Engagement Letter provides that Fifth Third will use its best efforts to arrange financing commitments for the Proposed Revolving Credit Agreement. The Proposed Revolving Credit Agreement is currently uncommitted and in syndication. The terms of the Proposed Revolving Credit Agreement described below reflect those in the term sheet attached to the Engagement Letter and remain subject to completion of syndication and definitive documentation for the Proposed Revolving Credit Agreement.

The Proposed Revolving Credit Agreement will be among HighPeak Energy, as borrower, Fifth Third, as administrative agent and a syndicate of lenders and will have a maturity of three and one-half years from the closing date of the Proposed Revolving Credit Agreement.

The Proposed Revolving Credit Agreement is expected to provide a borrowing capacity equal to the lesser of the maximum credit amount and the borrowing base. The borrowing base is scheduled to be redetermined semiannually each April 1 and October 1 of each calendar year, and is expected to be subject to additional adjustments from time to time, including for asset sales, elimination or reduction of hedge positions and incurrence of other debt.  Additionally, each of HighPeak Energy and the administrative agent may request one unscheduled redetermination of the borrowing base between each scheduled redetermination.  The amount of the borrowing base is determined by the lenders in their sole discretion and consistent with their oil and gas lending criteria at the time of the relevant redetermination. HighPeak Energy may also request the issuance of letters of credit under the Proposed Revolving Credit Agreement in an aggregate amount up to the greater of (i) $5.0 million and (ii) 5.0% of the borrowing base then in effect, which amount reduces the amount of available borrowings under the borrowing base in the amount of such issued and outstanding letters of credit. The amount HighPeak Energy is able to borrow under the Proposed Revolving Credit Agreement will be subject to compliance with the financial covenants, satisfaction of various conditions precedent to borrowing and other provisions of the Proposed Revolving Credit Agreement.

Borrowings under the Proposed Revolving Credit Agreement are expected to be able to be made in Eurodollars or at the alternate base rate. The Company will be able to repay any amounts borrowed prior to the maturity date without any premium or penalty other than customary LIBOR breakage costs.

The Proposed Revolving Credit Agreement is expected to be guaranteed by HighPeak Energy and its restricted subsidiaries and will be secured by a first lien security interest in substantially all assets of HighPeak Energy and its restricted subsidiaries.

The Proposed Revolving Credit Agreement is expected to contain certain financial covenants, including the maintenance of the following financial ratios:

●

a maximum ratio of total debt to EBITDAX (to be calculated on a building annualized basis for the first four full fiscal quarters after Closing) of not more than 3.0 to 1.0 as of the last day of any fiscal quarter (commencing with the first full quarter ending after the closing date); and

●

a minimum current ratio (based on the ratio of current assets to current liabilities) of not less than 1.0 to 1.0 as of the last day of any fiscal quarter (commencing with the first full quarter ending after the closing date), provided that unused availability under the Proposed Revolving Credit Agreement credited to current assets may be limited.

HighPeak Energy will have limited equity cure rights for a breach of the above-listed financial covenants. Additionally, the Proposed Revolving Credit Agreement will contain additional restrictive covenants that limit the ability of HighPeak Energy and its restricted subsidiaries to, among other things, incur additional indebtedness, incur additional liens, make investments and loans, enter into mergers and acquisitions, make or declare dividends and other payments, enter into certain hedging transactions, sell assets and engage in transactions with affiliates. In addition, the Proposed Revolving Credit Agreement will be subject to customary events of default, including a change in control. If an event of default occurs and is continuing, the administrative agent or the majority may accelerate any amounts outstanding and terminate lender commitments.

Cash Flows from Operating, Investing and Financing Activities

The following table summarizes HPK LP and HighPeak I’s cash flows from operating, investing and financing activities for the periods indicated. In addition to the following discussion, information regarding the individual components of these cash flow amounts are included in HPK LP’s and HighPeak I’s financial statements included elsewhere in this Current Report on Form 8-K.

	HPK LP Six Months Ended June 30, 2020	HighPeak I Six Months Ended June 30, 2019	HPK LP Period From August 28, 2019 (Inception) Through December 31, 2019 (1)	HighPeak I Year Ended December 31, 2019 (1)	HighPeak I Year Ended December 31, 2018	HighPeak I Year Ended December 31, 2017
Cash Flow Data:
Net cash provided by (used in) operating activities	$(4,812)	$1,528	$(2,500)	$1,728	$(4,672)	$(3,781)
Net cash used in investing activities	$(65,619)	$(13,559)	$(32,870)	$(26,360)	$(54,655)	$(27,723)
Net cash provided by financing activities	$54,000	$13,447	$58,081	$23,738	$58,799	$32,926

(1)

HighPeak I and HighPeak II contributed their subsidiaries which owned and operated substantially all of their oil and gas assets to HPK LP effective October 1, 2019. Therefore, for the three months ended March 31, 2020, and the period from August 28, 2019 through the year ended December 31, 2019, results are shown for HPK LP, and for the three months ended March 31, 2019 and the years ended December 31, 2019, 2018 and 2017 results include information from HighPeak I only.

Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

Operating Activities. Net cash used in operating activities was $4.8 million and net cash provided by operations was $1.5 million for the six months ended June 30, 2020 and 2019, respectively.

Investing Activities. Net cash used in investing activities was $65.6 million and $13.6 million for the three months ended June 30, 2020 and 2019, respectively.

Financing Activities. Net cash provided by financing activities was $54.0 million and $13.4 million for the six months ended June 30, 2020 and 2019, respectively.

HPK LP Period from August 28, 2019 (Inception) through December 31, 2019 and HighPeak I Year Ended December 31, 2019 compared to the HighPeak I Year Ended December 31, 2018

Operating Activities. Net cash provided by operating activities for the Combined 2019 Period decreased by $4.0 million (approximately 518%) compared to $4.7 million for the year ended December 31, 2018.

Investing Activities. Net cash used in investing activities for the Combined 2019 Period increased by $4.5 million (approximately 8.2%) compared to $54.7 million for the year ended December 31, 2018.

Financing Activities. Net cash provided by financing activities for the Combined 2019 Period increased by $23.0 million (approximately 39.1%) compared to $58.8 million for the year ended December 31, 2018.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Operating Activities. Net cash used in operating activities was $4.7 million and $3.8 million for the years ended December 31, 2018 and 2017, respectively.

Investing Activities. Net cash used in investing activities was $54.7 million and $27.7 million for the years ended December 31, 2018 and 2017, respectively.

Financing Activities. Net cash provided by financing activities was $58.8 million and $32.9 million for the years ended December 31, 2018 and 2017, respectively.

Contractual Obligations

A summary of HPK LP’s contractual obligations as of December 31, 2019 is provided in the following table.

	Payment of Settlement by Period
	(amounts in thousands)
Contractual Obligation	Total	2020	2021	2022	2023	2024	Thereafter
Debt Facility (1)	$—	$—	$—	$—	$—	$—	$—
Drilling commitments (2)	1,296	1,296	—	—	—	—	—
Asset retirement Obligations	2,212	—	—	—	115	64	2,033
Total	$3,508	$1,296	$—	$—	$115	$64	$2,033

(1)

The Company intends to pursue a Debt Facility to enhance its liquidity. A Debt Facility was not in place as of December 31, 2019. For anticipated terms of the Proposed Revolving Credit Agreement that HighPeak Energy expects to govern the Debt Facility, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of the Predecessors—Liquidity and Capital Resources—Debt Facility; Proposed Revolving Credit Agreement.” Note, however, that the Proposed Revolving Credit Agreement is currently uncommitted and in syndication. The terms of the Proposed Revolving Credit Agreement described herein reflect those in the term sheet attached to the Engagement Letter relating to the Proposed Revolving Credit Agreement and remain subject to completion of syndication and definitive documentation for the Proposed Revolving Credit Agreement.

(2)

Amounts represent commitments under drilling agreements expected to benefit HPK LP at current rates. HPK LP has utilized $632,000 of the commitment and has $664,000 remaining as of March 31, 2020 that it intends to utilize once drilling activities are resumed later in 2020.

Off Balance Sheet Arrangements

As of June 30, 2020 and December 31, 2019, HPK LP had no off balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

Quantitative and qualitative disclosures about market risk of Pure prior to the Business Combination is included in the Proxy Statement/Prospectus in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pure—Quantitative and Qualitative Disclosure About Market Risk” beginning on page 164, which is incorporated herein by reference. Quantitative and qualitative disclosures about market risk of the Predecessors prior to the Business Combination is included in the Proxy Statement/Prospectus in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Predecessors—Quantitative and Qualitative Disclosures About Market Risk” beginning on page 199, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of HighPeak Energy common stock, as of August 21, 2020, after giving effect to the Closing, by:

●	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s current executive officers and directors; and

●	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within sixty (60) days, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of voting securities of the Company is based on 91,592,354 shares of HighPeak Energy common stock, issued and outstanding as of the Closing Date, after giving effect to the Closing and the Forward Purchases.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

	HighPeak Energy Post Business Combination
Name and Address of Beneficial Owners	Number of Shares	%
Jack Hightower (1)(2)(3)(4)	88,553,221	90.2
Rodney L. Woodard (5)(6)(7)	244,667	*
Steven W. Tholen (8)(9)	76,667	*
Larry C. Oldham	—	—
Keith A. Covington(10)	30,000	—
Michael L. Hollis (11)(12)(13)	454,251	*
Michael H. Gustin	—	—
Jay M. Chernosky	—	—
Sharon Fulgham	—	—
HighPeak Pure Acquisition, LLC	4,856,000	5.3
HighPeak Energy Partners, LP (14)	39,642,461	43.3
HighPeak Energy Partners II, LP (15)	36,740,593	40.1
HighPeak Energy III, LP (16)(17)	1,000,000	1.1
John Paul DeJoria Family Trust (18)(19)	11,000,000	12.0
HighPeak Energy Management, LLC (20)	356,000	*
All directors and executive officers of the Company following the Business Combination as a group (nine individuals)	89,358,806	90.3

*	Less than one percent.

(1)

Represents shares beneficially owned by (i) Pure’s Sponsor, of which this individual is a manager, (ii) HPEP I, of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP I’s general partner, (iii) HPEP II, of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP II’s general partner, (iv) HighPeak III, of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HighPeak III’s general partner and (v) HighPeak Energy Management, LLC, of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all managers of HighPeak Energy Management, LLC, and, therefore, may be deemed to have voting and dispositive power over shares held by such entities. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2)

Includes (i) 2,336 shares of HighPeak Energy common stock and (ii) 2,336 HighPeak Energy warrants to purchase shares of HighPeak Energy common stock, exercisable within sixty (60) days of the date hereof, beneficially owned by Mr. Hightower’s family member. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)	Includes 5,953,495 shares of HighPeak Energy common stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(4)

Includes 178,000 HighPeak Energy warrants to purchase shares of HighPeak Energy common stock, exercisable within sixty (60) days of the date hereof, beneficially owned by HighPeak Energy Management, LLC. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)	Includes 1,000 shares of HighPeak Energy common stock issuable upon the exercise of the HighPeak Energy warrants exercisable within sixty (60) days of the date hereof.

(6)

Includes (i) 13,000 shares of HighPeak Energy common stock and (ii) 13,000 HighPeak Energy warrants to purchase shares of HighPeak Energy common stock, exercisable within sixty (60) days of the date hereof, held through a personal investment vehicle. Mr. Woodard disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes 216,667 shares of HighPeak Energy common stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(8)	Includes 5,000 shares of HighPeak Energy common stock issuable upon the exercise of the HighPeak Energy warrants exercisable within sixty (60) days of the date hereof.

(9)	Includes 66,667 shares of HighPeak Energy common stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(10)

Includes (i) 15,000 shares of HighPeak Energy common stock and (ii) 15,000 HighPeak Energy warrants to purchase shares of HighPeak Energy common stock, exercisable within sixty (60) days of the date hereof, beneficially owned through a family trust. Mr. Covington disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11)	Includes 20,382 shares of HighPeak Energy common stock issuable upon the exercise of the HighPeak Energy warrants exercisable within sixty (60) days of the date hereof.

(12)

Includes (i) 200 shares of HighPeak Energy common stock and (ii) 200 HighPeak Energy warrants to purchase shares of HighPeak Energy common stock, exercisable within sixty (60) days of the date hereof, beneficially owned by family members of Mr. Hollis. Mr. Hollis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13)	Includes 416,667 shares of HighPeak Energy common stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(14)

The general partner of HighPeak I is HighPeak Energy GP, LLC, which is a wholly owned subsidiary of HPEP I. The general partner of HPEP I is HighPeak Energy Partners GP, LP, whose general partner is HighPeak GP, LLC (“HP GP I”). Jack Hightower has the right to appoint all of the managers to the board of managers of HP GP I and is one of three managers of HP GP I. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP I at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP I. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(15)

The general partner of HighPeak II is HighPeak Energy GP II, LLC, which is a wholly owned subsidiary of HPEP II. The general partner of HPEP II is HighPeak Energy Partners GP II, LP, whose general partner is HighPeak GP II, LLC (“HP GP II”). Mr. Hightower has the right to appoint all of the managers of HP GP II. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP II at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP II. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(16)

The general partner of HighPeak III is HighPeak Energy GP III, LLC (“HP GP III”). Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP III at any given time, which will act by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HighPeak III. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of this pecuniary interest therein.

(17)	Includes 500,000 shares of HighPeak Energy common stock issuable upon the exercise of the HighPeak Energy warrants exercisable within sixty (60) days of the date hereof.

(18)

Represents 5,500,000 shares of HighPeak Energy common stock and 5,500,000 HighPeak Energy warrants owned by the John Paul DeJoria Family Trust at the Closing of the Business Combination. The address of the John Paul DeJoria Family Trust is 8911 N Capital of TX Hwy #3210, Austin, TX 78759.

(19)	Includes 5,500,000 shares of HighPeak Energy common stock issuable upon the exercise of the HighPeak Energy warrants exercisable within sixty (60) days of the date hereof.

(20)	The shares of HighPeak Energy common stock and HighPeak Energy warrants held by HighPeak Energy Management, LLC are irrevocably committed to be distributed to certain members of HighPeak Energy’s management, and are expected to be distributed no later than August 31, 2020.

Directors

As of the Closing Date, the Board consisted of Messrs. Jack Hightower, Michael L. Hollis, Michael H. Gustin, Larry C. Oldham, Jay M. Chernosky and Keith A. Covington and Mme. Sharon Fulgham. Pursuant to the Stockholders’ Agreement, the Principal Stockholder Group nominated Messrs. Jack Hightower, Michael L. Hollis and Michael H. Gustin and Mme. Sharon Fulgham to become directors of the Company at the Closing. The Principal Stockholder’s Group separately agreed with one of their limited partners, the John Paul DeJoria Family Trust, that in connection with its significant commitment under the Forward Purchase Agreement Amendment, as long as the Principal Stockholder’s Group has the right to nominate at least two (2) directors of the Company under the Stockholders’ Agreement to the Board, the John Paul DeJoria Family Trust will have the right to select one (1) of such director nominees, and Messr. Michael H. Gustin was selected to serve as the initial nominee.

After the Closing of the Business Combination, Pure’s Sponsor and its affiliates will collectively hold more than 50% of the voting power of the Company’s voting securities for the election of directors. As a result, the Company expects to be a controlled company within the meaning of the Nasdaq Listing Rule 5615 and Nasdaq corporate governance standards, and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that a majority of the Board consist of independent directors and that the Nominating and Corporate Governance Committee (as defined below) and Compensation Committee (as defined below) be composed entirely of independent directors. These requirements will not apply to the Company as long as it remains a controlled company.

Independence of Directors

Under the listing rules of the Nasdaq, the Company is required to have a majority of independent directors serving on the Board, at such time that the Company no longer is considered a controlled company within the meaning of the Nasdaq corporate governance standards. Notwithstanding, the Board has determined that Messrs. Larry C. Oldham, Keith A. Covington and Jay M. Chernosky and Mme. Sharon Fulgham are independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2).

Committees of the Board

Following the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee. The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

●	audits of the Company’s financial statements;

●	the integrity of the Company’s financial statements;

●	the Company’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures; and

●	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditor.

Under the Nasdaq listing standards and applicable SEC rules, the Company is required to have at least three members on the Audit Committee, all of whom must be independent. Following the Closing, the Audit Committee consists of Messrs. Larry C. Oldham, Keith A. Covington and Jay M. Chernosky, with Messr. Larry C. Oldham serving as the Chair. The Company believes that Messrs. Larry C. Oldham, Keith A. Covington and Jay M. Chernosky qualify as independent directors according to the rules and regulations of the SEC with respect to Audit Committee membership. The Company also believes that Mr. Larry C. Oldham qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Compensation Committee. The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

●	oversee the Company’s overall compensation philosophy that applies to all Company employees;

●	review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;

●

once required, review and discuss the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s proxy statement for its annual meeting of stockholders (“Annual Proxy Statement”) or Annual Report on Form 10-K, as applicable, and determine whether to recommend to the Board that the CD&A be included in the Annual Proxy or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations;

●

produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the Company’s Annual Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations;

●	otherwise discharge the Board’s responsibilities relating to the compensation of the Company’s executive officers and directors; and

●	perform such other functions as the Board may assign to the Compensation Committee from time to time.

Following the Closing, the Compensation Committee consists of Messrs. Jack Hightower, Michael L. Hollis, Keith A. Covington and Mme. Sharon Fulgham, with Mr. Jack Hightower serving as the Chair. The Company believes that Mr. Keith A. Covington and Ms. Sharon Fulgham qualify as independent directors according to the rules and regulations of the Nasdaq with respect to Compensation Committee membership.

Nominating and Corporate Governance Committee. The principal functions of the Company’s Nominating and Corporate Governance Committee are detailed in the Company’s Nominating and Corporate Governance Committee charter, which is available on the Company’s website, and include:

●	advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;

●

assist the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending director nominees to the Board for election at the annual meeting of stockholders or for appointment to fill vacancies on the Board;

●	advise the Board about the appropriate composition of the Board and its committees;

●	lead the Board in the annual performance evaluation of the Board and its committees, and of management;

●	direct all matters relating to the succession of the Company’s Chief Executive Officer; and

●	perform such other functions as the Board may assign to the Nominating and Corporate Governance Committee from time to time.

The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of the Company’s corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Following the Closing, the Nominating and Corporate Governance Committee consists of Messrs. Jack Hightower, Michael L. Hollis, Michael H. Gustin and Jay M. Chernosky, with Mr. Jack Hightower serving as the Chair. The Company believes that Messr. Jay M. Chernosky qualifies as an independent director according to the rules and regulations of the Nasdaq with respect to the Nominating and Corporate Governance Committee membership.

Executive Officers

As of the Closing, the following individuals were executive officers of the Company:

Name	Position
Jack Hightower	Chief Executive Officer
Michael L. Hollis	President
Steven W. Tholen	Chief Financial Officer
Rodney L. Woodard	Chief Operating Officer

Information with respect to Messrs. Jack Hightower, Michael L. Hollis, Steven W. Tholen and Rodney L. Woodard is set forth in the Proxy Statement/Prospectus in the section entitled “Management After the Business Combination” beginning on page 201, which is incorporated herein by reference.

Indemnification of Directors and Executive Officers

The Company’s Amended and Restated Certificate of Incorporation (the “A&R Charter”) which was filed with the Secretary of State of the State of Delaware on the Closing Date, provides that the Company’s directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, the A&R Charter provides that the Company’s directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duties as directors, unless they violated their duty of loyalty to the Company or to the Company’s stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Further, the Company’s Amended and Restated Bylaws (the “A&R Bylaws”) permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions regardless of whether Delaware law would permit indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgement in some circumstances and insures the Company against the Company’s obligations to indemnify the directors and officers.

These provisions may discourage stockholders from brining a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes these provisions, the insurance and the Indemnity Agreements are necessary to attract and retain talented and experienced directors and officers.

The description of the Indemnity Agreements under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Director and Executive Officer Compensation

Compensation of Executive Officers and Directors

The compensation of the Company’s named executive officers and directors following the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination—Post-Combination HighPeak Energy Director and Executive Officer Compensation—Executive Compensation” beginning on page 205, which is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Information about the Company’s relationships and related party transactions is set forth in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 221, which is incorporated herein by reference. In addition, in connection with an additional significant commitment under the Forward Purchase Agreement Amendment, one of the Forward Purchase Investors that is also a limited partner in each of HighPeak I and HighPeak II and a member of Pure’s Sponsor, entered into an agreement with HighPeak I, HighPeak II and HighPeak III pursuant to which Mr. Hightower and other members of the Company’s management team transferred certain of the incentive equity interests in Pure’s Sponsor to such Forward Purchase Investor, which may or may not in the future entitle him to shares of the Company.

In addition, the information set forth in “—Recent Sales of Unregistered Securities—Forward Purchases” is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of the Company is set forth in the Proxy Statement/Prospectus in the section entitled “Information About the Target Assets—Legal Proceedings” beginning on page 188, which is incorporated herein by reference.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Market Information and Holders

Historical market price information regarding the Company is not provided because, as of the date of this Current Report on Form 8-K, there has been no established public market for HighPeak Energy common stock or HighPeak Energy warrants for a full quarterly period or any interim period for which financial statements are included, or required to be included, in this Current Report on Form 8-K.

As of the date hereof, there are no outstanding options to purchase HighPeak Energy common stock, HighPeak Energy warrants or CVRs and no securities convertible into shares of HighPeak Energy common stock. The Company has reserved a total of 11,907,006 shares of HighPeak Energy common stock for issuance pursuant to the LTIP, subject to certain adjustments set forth in the LTIP.

As of the date hereof, there were approximately 48 holders of record of HighPeak Energy common stock and, 43 holders of record of HighPeak Energy warrants.

In connection with the Closing of the Business Combination, HighPeak Energy common stock and HighPeak Energy warrants are currently listed on the Nasdaq under the symbols “HPK” and “HPKEW,” respectively. Additionally, the Company has applied for listing of the CVRs on the Nasdaq and the OTC under the symbol “HPKER”.

Dividends

The Company has not paid any cash dividends on the HighPeak Energy common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Issuances Related to the Forward Purchases

Prior to the Closing, and subsequent to the Company’s entry into the Forward Purchase Agreement Amendment, an aggregate of 8,976,875 forward purchase units (with each forward purchase unit consisting of one share of HighPeak Energy common stock, one HighPeak Energy warrant (which one whole HighPeak Energy warrant is exercisable for HighPeak Energy common stock) and one CVR, for aggregate consideration of approximately $89.8 million in a private placement pursuant to the Assignment and Joinder agreements under and pursuant to the Forward Purchase Agreement Amendment, between such private purchasers and HPEP I. The proceeds from the Forward Purchases were used to fund a portion of the minimum equity consideration condition to Closing required to effect the Business Combination. The offering of the shares of HighPeak Energy common stock (and a corresponding number of HighPeak Energy warrants and CVRs) issued pursuant to these Forward Purchases was not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Issuances to the HPK Contributors as merger consideration pursuant to the Business Combination Agreement

As discussed in further detail above in this Item 2.01 of this Current Report on Form 8-K, pursuant to the Business Combination Agreement, immediately following the Merger, the Company issued to the HPK Contributors an aggregate of 76,383,054 shares of HighPeak Energy common stock, on the basis of $10.00 per share, as merger consideration in exchange for the HPK Contributors’ limited partner and general partner interests.

Description of the Company’s Securities

A description of the Company’s securities is included in the Proxy Statement/Prospectus in the section entitled “Description of HighPeak Energy Securities” beginning on page 206, which is incorporated herein by reference.

The A&R Charter (as defined herein) authorizes the issuance of 600,000,000 shares of HighPeak Energy common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the Closing Date, after giving effect to the Closing and the Forward Purchases, there were 91,592,354 shares of HighPeak Energy common stock outstanding, held by 48 holders of record, 10,538,188 HighPeak Energy warrants outstanding, held by 43 holders of record and 10,209,300 CVRs outstanding, held by 41 holders of record.

Financial Statements and Supplementary Data

The information set forth under Item 9.01(a) of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Recent Sales of Unregistered Securities” is incorporated in this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On August 21, 2020, in connection with the Closing of the Business Combination, the Company filed the A&R Charter with the Secretary of State of the State of Delaware and amended and restated the Company’s bylaws. The material terms of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the sections entitled “Comparison of Rights of Stockholders of Pure and HighPeak Energy” beginning on page 214, which is incorporated by reference herein.

The information set forth under “Item 2.01. Completion of Acquisition or Disposition of Assets—Warrant Agreement Amendment and Assignment” and “Item 2.01. Completion of Acquisition or Disposition of Assets—Contingent Value Rights Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing description of the A&R Charter and A&R Bylaws are a summary only and are qualified in its entirety by reference to the A&R Charter and A&R Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

To the extent required, the information set forth under “Introduction Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 2.01 Completion of Acquisition or Disposition of Assets—Directors,” “Item 2.01 Completion of Acquisition or Disposition of Assets—Executive Officers” and “Item 2.01 Completion of Acquisition or Disposition of Assets—Director and Executive Officer Compensation” of this Current Report on Form 8-K is incorporated herein by reference.

In addition, immediately following the Closing, HighPeak Energy amended the LTIP to reflect the changes in the Company’s capitalization resulting from the Business Combination. No other changes to the LTIP were made. In addition, the Board adopted the stock option agreement to be utilized to grant awards under the LTIP for both employees and non-employee members of the Board. The vesting terms and exercise periods associated with the stock options may vary among participants.

The foregoing description of the stock option agreement is a summary only and is qualified in its entirety by reference to the Form of Stock Option Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06.     Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Pure’s organizational documents, Pure ceased to be a shell company upon the Closing of the Business Combination. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 89, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired

The unaudited historical financial statements of HighPeak Energy, Inc. as of June 30, 2020 and December 31, 2019 and the six months ended June 30, 2020, filed as Exhibit 99.2 hereto are incorporated herein by reference.

The audited financial statements of HighPeak Energy, Inc. as of December 31, 2019 and for the year ended December 31, 2019, filed as Exhibit 99.3 hereto and are incorporated herein by reference.

The unaudited historical financial statements of Pure Acquisition Corp. as of June 30, 2020 and December 31, 2019 and for the three and six months ended June 30, 2020 and 2019, filed as Exhibit 99.4 hereto and are incorporated by reference.

The audited historical financial statements of Pure Acquisition Corp. as of December 31, 2019 and 2018 and the years then ended, filed as Exhibit 99.5 hereto and are incorporated by reference.

 The unaudited historical financial statements of HPK Energy, LP and HighPeak Energy, LP (Predecessors) as of June 30, 2020 and December 31, 2019 and the three and six months ended June 30, 2020 and 2019 filed as Exhibit 99.6 hereto are incorporated herein by reference.

The audited historical financial statements of HPK Energy, LP as of December 31, 2019 and the period from August 28, 2019 (Inception) to December 31, 2019 filed as Exhibit 99.7 hereto are incorporated herein by reference.

The audited historical financial statements of HighPeak Energy, LP as of December 31, 2019 and 2018 and the years ended December 31, 2019, 2018 and 2017 filed as Exhibit 99.8 hereto are incorporated herein by reference.

The audited historical financial statements of HighPeak Energy II, LP as of December 31, 2019 and 2018 and the year ended December 31, 2019 and the period from March 23, 2018 (Inception) to December 31, 2018 filed as Exhibit 99.9 hereto are incorporated herein by reference.

(b)     Pro Forma Financial Information

The unaudited pro forma condensed combined consolidated financial information of HighPeak Energy, Inc. for the six months ended June 30, 2020, the year ended December 31, 2019 and as of June 30, 2020, filed as Exhibit 99.1 hereto are incorporated herein by reference.

(d)     Exhibits

Exhibit No.	Description
2.1+

Business Combination Agreement, dated as of May 4, 2020, by and among Pure Acquisition Corp., HighPeak Energy, Inc., Pure Acquisition Merger Sub, Inc., HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP, HPK Energy, LLC, and, solely for limited purposes specified therein, HighPeak Energy Management, LLC (incorporated by reference to Annex A to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

2.2

First Amendment to Business Combination Agreement, dated as of June 12, 2020, by and among, Pure Acquisition Corp., HighPeak Energy, Inc., Pure Acquisition Merger Sub, Inc., HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP, HPK Energy, LLC and HighPeak Energy Management, LLC (incorporated by reference to Annex A-I to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

2.3

Second Amendment to Business Combination Agreement, dated as of July 1, 2020, by and among, Pure Acquisition Corp., HighPeak Energy, Inc., Pure Acquisition Merger Sub, Inc., HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP, HPK Energy, LLC and HighPeak Energy Management, LLC (incorporated by reference to Annex A-II to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

2.4

Third Amendment to Business Combination Agreement, dated as of July 24, 2020, by and among, Pure Acquisition Corp., HighPeak Energy, Inc., Pure Acquisition Merger Sub, Inc., HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP, HPK Energy, LLC and HighPeak Energy Management, LLC (incorporated by reference to Annex A-III to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

3.1*	Amended and Restated Certificate of Incorporation of HighPeak Energy, Inc.

3.2*	Amended and Restated Bylaws of HighPeak Energy, Inc.

4.1

Warrant Agreement, dated April 12, 2018, by and among Pure Acquisition Corp., its officers and directors and HighPeak Pure Acquisition, LLC (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

4.2*	Amendment and Assignment to Warrant Agreement, dated as of August 21, 2020, by and among Pure Acquisition Corp., Continental Stock Transfer & Trust Company and HighPeak Energy, Inc.

4.3*	Stockholders’ Agreement, dated as of August 21, 2020, by and among HighPeak Energy, Inc., HighPeak Pure Acquisition, LLC, HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and certain directors of Pure Acquisition Corp.

4.4*	Registration Rights Agreement, dated as of August 21, 2020, by and among HighPeak Energy, Inc., HighPeak Pure Acquisition, LLC, HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP and certain other security holders named therein.

10.1*

Contingent Value Rights Agreement, dated as of August 21, 2020, by and among HighPeak Energy, Inc., HighPeak Pure Acquisition, LLC, HighPeak Energy, LP, HighPeak Energy II, LP and Continental Stock Transfer & Trust Company, as rights agent.

10.2

Amended and Restated Forward Purchase Agreement, dated as July 24, 2020, by and among HighPeak Energy, Inc., the Purchasers therein, HighPeak Energy Partners, LP and, solely for the purposes specified therein, Pure Acquisition Corp (incorporated by reference to Annex A-I to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

10.3*	HighPeak Energy, Inc. Amended and Restated Long Term Incentive Plan.

10.4*	Form of Stock Option Agreement.

10.5*	Indemnity Agreement of Jack Hightower, dated August 21, 2020.

10.6*	Indemnity Agreement of Larry C. Oldham, dated August 21, 2020.

10.7*	Indemnity Agreement of Keith A. Covington, dated August 21, 2020.

10.8*	Indemnity Agreement of Michael H. Gustin, dated August 21, 2020.

10.9*	Indemnity Agreement of Michael L. Hollis, dated August 21, 2020.

10.10*	Indemnity Agreement of Jay M. Chernosky, dated August 21, 2020.

10.11*	Indemnity Agreement of Sharon Fulgham, dated August 21, 2020.

10.12*	Indemnity Agreement of Steven W. Tholen, dated August 21, 2020.

10.13*	Indemnity Agreement of Rodney L. Woodard, dated August 21, 2020.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for HighPeak Energy, Inc.

23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for Pure Acquisition Corp.

23.3*	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm for HPK Energy, LP.

23.4*	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm for HighPeak Energy, LP.

23.5*	Consent of Weaver and Tidwell, L.L.P., independent auditors for HighPeak Energy II, LP.

23.6*	Consent of Cawley, Gillespie & Associates, Inc.

99.1*	Unaudited Pro Forma Condensed Combined Consolidated Financial Information of HighPeak Energy, Inc. for the six months ended June 30, 2020, the year ended December 31, 2019 and as of June 30, 2020.

99.2*	Unaudited financial statements of HighPeak Energy, Inc. as of June 30, 2020 and December 31, 2019 and for the six months ended June 30, 2020, together with notes thereto.

99.3

Audited financial statements of HighPeak Energy, Inc. as of December 31, 2019 and for the year ended December 31, 2019 (incorporated by reference to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

99.4*	Unaudited financial statements of Pure Acquisition Corp. as of June 30, 2020 and December 31, 2019 and for the three and six months ended June 30, 2020 and 2019, together with notes thereto.

99.5

Audited financial statements of Pure Acquisition Corp. as of December 31, 2019 and 2018 and the years then ended, together with notes thereto (incorporated by reference to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

99.6*

Unaudited financial statements of HPK Energy, LP and HighPeak Energy, LP (Predecessors) as of June 30, 2020 and December 31, 2019 and the three and six months ended June 30, 2020 and 2019, together with notes thereto.

99.7

Audited financial statements of HPK Energy, LP as of December 31, 2019 and for the period from August 28, 2019 (Inception) to December 31, 2019, together with notes thereto (incorporated by reference to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

99.8

Audited financial statements of HighPeak Energy, LP as of December 31, 2019 and 2018 and the years ended December 31, 2019, 2018 and 2017, together with notes thereto (incorporated by reference to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

99.9

Audited financial statements of HighPeak Energy II, LP as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the period from March 23, 2018 (Inception) to December 31, 2018, together with notes thereto (incorporated by reference to the Company’s Registration Statement on Form S-4 and Form S-1 pursuant to Rule 424(b)(5) (File No. 333-235313) filed with the SEC on August 7, 2020).

99.10

Reserve Report of HPK LP as of December 31, 2019 (incorporated by reference to Annex J to the Company’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020).

99.11**	Press Release of HighPeak Energy, Inc., dated as of August 24, 2020.

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Pure agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

*	Filed herewith.
**	To be filed by Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: August 27, 2020

	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

Exhibit 3.1

FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HIGHPEAK ENERGY, INC.

Pursuant to Section 102 of the
Delaware General Corporation Law

HighPeak Energy, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.     The Corporation’s original Certificate of Incorporation (the “Original Certificate of Incorporation”) was filed in the office of the Secretary of State of the State of Delaware on October 29, 2019;

2.     This First Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) restates and amends the Original Certificate of Incorporation;

3.     This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”); and

4.     The text of the Original Certificate of Incorporation is hereby amended and restated to read, in full, as follows:

First: The name of the Corporation is HighPeak Energy, Inc.

Second: The registered office of the Corporation is to be located at c/o Capitol Services, Inc., 1675 South State St., Suite B, Kent County, Dover, Delaware 19901. The name of its registered agent at that address is Capitol Services, Inc.

Third: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Fourth: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 610,000,000 shares, consisting of (a) 600,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, par value of $0.0001 per share (“Preferred Stock”).

B.     Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided in this Article, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions.

C.     Common Stock.

(a)     The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate of Incorporation (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation.)

(b)     Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

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Fifth: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The initial term of office for the directors in Class A shall expire at the first Annual Meeting of Stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation; the initial term of office for the directors in Class B shall expire at the second Annual Meeting of Stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation; and the initial term of office for the directors in Class C shall expire at the third Annual Meeting of Stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation. At each Annual Meeting of Stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation, directors elected to succeed those directors whose terms expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Except as the DGCL may otherwise require and subject to the then-applicable terms of the Stockholders’ Agreement, among the Corporation and certain of its stockholders, dated as of August 21, 2020, as it may be amended, restated, supplemented and otherwise modified from time to time, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office or, if earlier, their respective death, resignation or removal and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office, or those filling vacancies resulting from an increase in the size of the Board of Directors, to Class A, Class B, or Class C, with such assignment to become effective, with respect to members of the Board of Directors already in office, as of the initial effectiveness of this Amended and Restated Certificate of Incorporation, and, with respect to members filling vacancies resulting from an increase in the size of the Board of Directors, upon such appointment or election, as applicable.

Sixth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.     Except as otherwise required by the DGCL or as provided in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B.     Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

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C.     The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, adopt, alter, amend, change, add to or repeal the bylaws of the Corporation.

D.     Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; provided, however, that prior to the first date on which the Sponsor Group (as defined herein) and their respective successors and Affiliates (as defined herein) cease collectively to have beneficial ownership (directly or indirectly) of more than 50% of the outstanding shares of Common Stock, any action required or permitted to be taken by the stockholders of the Corporation that is approved in advance by the Board may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The term “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Seventh: A.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.     The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Eighth: A.  Unless the Corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding as to which the DGCL confers jurisdiction upon the Court of Chancery, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders in such capacity, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Corporation’s bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

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B.     If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A immediately above (an “Foreign Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C.     If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any sentence of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

Ninth: A.  In recognition and anticipation that (i) certain directors, principals, and officers of HighPeak Energy Partners, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy Partners II, LP, HighPeak Energy Partners III, LP, HighPeak Warrant, LLC and their Affiliates (as defined below) (the “Sponsor Group”) may serve as directors or officers of the Corporation, (ii) the Sponsor Group and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article NINTH are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Sponsor Group, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

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B.     None of (i) any Sponsor Group member or any of its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty, in each case, by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in paragraph C of this Article NINTH. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, in each case, by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, or offers or directs such corporate opportunity to another Person.

C.     The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of paragraph B. of this Article NINTH shall not apply to any such corporate opportunity.

D.     In addition to and notwithstanding the foregoing provisions of this Article NINTH, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

E.     For purposes of this Article NINTH, (i) “Affiliate” shall mean (A) in respect of any member of the Sponsor Group, any Person that, directly or indirectly, is controlled by such member of the Sponsor Group, controls such member of the Sponsor Group or is under common control with such member of the Sponsor Group and shall include any principal, member, director, partner, shareholder, or officer, of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (B) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (C) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

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F.     To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

Tenth     : The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate of Incorporation and the DGCL; and, except as set forth in Article SEVENTH, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by an authorized officer this 21st day of August, 2020.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name:	Steven W. Tholen
Title:	Chief Financial Officer

[Signature Page of
First Amended and Restated Certificate of Incorporation]

Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

HIGHPEAK ENERGY, INC.

Article I
OFFICES

1.1     Registered Office. The registered office of HighPeak Energy, Inc. (the “Corporation”) in the State of Delaware shall be established and maintained at 1675 South State St., Suite B, Dover, Delaware 19901, County of Kent and Capitol Services, Inc. shall be the registered agent of the corporation in charge thereof.

1.2     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Article II
MEETINGS OF STOCKHOLDERS

2.1     Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

2.2     Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder who is a stockholder of record at the time the notice provided for in this Article II, Section 2.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article II, Section 2.2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed (i) the name and record address of the stockholder and beneficial owner and (ii) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder and beneficial owner as of the date of the notice (including, if such stockholder or beneficial owner is an entity, the ownership of each director, executive, managing member or control person of such entity), and a representation that the stockholder will notify the Corporation in writing not later than five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (c) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to propose such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 2.2 (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act). The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2.2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors. Any such written request of stockholders shall state the purpose or purposes of the proposed meeting.

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Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose(s) stated in the notice.

2.4     Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then the officer of the Company presiding over the meeting, or the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5     Organization. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the Board of Directors or the presiding officer may appoint any other person to act as secretary of any meeting.

2.6     Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present or represented by proxy and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him or her by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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2.7     Action of Shareholders Without Meeting.

(a)     Prior to the first date on which the Sponsor Group (as defined in the Certificate of Incorporation) and their respective successors and Affiliates (as defined in the Certificate of Incorporation) cease collectively to have beneficial ownership (directly or indirectly) of more than 50% of the outstanding shares of Common Stock (the “Trigger Date”), any action required or permitted to be taken by holders of Common Stock at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding Common Stock having (as of the record date for such consent(s) as determined in accordance with these Bylaws) not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)     On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

2.8     Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either (i) at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held or (ii) at the principal executive offices of the Corporation. The list shall be produced and kept at the time and place of election during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

2.9     Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Article II, Section 2.8 of this or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10     Adjournment. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the Corporation presiding over the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11     Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

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Article III
DIRECTORS

3.1     Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than three (3) nor more than ten (10). Subject to the then-applicable terms of the Stockholders’ Agreement, among the Corporation and certain of its stockholders, dated as of August 21, 2020, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Stockholders’ Agreement”), the exact number of directors shall be fixed from time to time, within the limits specified in this Article III, Section 3.1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

3.2     Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders at which his or her Class stands for election or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation and subject to the then-applicable terms of the Stockholders’ Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity.

3.3     Nominations. Subject to the then-applicable terms of the Stockholders’ Agreement, nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting (i) by or at the direction of the Board of Directors, (ii) by any committee or persons appointed by the Board of Directors for such purposes or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who is a stockholder of record at the time the notice provided for in this Article III, Section 3.3 is delivered to the Secretary of the Corporation, who complies with the notice procedures set forth in this Article III, Section 3.3. In addition to any other applicable requirements set forth in these Bylaws, for such nominations to be properly brought before an annual meeting by any stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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Any such stockholder’s notice to the Secretary of a nomination(s) for director shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (i) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and record address of the stockholder and beneficial owner and (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder and beneficial owner as of the date of the notice (including, if such stockholder or beneficial owner is an entity, the ownership of each director, executive, managing member or control person of such entity), and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, (c) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination, (d) any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner or control person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (e) any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting and (f) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the stock entitled to vote generally in the election of directors. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

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3.4     Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Unless otherwise determined by the Board, the first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5     Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6     Organization of Meetings. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

3.7     Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes of proceedings of the Board of Directors or committee.

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3.8     Removal of Directors by Stockholders. Subject to the then-applicable terms of the Stockholders’ Agreement, the entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. Notwithstanding the foregoing, if the Corporation’s board is classified, stockholders may effect such removal only for cause, subject to the applicable terms of the Stockholders’ Agreement. In case the Board of Directors or any one or more Directors is so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed. Notwithstanding the foregoing, in the event that a stockholder party to the Stockholders’ Agreement provides notice to the Corporation of the removal of a director designated by such stockholder pursuant to the terms of the Stockholders’ Agreement, the Corporation may take all necessary action to cause such removal, to the extent permitted by applicable law.

3.9     Resignations. Any Director may resign at any time by submitting his or her written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10     Committees. Subject to the then-applicable terms of the Stockholders’ Agreement, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11     Compensation. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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3.12     Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13     Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Article IV
OFFICERS

4.1     General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2     Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

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4.3     Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem necessary or advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4     Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5     President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

4.6     Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.7     Vice Presidents. At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

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4.8     Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.9     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.10     Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11     Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

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4.12     Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

4.13     Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.14     Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.15     Resignations. Any officer may resign at any time by submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.16     Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Article V
CAPITAL STOCK

5.1     Form of Certificates. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2     Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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5.3     Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4     Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or her or, if there be no such address, at his or her residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5     Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed:

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(a)     The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)     The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c)     The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6     Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Article VI
NOTICES

6.1     Form of Notice. Notices to Directors and stockholders other than notices to Directors of special meetings of the Board of Directors which may be given by any means stated in Article III, Section 3.4, shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telephone, facsimile, email in accordance with the General Corporation Law of the State of Delaware.

6.2     Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

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Article VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1     The Corporation shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2    The Corporation shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3     To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4    Any indemnification under Sections 7.1 or 7.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:

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(a)     By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b)     If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

7.5     Expenses (including attorneys’ fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

7.6    The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of this Article shall not be eliminated or impaired by an amendment to these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

7.7     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

7.8     For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation of its separate existence had continued.

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7.9    For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.10   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11   No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Article VIII
GENERAL PROVISIONS

8.1     Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2     Maintenance of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

8.3     Inspection by Directors. Any Director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.4     Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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8.5     Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.6     Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

8.7     Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the appropriate officers.

8.8     Amendments. The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws. So long as the Stockholders’ Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new Bylaw, that would be contrary to or inconsistent with the then-applicable terms of the Stockholders’ Agreement. Notwithstanding the foregoing, no amendment to the Stockholders’ Agreement (whether or not such amendment modifies any provision to the Stockholders’ Agreement to which these Bylaws are subject) shall be deemed an amendment of these Bylaws for purposes of this Section 8.8.

8.9     Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

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Exhibit 4.2

AMENDMENT AND ASSIGNMENT TO WARRANT AGREEMENT

This Amendment and Assignment (this “Amendment and Assignment”) is made as of August 21, 2020, but shall be effective as of the Effective Time (as defined herein), by and among Pure Acquisition Corp., a Delaware corporation (the “Company”), Continental Stock Transfer & Trust Company, a New York Corporation (the “Warrant Agent”), and HighPeak Energy, Inc., a Delaware corporation (“HighPeak Energy”), and constitutes an amendment to that certain Warrant Agreement, dated as of April 12, 2018 (the “Existing Warrant Agreement”), by and between the Company and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement without the consent of any Registered Holder;

WHEREAS, the Company, HighPeak Energy, and certain affiliates have entered into a Business Combination Agreement (as amended on June 12, 2020, July 1, 2020 and July 24, 2020 and as may be further amended from time to time, the “Business Combination Agreement”), (i) pursuant to which, among other things, upon the closing of the Company’s initial business combination (the “Business Combination Closing”) the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) will be converted into the right to receive, on a per share basis, (a) one share of Common Stock, par value $0.0001 per share (the “HighPeak Common Stock”) of HighPeak Energy (and cash in lieu of fractional shares, if any), (b) a cash amount equal to the amount, if any, by which the per-share redemption value of the Class A Common Stock at the Business Combination Closing exceeds $10.00 per share, (c) one contingent value right (subject to the terms of a Contingent Value Rights Agreement in substantially the form attached as Exhibit J to the Business Combination Agreement) and (d) one Warrant (having the terms of a Public Warrant), with each Warrant entitling the holder to purchase one share of HighPeak Common Stock at a price of $11.50 per share, subject to adjustment, and (i) which provided for, among other things, the execution by the Company and HighPeak Energy of an assignment in which the Company assigns to HighPeak Energy, and HighPeak Energy assumes, the rights and obligations of the Company under the Existing Warrant Agreement;

WHEREAS, HighPeak Energy has agreed to provide warrants to investors participating in a private issuance and sale of up to 15,000,000 units of securities, with each such unit including, among other things, one share of HighPeak Common Stock and one whole warrant to purchase HighPeak Common Stock, pursuant to the terms of an Amended & Restated Forward Purchase Agreement (the “Forward Purchase Agreement” and, the warrants issuable thereunder, the “Forward Purchase Warrants”), to be executed in substantially the form attached as Exhibit E to the Business Combination Agreement;

WHEREAS, the parties hereto desire to amend the Existing Warrant Agreement for the purpose of, among other things, (i) providing all holders of Warrants with the option to exercise such Warrants on a “cashless basis,” (ii) removing the Company’s option to redeem the Warrants and (iii) clarifying the applicability of Section 9.3 regarding the laws applicable to the Existing Warrant Agreement, this Amendment and Assignment and the Warrants; and

WHEREAS, the parties hereto have determined that such amendment is necessary and desirable and will not adversely affect the interest of the Registered Holders or require the consent of the Registered Holders.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend and assign the Existing Warrant Agreement as set forth herein.

1.     Amendment of Existing Warrant Agreement. The Existing Warrant Agreement shall, as of the Effective Time, be amended as follows, without any further action required by any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government or department or agency thereof or any other entity (a “Person”):

(a)     For the avoidance of doubt, except to the extent that the context otherwise requires, references in this Agreement (other than in the recitals hereto) to (a) the “Company,” (b) ”Common Stock,” (c) the “Forward Purchase Agreement,” (d) ”Forward Purchase Warrants,” (e) ”Forward Purchaser” and (f) ”Warrants” shall be references to, respectively, (u) HighPeak Energy, Inc., a Delaware corporation, (v) Common Stock, par value $0.0001 per share, of said HighPeak Energy, Inc., (w) that certain Amended & Restated Forward Purchase Agreement by and between said HighPeak Energy, Inc., and each party designated as a “Purchaser” thereunder, (x) warrants issued pursuant to said Amended & Restated Forward Purchase Agreement, (y) a Person who purchases warrants pursuant to said Amended & Restated Forward Purchase Agreement and (z) said warrants, together with the Private Placement Warrants and the Public Warrants. Notwithstanding anything to the contrary contained herein, Warrant Certificates may differ from the form thereof attached as Exhibit A hereto to reflect the foregoing and to otherwise be consistent with the provisions of this Agreement. In the event of any conflict between the provisions of this Agreement and any Warrant Certificate, the provisions of this Agreement shall control.

(b)     The first, second and fourth recitals of the Existing Warrant Agreement shall be amended and restated in their entirety as follows, respectively:

WHEREAS, on April 12, 2018, the Company entered into that certain Private Placement Warrants Purchase Agreement with HighPeak Pure Acquisition, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor will purchase an aggregate of 9,200,000 warrants (or up to 10,280,000 warrants if the Over-allotment Option (as defined below) in connection with the Offering (as defined below) is exercised in full) simultaneously with the closing of the Offering (and the closing of the Over-allotment Option, if applicable) bearing the legend set forth in Exhibit B hereto (together with any other warrants (other than Forward Purchase Warrants) issued by the Company in connection with the Company’s initial Business Combination (as defined below) that are not subject to an effective registration statement at the time of issuance, the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant; and

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WHEREAS, the Company is engaged in an initial public offering (the “Offering”) of units of the Company’s equity securities, each such unit comprised of one share of Common Stock (as defined below) and one-half of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, has determined to issue and deliver up to 18,000,000 warrants (including up to 2,700,000 warrants subject to the Over-allotment Option) to public investors in the Offering (together with any other warrants (other than Forward Purchase Warrants) issued by the Company in connection with the Company’s initial Business Combination that are subject to an effective registration statement at the time of issuance, the “Public Warrants”); and

WHEREAS, the Company has entered into an Amended & Restated Forward Purchase Agreement (the “Forward Purchase Agreement”), with HighPeak Energy, Inc., a Delaware corporation (“HighPeak Energy”), the purchasers thereunder that are party thereto from time to time (the “Forward Purchasers”) and HighPeak Energy Partners, LP, a Delaware limited partnership (“HighPeak”), pursuant to which the Forward Purchasers will purchase up to 15,000,000 units, each such unit consisting of one share of Common Stock, one CVR (as defined therein) and one warrant to purchase one share of Common Stock (the “Forward Purchase Warrants” and, together with the Private Placement Warrants and the Public Warrants, the “Warrants”) for $10.00 per unit in a private placement transaction to occur at or prior to the closing of the Company’s initial Business Combination. Each whole Warrant entitles the holder thereof to purchase one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), for $11.50 per share, subject to adjustment as described herein, including the adjustment that the Warrants will automatically represent the right to purchase shares of HighPeak Energy common stock, par value $0.0001 per share, in lieu of Common Stock, at the time of the initial Business Combination on the same terms and conditions set forth herein. The Forward Purchase Warrants will bear the legend set forth in Exhibit C hereto; and

(c)     Section 2.6.1 of the Existing Warrant Agreement shall be amended and restated in its entirety as follows:

“Each of the Private Placement Warrants and the Forward Purchase Warrants shall be identical to the Public Warrants in all respects, including with respect to the transfer thereof and the listing thereof on any national securities exchange.”

(d)     Section 3.2 of the Existing Warrant Agreement shall be amended and restated in its entirety as follows:

“Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the completion of the Merger and the Business Combination (as such terms are defined in that certain Business Combination Agreement, dated as of May 4, 2020 (as amended, restated, supplemented or otherwise modified from time to time), among (i) Pure Acquisition Corp., a Delaware corporation, (ii) the Company, (iii) Pure Acquisition Merger Sub, Inc., (iv) HighPeak Energy, LP, a Delaware limited partnership, (v) HighPeak Energy II, LP, a Delaware limited partnership, (vi) HighPeak Energy III, LP, a Delaware limited partnership, (vii) HPK Energy, LLC, a Delaware limited liability company, and (viii) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company (a “Business Combination”)), and terminating at 5:00 p.m., New York City time on the date that is five (5) years after the completion of such Business Combination (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further any such extension shall be identical in duration among all the Warrants.”

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(e)     Section 3.3.1(b) of the Existing Warrant Agreement shall be amended and restated in its entirety as follows:

“[Reserved.]”

(f)     Section 3.3.1(c) of the Existing Warrant Agreement shall be amended and restated in its entirety as follows:

“at the option of the holder of any Warrant(s) (except in the circumstances described in Section 7.4.2), by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value,” as defined in this subsection 3.3.1(c), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent; or”

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(g)     Section 3.3.2 of the Existing Warrant Agreement shall be amended and restated in its entirety as follows:

“As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless either (x) a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4, or (y) the delivery of shares of Common Stock may then be made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act (or any successor provision). No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. In the event the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants shall have paid the full purchase price for the Unit solely for the shares of Common Stock underlying such Unit. In no event will the Company be required to net cash settle any Warrants. The Company may require holders of Public Warrants to settle the Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.”

(h)     Section 6 of the Existing Warrant Agreement shall be amended and restated in its entirety as follows:

“[Reserved.]”

(i)     Section 7.4 of the Existing Warrant Agreement shall be amended and restated in its entirety as follows:

“7.4	Registration of Common Stock; Cashless Exercise at Company’s Option.

7.4.1     Registration of the Common Stock. The Company agrees as soon as practicable, but in no event later than fifteen (15) Business Days after the closing of its initial Business Combination, it shall use its best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the issuance of shares of Common Stock issuable upon exercise of the Warrants and to use its best efforts to cause the same to become effective; provided, however, that the Company’s obligations pursuant to this sentence shall be deemed satisfied, with respect to any shares of Common Stock issuable upon exercise of the Warrants, to the extent the issuance of such shares shall have been registered on the effective Registration Statement on Form S-4 and Form S-1 relating to the Business Combination. The Company shall use its best efforts to maintain the effectiveness of such registration statement (including, if applicable, such Registration Statement on Form S-4 and Form S-1), and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement (except as provided in subsection 7.4.2). The Company shall use its best efforts to effect and maintain any registration or qualification, or the perfection of any exemption therefrom, under the securities laws of such state or states as may be reasonably requested by a Registered Holder of Warrants.

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7.4.2     Cashless Exercise at Company’s Option. If the Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, (i) require holders of Warrants who exercise Warrants to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the exercise price of the Warrants by (y) the Fair Market Value, and (i) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary, and (y) use its best efforts to register or qualify the Common Stock issuable upon exercise of the Warrant under the blue sky laws of the state of residence of the exercising Warrant holder to the extent an exemption is not available. Solely for purposes of this subsection 7.4.2, “Fair Market Value” shall mean the volume weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a “cashless basis” in accordance with this subsection 7.4.2 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend.”

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(j)     Section 9.3 of the Exiting Warrant Agreement shall be amended to add the following as the concluding sentence:

“Notwithstanding the foregoing, this Section 9.3 shall not apply to claims or actions arising out of either of the Securities Act or the Exchange Act.”

(k)     The provisions of the second and third paragraphs of the “Election to Purchase” included in Exhibit A of the Existing Warrant Agreement shall be amended and restated in their entirety as follows:

“In the event the Warrant is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Common Stock this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.”

2.     Assignment of Existing Warrant Agreement. Effective as of the Effective Time, the Company hereby assigns all of its rights and obligations under the Existing Warrant Agreement, as amended by this Amendment and Assignment, to HighPeak Energy, and HighPeak Energy hereby assumes all such rights and obligations, in each case, without any further action required by any Person. For the avoidance of doubt, effective as of the Effective Time and without any further action required by any Person, the Warrants referred to in the Existing Warrant Agreement, as amended by this Amendment and Assignment, shall refer to Warrants of HighPeak Energy in lieu of Warrants of the Company and shall be exercisable for HighPeak Common Stock in lieu of Class A Common Stock of the Company. The Company (including its successors) hereby undertakes to cause HighPeak Energy to perform its obligations under the Warrant Agreement.

3.     Effective Time. This Amendment and Assignment shall automatically become effective, without any further action required by any Person, immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement) (the “Effective Time”), subject to the Merger Effective Time subsequently occurring such that if the Merger Effective Time never occurs, the Effective Time shall not be deemed to have occurred. In the event the Business Combination Agreement is terminated, this Amendment and Assignment shall immediately and automatically terminate and become null and void, without any further action required by any Person.

4.     Miscellaneous Provisions.

4.1     Severability. This Amendment and Assignment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment and Assignment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment and Assignment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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4.2     Applicable Law. The validity, interpretation, and performance of this Amendment and Assignment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment and Assignment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

4.3     Counterparts. This Amendment and Assignment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.4     Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and Assignment and shall not affect the interpretation thereof.

4.5     Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment and Assignment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has caused this Amendment and Assignment to be duly executed as of the date first above written.

PURE ACQUISITION CORP.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Henry Farrell
Name: Henry Farrell
Title: Vice President

SIGNATURE PAGE TO AMENDMENT AND ASSIGNMENT AGREEMENT

Exhibit 4.3

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of August 21, 2020, is made by and among HighPeak Energy, Inc., a Delaware corporation (the “Company”), HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“Sponsor”), HighPeak Energy, LP, a Delaware limited partnership (“HP I”), HighPeak Energy II, LP, a Delaware limited partnership (“HP II”), HighPeak Energy III, LP, a Delaware limited partnership (“HP III”), and Jack D. Hightower (“Hightower”). Sponsor, HP I, HP II, HP III and Hightower, including in each case their respective Affiliates and Permitted Transferees (each as defined herein), shall be referred to herein collectively as the “Principal Stockholder Group” and each individually as a “Principal Stockholder.” The Company, the Principal Stockholders and any other Stockholder may be referred to herein each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Company has entered into a Business Combination Agreement, dated May 4, 2020 (as may be amended or supplemented from time to time, including as amended on June 12, 2020, July 1, 2020 and July 24, 2020, the “HPK Business Combination Agreement”), by and among the Company, Pure Acquisition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MergerSub”), and Pure Acquisition Corp., a Delaware corporation (“Pure”), on the one part, and HP I, HP II, HP III and HPK Energy, LLC, a Delaware limited liability company (“HPK GP” and, together with HP I, HP II and HP III, the “Contributors”), on the other part, and, solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company, pursuant to which, among other things, (i) MergerSub will merge with and into Pure, with Pure continuing as the surviving corporation of such merger, (ii) each share of Class A Common Stock and Class B Common Stock of Pure that is issued and outstanding immediately prior to the merger (other than Class A Common Stock of Pure to be redeemed and certain shares of Class B Common Stock of Pure that are to be surrendered for cancellation by Sponsor) will be converted into the right to receive (A) one share of Common Stock (as defined herein) of the Company (and cash in lieu of fractional shares, if any) and (B) solely with respect to each share of Class A Common Stock of Pure, such other applicable Merger Consideration (as defined in the HPK Business Combination Agreement), if any, including cash, CVRs (as defined in the HPK Business Combination Agreement) and warrants to purchase Common Stock of the Company, as is provided for in the HPK Business Combination Agreement, (iii) the Company will be required to be assigned, and to assume, Pure’s rights and obligations under the Warrant Agreement, dated April 12, 2018, between Pure and Continental Stock Transfer & Trust Company, as warrant agent and (iv) the Contributors will contribute HPK Energy, LP, a Delaware limited partnership (“HPK”), to the Company on the terms and subject to the conditions set forth therein (the “HPK Business Combination”); and

WHEREAS, pursuant to Section 3.4 of the HPK Business Combination Agreement, this Agreement is required to be executed and delivered at the closing of the HPK Business Combination (the “Closing”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

Section 1.1     Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that no Stockholder shall be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“beneficial ownership,” including the correlative term “beneficially own,” shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Board” shall mean the board of directors of the Company.

“Board Observer” shall have the meaning set forth in Section 3.1(k).

“Closing” shall have the meaning set forth in the Recitals.

“Closing Date” shall have the meaning given to such term in the HPK Business Combination Agreement.

“Common Stock” shall have the meaning set forth in the First Amended Charter.

“Company” shall have the meaning set forth in the preamble.

“Company Charter” shall mean that Certificate of Incorporation of the Company, dated as of October 29, 2019, as subsequently amended, including pursuant to the First Amended Charter.

“Confidential Information” shall have the meaning set forth in Section 3.4.

“Contributors” shall have the meaning set forth in the Recitals.

“Designated Director” shall mean any director designated for nomination by the Principal Stockholder Group.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and any rules and regulations promulgated thereunder.

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“First Amended Charter” shall have the meaning given to such term in the HPK Business Combination Agreement.

“Governmental Entity” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Hightower” shall have the meaning set forth in the Preamble.

“HP I” shall have the meaning set forth in the Preamble.

“HP II” shall have the meaning set forth in the Preamble.

“HP III” shall have the meaning set forth in the Preamble.

“HPK” shall have the meaning set forth in the Recitals.

“HPK Business Combination” shall have the meaning set forth in the Recitals.

“HPK Business Combination Agreement” shall have the meaning set forth in the Recitals.

“HPK GP” shall have the meaning set forth in the Recitals.

“Indemnity Agreement” shall mean an Indemnity Agreement in the form attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-4 as originally filed on December 2, 2019, as the same may be amended or supplemented from time to time, including as amended to be a Form S-4/S-1.

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree, or other official act of or by any Governmental Entity.

“MergerSub” shall have the meaning set forth in the Recitals.

“Nasdaq” shall mean the Nasdaq Global Market or any stock exchange on which the Common Stock is traded following the date of this Agreement.

“Nasdaq Rules” shall mean the rules and regulations of the Nasdaq.

“Necessary Action” shall mean, with respect to any Party and a specified result, all actions (to the extent such actions are permitted by Law and within such Party’s control) necessary to cause such result, including voting or providing a written consent or proxy with respect to the shares of Common Stock, causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, executing agreements and instruments, and making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

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“Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board.

“Original Shares” shall mean the total shares of Common Stock issued and outstanding immediately following the Closing.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Permitted Transferee” shall mean, with respect to any Person, the direct or indirect partners, members, equity holders or other Affiliates of such Person, or any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person; provided, however, that in no event may any Principal Stockholder as of the date of this Agreement be permitted to Transfer any or all of its shares of Common Stock by means of a distribution of such shares to its direct or indirect partners, members or equityholders for a period of 180 days following the Closing Date without the consent of the Company, and in no event may any such partner, member or equityholder that receives any such shares of Common Stock in such a distribution in violation of this proviso be a Permitted Transferee.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or any other entity.

“Principal Stockholder” or “Principal Stockholders” shall have the meaning set forth in the Preamble.

“Principal Stockholder Group” shall have the meaning set forth in the Preamble.

“Proxy Statement” shall have the meaning given to such term in the HPK Business Combination Agreement.

“Pure” shall have the meaning set forth in the Recitals.

“Registration Rights Agreement” shall have the meaning given to such term in the HPK Business Combination Agreement.

“Representatives” shall mean, with respect to any Person, any of such Person’s officers, directors, managers, members, general partners, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, and any rules and regulations promulgated thereunder.

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“SOX” shall mean the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder.

“Sponsor” shall have the meaning set forth in the Preamble.

“Stockholder” shall mean any holder of Common Stock that is or becomes a party to this Agreement from time to time in accordance with the provisions hereof.

“Subsidiary” shall mean, with respect to a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the voting stock or other equity or partnership interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such legal entity, of which the specified Person controls the management, or in the case of a partnership, of which the specified Person is a general partner.

“Transfer” shall mean the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, encumber, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly (including through the transfer of the equity interests in any Person), or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or public announcement of any intention to effect any transaction specified in clause (a) or (b); and “Transferred” and “Transferee” shall each have a correlative meaning.

“Unaffiliated Director” shall mean a director that is independent for purposes of the Audit Committee of the Board under the Nasdaq Rules, the Exchange Act and SOX.

“voting securities” means one or more shares of capital stock the holder(s) of which are entitled to vote such shares generally in the election of the Company’s directors.

Section 1.2     Construction. The rules of construction set forth in this Section 1.2 shall apply to the interpretation of this Agreement. All references in this Agreement to Annexes, Articles, Sections, subsections, and other subdivisions of or to this Agreement refer to the corresponding Annexes, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, and other subdivisions of or to this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, or other subdivision of or to this Agreement unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the words “including” and “excluding” (in their various forms) are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” Unless expressly provided to the contrary, if a word or phrase is defined, its other grammatical forms have a corresponding meaning. The words “shall” and “will” have the equal force and effect. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Reference herein to any federal, state, local, or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and reference herein to any agreement, instrument, or Law means such agreement, instrument, or Law as from time to time amended, modified, or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws.

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Article II
REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants to each other Party to this Agreement that as of the date such Party executes this Agreement:

Section 2.1     Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. With respect to each Party that is an entity under applicable state law, such Party is duly organized and validly existing under the Laws of its respective jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action of such Party, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such Party and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 2.2     Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not and will not (a) with respect to each Party that is an entity under applicable state law, conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any Law applicable to such Party.

Section 2.3     Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

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Article III
GOVERNANCE

Section 3.1     Board.

(a)     Composition of the Board. The Stockholders and the Company shall take all Necessary Action to cause the Board to be comprised at the Closing of seven directors, (i) four of whom shall be individuals who were initially designated by the Principal Stockholder Group before the mailing of the Proxy Statement and thereafter shall be designated pursuant to Section 3.1(b) of this Agreement (each, a “Designated Director”), and (ii) three of whom shall be Unaffiliated Directors who were initially designated pursuant to the HPK Business Combination Agreement and thereafter shall be designated pursuant to Section 3.1(d) of this Agreement.

(b)     Principal Stockholder Group Representation. For so long as (i) the Principal Stockholder Group collectively beneficially owns not less than the percentage of the Original Shares shown below and (ii) the total number of Original Shares constitutes not less than the percentage of the then-outstanding total voting securities of the Company shown below, the Company shall, and the Stockholders shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Principal Stockholder Group that, if elected, will result in the Principal Stockholder Group having the number of directors serving on the Board that is shown below. Such nominees shall not be required to be an “independent director” under the Nasdaq Rules unless otherwise indicated.

Percent of Original Shares Beneficially Owned	Percent of Then-Outstanding Company Voting Securities Represented by Original Shares	Number of Designated Directors
35% or greater	30% or greater	Up to 4 (one of whom must be an independent under the Nasdaq Rules if the Principal Stockholder Group beneficially owns 50% or less of the Company’s total outstanding voting securities)
25% to but not including 35%	25% or greater	Up to 3
15% to but not including 25%	15% or greater	Up to 2
5% to but not including 15%	7.5% or greater	1
Below 5%		0

(c)     Director Classes. At any time the members of the Board are allocated among separate classes of directors, (i) the Designated Directors shall be evenly distributed in different classes of directors to the extent practicable and (ii) after taking into account the immediately preceding clause (i), the Principal Stockholder Group shall be permitted to designate the class or classes to which each Designated Director shall be allocated.

(d)     Unaffiliated Directors. Following the closing of the HPK Business Combination, except as set forth in Section 3.1(b), the nomination of directors (including Unaffiliated Directors) at annual meetings will be the responsibility of the Nominating and Governance Committee, if then existing, and if no such Nominating and Governance Committee then exists, will be the responsibility of the Board.

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(e)     Decrease in Designated Directors. Upon any decrease in the number of Designated Directors that the Principal Stockholder Group is entitled to designate for nomination to the Board, the Principal Stockholders shall take all Necessary Action to cause the appropriate number of Designated Directors to offer to tender their resignation (and, if such decrease is to zero, to cause any Board Observer to waive its rights), effective as of the Company’s next annual meeting. For the avoidance of doubt, any Designated Director resigning (and, if applicable, any Board Observer waiving its rights) pursuant to this Section 3.1(e) shall be permitted to continue serving as a Designated Director (or Board Observer, as applicable) until the Company’s next annual meeting; provided, however, that if the reason for the decrease in the number of Designated Directors that the Principal Stockholder Group is entitled to designate for nomination to the Board includes the fact that the Principal Stockholder Group has ceased to beneficially own more than fifty percent (50%) of the Company’s then-outstanding voting securities and none of the four (4) Designated Directors of the Principal Stockholder Group is independent under the Nasdaq Rules, then the Principal Stockholders shall take all Necessary Action to cause one (1) of the four (4) Designated Directors to resign immediately and the vacancy resulting from such resignation shall be filled by a person that is independent under the Nasdaq Rules and is designated by either the Principal Stockholder Group if it then still has the right to designate four (4) Designated Directors or by the Company’s Nominating and Governance Committee or the Board, as the case may be, in accordance with Section 3.1(d).

(f)     Removal; Vacancies. Except as provided in Section 3.1(e), and subject to the Company Charter, the Principal Stockholder Group shall have the exclusive right to remove its Designated Directors (and, if applicable, any Board Observer) from the Board (including any committees thereof), and the Company and the Principal Stockholders shall take all Necessary Action to cause the removal of any such designee at the request of the Principal Stockholder Group and subject to the limitations on the rights of the Principal Stockholder Group pursuant to Section 3.1(b) and the proviso in Section 3.1(e), the Principal Stockholder Group shall have the exclusive right to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation (including from any committees thereof) of a Designated Director (or, if applicable, of a Board Observer), and the Company and the Principal Stockholders shall take all Necessary Action to cause any such vacancies to be filled by replacement directors (or, if applicable, Board Observers) designated by the Principal Stockholder Group as promptly as reasonably practicable. For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, the Principal Stockholder Group shall not have the right to designate a replacement director (or, if applicable, a Board Observer), and the Company and the Principal Stockholders shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors (or, if applicable, Board Observers) designated by the Principal Stockholder Group in excess of the number of Designated Directors (or, if applicable, Board Observers) that the Principal Stockholder Group is then entitled to designate for membership on the Board pursuant to this Agreement.

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(g)     Forced Resignation. Each Principal Stockholder shall take all Necessary Action to cause any of its Designated Directors to resign promptly from the Board (or, if applicable, Board Observers to waive their rights) if such Designated Director (or, if applicable, Board Observer), as determined by the Board in good faith after consultation with outside legal counsel, is prohibited or disqualified from serving as a director (or, if applicable, Board Observer) of the Company under any rule or regulation of the SEC, the Nasdaq, or by applicable Law, has engaged in acts or omissions constituting a breach of the Designated Director’s fiduciary duties to the Company and its stockholders, has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law, has engaged in any transaction involving the Company from which the Designated Director (or, if applicable, Board Observer) derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction or is convicted of or pleaded nolo contendere to any felony involving dishonesty or moral turpitude; provided, however, that, subject to the limitations set forth in Section 3.1(a), 3.1(b) or 3.1(e), the Principal Stockholder Group shall have the right to replace such resigning Designated Director (or, if applicable, Board Observer) with a new Designated Director (or, if applicable, Board Observer), such newly named Designated Director (or, if applicable, Board Observer) to be appointed promptly to the Board (or, if applicable, as a Board Observer) in place of the resigning Designated Director (or, if applicable, Board Observer) in the manner set forth herein or in the Company’s governing documents for filling vacancies on the Board and in Section 3.1(f). Nothing in this paragraph (g) shall confer any third-party beneficiary or other rights upon any person designated hereunder as a Designated Director (or, if applicable, Board Observer), whether during or after such person’s service on the Board (or, if applicable, as a Board Observer).

(h)     Size of Board. The Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed seven directors; provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable Laws or the Nasdaq Rules. In the event the size of the Board is increased or decreased at any time to other than seven directors, the Principal Stockholder Group’s designation rights under this Section 3.1 shall be proportionately increased or decreased, respectively, rounded up to the nearest whole number.

(i)     Committees. Subject to applicable Laws and the Nasdaq Rules, the Principal Stockholder Group shall have the right to have a representative appointed to serve on each committee of the Board (other than the Company’s audit committee) for which any such representative is eligible pursuant to applicable Laws and the Nasdaq Rules so long as the Principal Stockholder Group owns a number of shares of Common Stock equal to not less than (i) 20% of the Original Shares and (ii) 7.5% of the then-outstanding voting securities of the Company.

(j)     Expenses. The Company shall reimburse any Principal Stockholder for any reasonable out-of-pocket expenses incurred as a result of any Necessary Action required to be taken under the foregoing provisions of Section 3.1, provided that a Principal Stockholder requesting any such reimbursement shall include with such request supporting documentation therefor.

(k)     Board Observer. For so long so the Principal Stockholder Group has the right to designate one or more individuals for nomination to the Board, the Principal Stockholder Group shall also have the right to designate from time to time one person (the “Board Observer”) to (i) receive notice of, and any other materials relating to, each meeting of the Board and each meeting of each committee of the Board substantially concurrently with the provision thereof to the members of the Board or such committee, as applicable, and (ii) attend and participate as an observer in each meeting of the Board and meeting of each committee of the Board; provided that such Board Observer is permitted by applicable Law and provided further that such Board Observer agrees to maintain the confidentiality of all information and proceedings of the Board to the same extent, and subject to the same exceptions, as provided in Section 3.4 in relation to Stockholders and Confidential Information and, if reasonably requested by the Company, to enter into a reasonable and customary confidentiality agreement. For the avoidance of doubt, the Board Observer shall not be a member of the Board or any committee of the Board, shall not have any right to vote at any meeting of the Board or any committee of the Board, shall not have any fiduciary duties to the Company or its stockholders as a result of his or her capacity or service as an observer as contemplated hereby. Notwithstanding any rights granted or provided to the Board Observer hereunder, (i) the Company reserves the right to exclude any Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, acting in good faith and on the advice of counsel, that such access would prevent the members of the Board from engaging in attorney-client privileged communication, and (ii) the Board Observer must notify the Board of any other conflicts of interest between the Board Observer or its Affiliates and the Company, and if such conflict of interest or the matters underlying such conflict of interest are to be discussed at a meeting of the Board, the Board reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof, in each case to extent related to such conflict of interest or matters underlying such conflict of interest, and the Board Observer shall recuse himself from any discussions regarding the conflict of interest.

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Section 3.2     Voting Agreement. Each of the Company and the Stockholders agrees not to take any actions that would interfere with the intention of the Parties with respect to the composition of the Board as herein stated. Each Stockholder agrees to cast all votes to which such Stockholder is entitled in respect of its shares of Common Stock, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board those individuals designated or nominated in accordance with this Article III and to otherwise effect the intent of this Article III. Each Stockholder agrees not to take action to remove each other’s or the director nominees of the Nominating and Governance Committee or the Board, as applicable, from office. Except as set forth in Section 3.1(b) or the proviso of Section 3.1(e), each Stockholder agrees to cast all votes to which such Stockholder is entitled in respect of its shares of Common Stock, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board those individuals recommended by the Nominating and Governance Committee or the Board, as applicable (to the extent those individuals are recommended in a manner consistent with the terms hereof).

Section 3.3     Restrictions on Transferability.

(a)     Subject to any separate restrictions on Transfer applicable to any shares of Common Stock held by the Principal Stockholders, and other than as set forth in this Section 3.3, no Principal Stockholder may Transfer any or all of its shares of Common Stock for a period of 180 days following the Closing Date without the prior written consent of the Company.

(b)     Subject to any other agreement with the Company or any of its Subsidiaries to which any Stockholder (or any of its Affiliates) may be bound (including the Registration Rights Agreement), and notwithstanding the restrictions set forth in Section 3.3(a), each Principal Stockholder shall be permitted to Transfer shares of Common Stock (i) at any time after 180 days following the Closing Date to any party, provided such Transfer is made in compliance with applicable securities laws, and further provided, that, if such Principal Stockholder wishes to Transfer shares of Common Stock to a Permitted Transferee of such Principal Stockholder and also assign its rights under this Agreement to such Permitted Transferee, then in connection with such Transfer, such Principal Stockholder must provide notice of such transfer to the Company and such Permitted Transferee must agree to become a party to this Agreement by executing and delivering such documents as may be necessary to make such Transferee a party hereto, and then such Transferee will be treated as a Principal Stockholder, with the same rights and obligations as its Transferring Stockholder for all purposes of this Agreement, and (ii) to the Company or its Subsidiaries.

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(c)     Any attempted transaction in violation of this Section 3.3 shall be null and void ab initio.

Section 3.4     Sharing of Information. Each Stockholder recognizes that it, or its Affiliates and Representatives, has acquired or will acquire confidential, non-public information (“Confidential Information”) about the Company and its Subsidiaries the use disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Stockholder covenants and agrees with the Company that it will not (and will cause its respective Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it, unless such information becomes known to the public through no fault of such Stockholder, disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity, provided that such Stockholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, such information does not relate to the assets, business or liabilities that were contributed or sold to the Company at the Closing and was available or becomes available to such Stockholder before, on or after the date hereof, without restriction, from a source (other than the Company) without any breach of duty to the Company or such information was independently developed by the Stockholder or its representatives without the use of the Confidential Information. Notwithstanding anything herein to the contrary, to the extent permitted by antitrust, competition or any other applicable Law, nothing in this Agreement shall prohibit a Stockholder from disclosing Confidential Information to any Affiliate, Representative, limited partner, member or shareholder of such Stockholder; provided, that such Stockholder shall be responsible for any breach of this Section 3.4 by any such person.

Section 3.5     Reimbursement of Expenses. The Company shall reimburse the Company’s directors (including Designated Directors) and, if applicable, any Board Observer for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

Section 3.6     Indemnity Agreements. Simultaneously with any person becoming a Designated Director, the Company shall execute and deliver to each such Designated Director an Indemnity Agreement dated the date such Designated Director becomes a director of the Company.

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Article IV
GENERAL PROVISIONS

Section 4.1     Assignment; Benefit. The rights and obligations hereunder shall not be assignable without the prior written consent of the other Parties except as provided in Section 3.3. Any such assignee (other than a Permitted Transferee with respect to an assignment by such Permitted Transferee in accordance with Section 3.3(b)) may not again assign those rights, other than in accordance with this Article IV. Any attempted assignment of rights or obligations in violation of this Article IV shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the Designated Directors under Section 3.6 and any Board Observer.

Section 4.2     Freedom to Pursue Opportunities. Subject to any other agreement with the Company or any of its Subsidiaries to which any Stockholder (or any of its Affiliates) or any Designated Director (or, if applicable, any Board Observer) may be bound, the Parties expressly acknowledge and agree that: (i) each Stockholder and Designated Director (and, if applicable, any Board Observer) (and each Affiliate thereof) has the right to, and shall have no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, including those deemed to be competing with the Company or any of their Subsidiaries, or (y) directly or indirectly do business with any client or customer of the Company or any of its Subsidiaries; and (ii) in the event that a Stockholder or Designated Director (or, if applicable, any Board Observer) (or any Affiliate thereof) acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries and such Stockholder or any other Person, neither such Stockholder nor such Designated Director (nor, if applicable, any Board Observer) (and any such Affiliate) shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of their Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its Subsidiaries or their respective Affiliates or Stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Stockholder or Designated Director (or, if applicable, any Board Observer) (or such Affiliate thereof), directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of its Subsidiaries.

Section 4.3     Termination. This Agreement shall terminate automatically (without any action by any Party) (i) as to each Stockholder at such time as the Principal Stockholder Group no longer has the right to designate an individual for nomination to the Board under this Agreement and (ii) as to any individual Stockholder at such time as such Stockholder ceases to own any of the Original Shares; provided, that the provisions in Section 3.3 and this Article IV shall survive any such termination.

Section 4.4     Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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Section 4.5     Entire Agreement; Amendment.

(a)     This Agreement sets forth the entire understanding and agreement between the Parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of the Company and the Stockholders. Except as set forth above, there are no other agreements with respect to the governance of the Company between any Stockholders or any of their Affiliates.

(b)     No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.6     Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

Section 4.7     Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by overnight courier or mailed by certified or registered United States mail with all postage fully prepaid, or sent by electronic mail (“email”) transmission (provided that a receipt of such email is requested by the notifying party and affirmatively acknowledged by the receiving party), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

if to any Principal Stockholder, to:

HighPeak Pure Acquisition, LLC
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102
Attention: Ryan Hightower
Email: rhightower@highpeakenergy.com

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with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: Sarah K. Morgan
Email: smorgan@velaw.com

if to the Company to:

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102
Attention: Steven W. Tholen
Email: stholen@highpeakenergy.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Attention: G. Michael O’Leary
Email: moleary@HuntonAK.com

Section 4.8     Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 4.9     Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 4.10     Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH STOCKHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Stockholder may file an original counterpart or a copy of this Section 4.10 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.

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Section 4.11     Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at Law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein to be performed, the non-breaching Party, subject to the terms hereof and in addition to any remedy at Law for damages or other relief permitted under this Agreement, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief, without the necessity of proving actual damages or posting of a bond.

Section 4.12     Subsequent Acquisition of Shares. Any Common Stock of the Company acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name:	Steven W. Tholen
Title:	Chief Financial Officer

PRINCIPAL STOCKHOLDERS:

HIGHPEAK PURE ACQUISITION, LLC

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	President & CEO

HIGHPEAK ENERGY, LP

By:	HighPeak Energy GP, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

Signature Page to

Stockholders’ Agreement

HIGHPEAK ENERGY II, LP

By:	HighPeak Energy GP II, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

HIGHPEAK ENERGY III, LP

By:	HighPeak Energy GP III, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

/s/ Jack Hightower
Jack Hightower

Signature Page to

Stockholders’ Agreement

Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of August 21, 2020 (the “Effective Date”), by and among HighPeak Energy, Inc., a Delaware corporation (the “Company”), each of the persons listed under the heading “HighPeak Holders” on the signature pages attached hereto, and each party listed under the heading “Forward Purchase Holders” on the signature pages attached hereto (collectively, the “Holders,” and each individually, a “Holder”).

RECITALS

WHEREAS, the Company has entered into a Business Combination Agreement, dated May 4, 2020 (as amended on June 12, 2020 and July 1, 2020, and as may be further amended from time to time, the “Business Combination Agreement”), by and among the Company, Pure Acquisition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MergerSub”), Pure Acquisition Corp., a Delaware corporation (“Pure”), on the one part, and HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III”), and HPK Energy, LLC, a Delaware limited liability company (“HPK GP” and, together with HighPeak I, HighPeak II and HighPeak III, the “Contributors”) and HighPeak Energy Management, LLC, solely for limited purposes specified therein, on the other part, pursuant to which (i) MergerSub will merge with and into Pure, with Pure surviving, (ii) the outstanding shares of Class A common stock of Pure will be converted into the right to receive (a) one share of common stock, par value $0.0001 per share (“Common Stock”) of the Company (and cash in lieu of fractional shares, if any), (b) a cash amount equal to the amount, if any, by which the per-share redemption value of the Common Stock immediately prior to the closing of the Business Combination (as defined below) (the “Business Combination Closing”) exceeds $10.00 per share, (c) one contingent value right (subject to the terms of a Contingent Value Rights Agreement in substantially the form attached as Exhibit J to the Business Combination Agreement) and (d) one warrant to purchase Common Stock for each one whole share of Common Stock issued pursuant to the clause (a) with respect to such share of Common Stock, (i) prior to the Business Combination (as defined below), Pure will assign to the Company that certain Warrant Agreement, dated as of April 12, 2018, by and between Pure and Continental Stock Transfer & Trust Company, as warrant agent, and pursuant to such assignment, the Forward Purchase Warrants (as defined below) will become exercisable, pursuant to the terms thereof, for shares of Common Stock and (ii) the Contributors will contribute HPK Energy, LP, a Delaware limited partnership (“HPK”), to the Company on the terms and subject to the conditions set forth therein (the “Business Combination”);

WHEREAS, pursuant to the Business Combination Agreement, the Company has entered into a Forward Purchase Agreement Amendment (defined herein), pursuant to which the Purchasers (as defined therein) shall have the right to purchase Registrable Securities (as defined herein) of the Company at the Business Combination Closing and enter into this Agreement;

WHEREAS, pursuant to Section 4(g) of the Amended & Restated Forward Purchase Agreement, dated as of July 24, 2020, by and among the Company, each party designated as a Purchaser on the signature pages thereto, HighPeak Energy Partners, L.P. and, solely for limited purposes therein, Pure, the Forward Purchase Holders (the “Forward Purchase Agreement Amendment”) have the right to enter into this Agreement; and

WHEREAS, pursuant to Section 3.4 of the Business Combination Agreement, this Agreement is required to be executed and delivered at the closing of the Business Combination.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.     Definitions.

As used in this Agreement, the following terms shall have the meanings indicated:

“Affiliate” shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person. The term “control” and its derivatives with respect to any person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Block Trade” has the meaning set forth in Section 2.4.

“Block Trade Notice” has the meaning set forth in Section 2.4.

“Block Trade Offer Notice” has the meaning set forth in Section 2.4.

“Business Combination” has the meaning set forth in the recitals to this Agreement.

“Business Combination Agreement” has the meaning set forth in the recitals to this Agreement.

“Business Combination Closing” has the meaning set forth in the recitals to this Agreement.

“Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Contingent Value Rights” means contingent value rights that will be issued to Forward Purchase Holders pursuant to the Forward Purchase Agreement Amendment, and which represent the right to receive, in certain circumstances and if certain conditions are met, additional shares of Common Stock, if necessary, to satisfy a 10% preferred simple annual return, subject to a floor downside per-share price of $4.00, as governed by that certain CVR Agreement (as defined in the Forward Purchase Agreement Amendment).

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“Contributors” has the meaning set forth in the recitals to this Agreement.

“Demanding Holder” or “Demanding Holders” has the meaning set forth in Section 2.1.

“Demand Registration Notice” has the meaning set forth in Section 2.1.

“Demand Registration Statement” has the meaning set forth in Section 2.1.

“$” means United States dollars.

“Effective Date” has the meaning set forth in the Preamble.

“FINRA” means the Financial Industry Regulatory Authority.

“Forward Purchase Agreement Amendment” shall have the meaning set forth in the recitals to this Agreement.

“Forward Purchase Holders” has the meaning set forth in the Preamble.

“Forward Purchase Warrants” shall mean the up to 15,000,000 warrants exercisable for Common Stock that may be issued pursuant to the Forward Purchase Agreement Amendment .

“General Disclosure Package” has the meaning set forth in Section 7.1(a).

“HighPeak I” has the meaning set forth in the recitals to this Agreement.

“HighPeak II” has the meaning set forth in the recitals to this Agreement.

“HighPeak III” has the meaning set forth in the recitals to this Agreement.

“Holder” or “Holders” has the meaning set forth in the Preamble in addition to, solely for the purpose of Section 3.3, the Eligible Purchasers as such term is defined in the Forward Purchase Agreement Amendment. For the avoidance of doubt, a person or entity that becomes a party to this Agreement after the date hereof pursuant to Section 4(g) of the Forward Purchase Agreement shall thereupon become a “Holder.”

“HPK” has the meaning set forth in the recitals to this Agreement.

“HPK GP” has the meaning set forth in the recitals to this Agreement.

“Indemnified Party” has the meaning set forth in Section 7.3.

“Indemnifying Party” has the meaning set forth in Section 7.3.

“Initiating Holder” has the meaning set forth in Section 3.2.

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“Lock-Up Agreement” has the meaning set forth in Section 6.5.

“MergerSub” has the meaning set forth in the recitals to this Agreement.

“Offer Notice” has the meaning set forth in Section 2.1.

“Opt-Out Notice” has the meaning set forth in Section 4.2.

“Permitted Transferee” of a Holder shall mean any person in which the Holder owns a majority of the equity interests or any other investment entity that is controlled, advised or managed by the same person or persons that control the Holder or is an Affiliate of such person.

“Piggyback Registration Statement” has the meaning set forth in Section 3.1.

“Pure” has the meaning set forth in the recitals to this Agreement.

“Pure Founder Shares” shall mean shares of Class B Common Stock, par value $0.0001 per share, of Pure.

“Pure’s Sponsor” shall mean HighPeak Pure Acquisition, LLC, a Delaware limited liability company.

“Registrable Securities” shall mean, with respect to any Holder, the Securities held by such Holder in the Company or any successor to the Company, excluding any such Securities that (a) have been disposed of pursuant to any offering or sale in accordance with a Registration Statement, or have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144), (b) have been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of this Agreement, or (c) have ceased to be of a class of securities of the Company that is listed and traded on a recognized national securities exchange or automated quotation system. Notwithstanding the foregoing, with respect to any Holder, such Holder’s Securities shall not constitute Registrable Securities if all of such Holder’s Securities (together with any Securities held by Affiliates of such Holder) are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or other restrictions or limitations under Rule 144 (or any such successor provision). Notwithstanding the foregoing, (i) for purposes of Section 2.1(b), Section 2.2(d), Section 2.2(e), Section 2.2(e) Section 2.3, Section 3.3, Section 3.4, Section 6.3, and Section 6.5, the term Registrable Securities shall only constitute Shares, and (ii) for purposes of Section 2.4, the term Registrable Securities shall only constitute Shares and, to the extent a minimum of three million Warrants are to be included by any Holder in a Block Trade thereunder, then, with respect to such Holder, Warrants.

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“Registration Expenses” shall mean all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto, and any and all expenses incident to the performance by the Company of its registration obligations pursuant to this Agreement, including: (a) all registration, qualification and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange or market; (c) fees and expenses with respect to filings required to be made with the Nasdaq Global Market (or such other securities exchange or market on which the Shares are then listed or quoted) or FINRA; (d) fees and expenses of compliance with securities or “blue sky” laws; (e) fees and expenses related to registration in any non-U.S. jurisdictions, as applicable; (f) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, and expenses of any special audits incident to or required by any such registration); (g) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (h) the fees and expenses of any person, including special experts, retained by the Company in connection with the preparation of any Registration Statement; (i) printer, messenger, telephone and delivery expenses; and (j) the reasonable fees and disbursements of one special legal counsel to represent all of the Holders participating in any such registration.

“Registration Statement” and “Prospectus” refer, as applicable, to the Demand Registration Statement and related prospectus (including any preliminary prospectus) or the Piggyback Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy Holders’ registration rights pursuant to this Agreement, including, in each case, any documents incorporated therein by reference.

“Rule 144” shall mean Rule 144 of the rules and regulations promulgated under the Securities Act.

“Rule 145” shall mean Rule 145 of the rules and regulations promulgated under the Securities Act.

“S-3 Registration” has the meaning set forth in Section 2.1(b).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall mean, collectively the Shares, Contingent Value Rights and the Forward Purchase Warrants held by any Holder, including any securities issued or issuable with respect to such Securities by way of distribution, exercise or settlement, or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means shares of the Company’s Common Stock (including Shares acquired on or after the Effective Date or issuable upon the exercise, settlement, conversion, exchange or redemption of any other security therefor).

“Shelf Registration” has the meaning set forth in Section 2.2(a).

“Suspension Event” has the meaning set forth in Section 5.1.

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“Takedown Holder” has the meaning set forth in Section 2.2(c).

“Takedown Offer Notice” has the meaning set forth in Section 2.2(d).

“Takedown Request Notice” has the meaning set forth in Section 2.2(d).

“Transfer” shall mean the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, encumber, grant of any potion to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly (including through the transfer of the equity interests in any Person), or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transfer is to be settled by delivery of such securities, in cash or otherwise, or public announcement of any intention to effect any transaction specified in clause (a) or (b); and “Transferred” and “Transferee” shall each have a correlative meaning.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.2(c).

Section 2.     Demand Registration Rights.

2.1.     Demand Rights.

(a)     At any time, and from time to time, any Holder (each, a “Demanding Holder”) may deliver to the Company a written notice (a “Demand Registration Notice”) informing the Company of its desire to have some or all of its Registrable Securities registered for sale; provided that such Demand Registration Notice covers (x) not less than $25 million of Registrable Securities, as determined by reference to the volume weighted average price for such Registrable Securities on the Nasdaq Global Market (or such other securities exchange or market on which the Shares are then listed or quoted) for the five trading days immediately preceding the applicable determination date or (y) all Registrable Securities held by such Demanding Holder. Upon receipt of the Demand Registration Notice, if the Company has not already caused the Registrable Securities to be registered on a Shelf Registration that the Company then has on file with, and has been declared effective by, the SEC, or pursuant to the effective registration statement on Form S-1/S-4 filed by the Company on August 7, 2020 prior to the Business Combination Closing, and in either case which remains in effect and not subject to any stop order, injunction or other order or requirement of the SEC (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1), then the Company will use its reasonable best efforts to cause to be filed with the SEC as soon as reasonably practicable after receiving the Demand Registration Notice, but in no event more than forty-five (45) calendar days (or thirty (30) calendar days in the case of an S-3 Registration pursuant to Section 2.2(b)) following receipt of such notice, a registration statement and related prospectus that complies as to form and substance in all material respects with applicable SEC rules providing for the sale by such Demanding Holder or group of Demanding Holders, and any other Holders that elect to register their Registrable Securities as provided below, of all of the Registrable Securities requested to be registered by such Holders (the “Demand Registration Statement”), and agrees (subject to Sections 5.1 and 6.2 hereof) to use commercially reasonable efforts to cause the Demand Registration Statement to be declared effective by the SEC, with respect to the first such Demand Registration Statement, as soon as reasonably practical from the Effective Date, and with respect to subsequent Demand Registration Statements, upon, or as soon as practicable following, the filing thereof. The Company shall give written notice of the proposed filing of the Demand Registration Statement to all Holders holding Registrable Securities as soon as practicable (but in no event less than five (5) calendar days before the anticipated filing date), and such notice shall offer such Holders the opportunity to participate in such Demand Registration Statement (the “Offer Notice”) and to register such number of Registrable Securities as each such Holder may request. Holders who wish to include their Registrable Securities in the Demand Registration Statement must notify the Company in writing within three (3) calendar days of receiving the Offer Notice and include in such written notice the information requested by the Company in the Offer Notice. Subject to Section 5.1 hereof, the Company agrees to use commercially reasonable efforts to keep the Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of the date on which all of the Securities held by the Holders that are registered for resale under the Demand Registration Statement are no longer Registrable Securities, and the date on which the Holders consummate the sale of all of the Registrable Securities registered for resale under the Demand Registration Statement. Notwithstanding the foregoing, the Company is not obligated to take any action upon receipt of a Demand Registration Notice delivered within ninety (90) days of a prior Demand Registration Notice.

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(b)     If a Demanding Holder intends to distribute the Registrable Securities covered by the Demand Registration Notice by means of an underwritten offering, it shall so advise the Company as a part of the Demand Registration Notice. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Securities requested to be registered would materially and adversely affect the distribution of all of the securities to be underwritten, then the Company shall deliver to the registering Holders a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion, and the number of Registrable Securities that may be included in such registration shall be allocated first, to the Holders electing to register their Registrable Securities, on a pro rata basis based on the relative number of Registrable Securities then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and second, to the other persons proposing to register securities in such registration, if any; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are entirely excluded from such underwriting. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the registration.

2.2.     Shelf Registration.

(a)     A Demanding Holder shall be permitted to request that any registration under this Section 2 be made on a form of registration permitting the offer and sale of Registrable Securities under Rule 415 under the Securities Act (such registration, a “Shelf Registration”). The Company shall use its commercially reasonable efforts to effect such Shelf Registration and to keep it continuously effective until such date on which the Shares covered by such Shelf Registration are no longer Registrable Securities. During the period that the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by a Demanding Holder or an underwriter of Registrable Securities to be sold pursuant thereto, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

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(b)     With respect to a Demand Registration Notice to be delivered at any time after the first date on which the Company is eligible to file a registration statement filed under the Securities Act on Form S-3 or such similar or successor form as may be appropriate (an “S-3 Registration”), a Demanding Holder may include in the Demand Registration Notice a request that the Company effect an S-3 Registration. In such event, the Company shall be required to effect an S-3 Registration in accordance with the terms hereof, unless at the time of the request Form S-3 or such similar or successor form is not available to the Company for such offering.

(c)     At any time and from time to time after the effectiveness of a Shelf Registration or S-3 Registration, any Holder with Registrable Securities included on such Shelf Registration or S-3 Registration (a “Takedown Holder”) may request to sell all or any portion of its Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Shelf Registration or S-3 Registration (an “Underwritten Shelf Takedown”); provided that in the case of an Underwritten Shelf Takedown such Takedown Holder(s) will be entitled to make such request only if the total offering price of the Securities to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $25 million. Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Shelf Takedown within ninety (90) days after the closing of an Underwritten Shelf Takedown.

(d)     Any requests for an Underwritten Shelf Takedown shall be made by giving written notice to the Company (a “Takedown Request Notice”). The Takedown Request Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown. Within five (5) days after receipt of any Takedown Request Notice, the Company shall give written notice of the requested Underwritten Shelf Takedown (the “Takedown Offer Notice”) to all other Holders and, subject to the provisions of Section 2.2(e) hereof, shall include in the Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) days after sending the Takedown Offer Notice.

(e)     Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Securities requested to be sold in an Underwritten Shelf Takedown would materially and adversely affect the distribution of all of the securities to be underwritten, then the Company shall deliver to the participating Holders a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion, and the number of Registrable Securities that may be included in such Underwritten Shelf Takedown shall be allocated first, to the Holders electing to sell their Registrable Securities, on a pro rata basis based on the relative number of Registrable Securities then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and second, to the other persons proposing to sell securities in such Underwritten Shelf Takedown, if any; provided, however, that the number of Registrable Securities to be included in such Underwritten Shelf Takedown shall not be reduced unless all other securities are entirely excluded from such Underwritten Shelf Takedown.

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2.3.     Selection of Underwriter. A Demanding Holder or Takedown Holder shall have the right to select the underwriter or underwriters to administer any underwritten demand registration offering or Underwritten Shelf Takedown under a Demand Registration Statement, including any Shelf Registration or S-3 Registration; provided that such underwriter or underwriters shall be reasonably acceptable to the Company.

2.4.     Block Trades. Notwithstanding anything contained in this Section 2, in the event of a sale of Registrable Securities in an underwritten transaction requiring the involvement of the Company but not involving any “road show” or a lock-up agreement of more than sixty (60) days to which the Company is a party, and which is commonly known as a “block trade” (a “Block Trade”), the Demanding Holder or Takedown Holder, as applicable, shall give at least five (5) Business Days prior notice in writing (the “Block Trade Notice”) of such transaction to the Company and identify the potential underwriter(s) in such notice with contact information for such underwriter(s); and the Company shall cooperate with such requesting Holder or Holders to the extent it is reasonably able to effect such Block Trade. The Company shall give written notice (the “Block Trade Offer Notice”) of the proposed Block Trade to all Holders holding Registrable Securities as soon as practicable (but in no event more than two (2) Business Days following the Company’s receipt of the Block Trade Notice), and such notice shall offer such Holders the opportunity to participate in such Block Trade by providing written notice of intent to so participate within two (2) Business Days following receipt of the Block Trade Offer Notice. Any Block Trade shall be for at least $15 million in expected gross proceeds. The Company shall not be required to effectuate more than two (2) Block Trades in any 90-day period. For the avoidance of doubt, a Block Trade shall not constitute an Underwritten Shelf Takedown. The Holders of at least a majority of the Registrable Securities being sold in any Block Trade shall select the underwriter(s) to administer such Block Trade; provided that such underwriter(s) shall be reasonably acceptable to the Company.

Section 3.     Incidental or “Piggy-Back” Registration.

3.1.     Piggy-Back Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of its Shares, whether to be sold by the Company or by one or more selling security holders, other than a Demand Registration Statement (in which case the ability of a Holder to participate in such Demand Registration Statement shall be governed by Section 2) or a registration statement on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, in connection with an exchange offer or an offering of securities exclusively to existing security holders of the Company or its subsidiaries or relating to a transaction pursuant to Rule 145 under the Securities Act, the Company shall give written notice of the proposed registration to all Holders holding Registrable Securities at least five (5) calendar days prior to the filing of the Registration Statement. Each Holder holding Registrable Securities shall have the right to request that all or any part of its Registrable Securities be included in the Registration Statement by giving written notice to the Company within three (3) calendar days after receipt of the foregoing notice by the Company, provided that such Holder elects to include its Registrable Securities in the Registration Statement in an amount not less than $10 million. Subject to the provisions of Sections 3.2, 3.3 and 6.2 the Company will include all such Registrable Securities requested to be included by the Holders in the Piggyback Registration Statement. For purposes of this Agreement, any registration statement of the Company in which Registrable Securities are included pursuant to this Section 3 shall be referred to as a “Piggyback Registration Statement.”

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3.2.     Withdrawal of Exercise of Rights. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Piggyback Registration Statement filed in connection with such registration, the Company or any other holder of securities that initiated such registration (an “Initiating Holder”) shall determine for any reason not to proceed with the proposed registration, the Company may at its election (or the election of such Initiating Holder(s), as applicable) give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith).

3.3.     Underwritten Offering. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities which the Company and the holders of the Registrable Securities and any other persons intend to include in such registration exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the number of such securities to be included in such registration shall be reduced to such extent, and the Company will include in such registration such maximum number of securities as follows: first, all of the securities the Company proposes to sell for its own account, if any; provided that the registration of such securities was initiated by the Company with respect to securities intended to be registered for sale for its own account; second, such number of Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Securities shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable.

3.4.     Selection of Underwriter. Except to the extent Section 2.3 applies, Registrable Securities proposed to be registered and sold under this Section 3 pursuant to an underwritten offering for the account of the Holders holding Registrable Securities shall be sold to prospective underwriters selected by the Company, provided that such underwriter or underwriters shall be reasonably acceptable to the Holders participating in such offering, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Holders participating in such offering and any other Holders demanding registration and the prospective underwriters.

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Section 4.     Limitations on Registration Rights

4.1.     Limitations on Registration Rights. Each Holder, together with all Affiliates or Permitted Transferees of such Holder, shall be entitled, collectively, to continue to exercise the registration rights under Section 2 and Section 3 of this Agreement until such Holder (and its Affiliates and Permitted Transferees) no longer holds Registrable Securities representing at least $5 million, as determined by reference to the volume weighted average price for such Registrable Securities on the Nasdaq Global Market (or such other securities exchange or market on which the Shares are then listed or quoted) for the five trading days immediately preceding the applicable determination date, and each such exercise of a registration right under this Agreement shall be with respect to a minimum of $5 million of the outstanding Registrable Securities of the Company (or all of the Registrable Securities of such Holder or Holders, if less than $5 million of the outstanding Registrable Securities of the Company are held by such Holder or Holders), as determined by reference to the volume weighted average price for such Registrable Securities on the Nasdaq Global Market (or such other securities exchange or market on which the Shares are then listed or quoted) for the five trading days immediately preceding the applicable determination date.

4.2.     Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Demand Registration Statement pursuant to Section 2.1, the proposed filing of any Piggyback Registration Statement pursuant to Section 3.1, the withdrawal of any Piggyback Registration Statement pursuant to Section 3.1 or any Suspension Event pursuant to Section 5.1; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any such notice to such Holder pursuant to Sections 2.1, 3.1, 3.2 or 5.1, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.2) and the related suspension period remains in effect, the Company will so notify such Holder, within one (1) Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of Suspension Event, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Event immediately upon its availability.

Section 5.     Suspension of Offering.

5.1.     Suspension of Offering. Notwithstanding the provisions of Sections 2 or Section 3, the Company shall be entitled to postpone the effectiveness of the Registration Statement, and from time to time to require Holders not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and it will maintain the confidentiality of any information included in such written notice delivered by the Company in accordance with Section 10.1 unless otherwise required by law or subpoena. If so directed by the Company, each Holder will deliver to the Company or, in each such Holder’s sole discretion destroy, all copies of the Prospectus covering the Registrable Securities in such Holder’s possession.

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Section 6.     Registration Procedures.

6.1.     Obligations of the Company. When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall:

(a)     use commercially reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

(b)     prepare and file with the SEC such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in the applicable provisions above;

(c)     promptly furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, the documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

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(d)     promptly notify the Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iii) of any delisting or pending delisting of the Shares by any national securities exchange or market on which the Shares are then listed or quoted, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(e)     use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(f)     until the expiration of the period during which the Company is required to maintain the effectiveness of the applicable Registration Statement as set forth in the applicable sections hereof, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event that has resulted, or could reasonably be expected to result, in (x) the Registration Statement, as is then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (y) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

(g)     if any event or occurrence giving rise to an obligation of the Company to notify the Holders pursuant to Section 6.1(f) takes place, subject to Section 5.1, the Company shall prepare and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document, and shall use commercially reasonable efforts to have such supplement or amendment declared effective, if required, as soon as practicable following the filing thereof, so that such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(h)     use commercially reasonable efforts to cause all such Registrable Securities to be listed or quoted on the national securities exchange or market on which the Shares are then listed or quoted, if the listing or quotation of such Registrable Securities is then permitted under the rules of such national securities exchange or market;

(i)     if requested by any Holder participating in an offering of Registrable Securities, as soon as practicable after such request, but in no event later than five (5) calendar days after such request, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the SEC and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company;

(j)     in connection with the preparation and filing of any Registration Statement or any sale of Securities in connection therewith, the Company will give the Holders offering and selling thereunder and their respective counsels the opportunity to review and provide comments on such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto (other than amendments or supplements that do not make any material change in the information related to the Company) (provided that the Company shall not file any such Registration Statement including Registrable Securities or an amendment thereto or any related prospectus or any supplement thereto to which such Holders or the managing underwriter or underwriters, if any, shall reasonably object in writing), and give each of them, together with any underwriter, broker, dealer or sales agent involved therewith, such access to its books and records and such opportunities to discuss the business of the Company and its subsidiaries with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder’s and such underwriters’ (or broker’s, dealer’s or sales agent’s, as the case may be) respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

(k)     provide a transfer agent and registrar, which may be a single entity, and a CUSIP number for the Registrable Securities not later than the effective date of the first Registration Statement filed hereunder;

(l)     cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the applicable Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Holders may reasonably request, and, within two (2) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, or shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel;

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(m)     enter into an underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of Registrable Securities, if the offering is to be underwritten, in whole or in part; provided that the Holders may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holders. The Holders shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding the Holders and their intended method of distribution and any other representation or warranty required by law. The Company shall cooperate and participate in the marketing of Registrable Securities, including participating in customary “roadshow” presentations, as the Holders and/or the managing underwriters may reasonably request; provided that the Company shall not be required to participate in any such presentation in connection with an offering of Registrable Securities for anticipated aggregate gross proceeds of less than $25 million; provided further that the Company and members of its management team will participate in customary investor conference calls related to a contemplated public offering of Registrable Securities (including any Block Trade) reasonably requested by the Holders and/or the managing underwriter without regard to the anticipated aggregate gross proceeds of such contemplated offering;

(n)     furnish, at the request of a Holder on the date that any Registrable Securities are to be delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such Shares are being sold through underwriters, or, if such Shares are not being sold through underwriters, on the date that the Registration Statement with respect to such Shares becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters, if any, to such Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company who have certified the Company’s financial statements included in such Registration Statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holder;

(o)     make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder; provided that such requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Securities Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(p)     take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the applicable Registration Statement.

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6.2.     Obligations of the Holders. In connection with any Registration Statement utilized by the Company to satisfy the provisions of this Agreement, each Holder agrees to reasonably cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that such cooperation shall include (a) responding within five (5) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in any such Registration Statement pursuant to the rules and regulations of the SEC, and (b) providing in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in any Registration Statement and related Prospectus.

6.3.     Participation in Underwritten Registrations. No Holder may participate in any underwritten registration, Underwritten Shelf Takedown or Block Trade hereunder unless such Holder (a) agrees to sell his or its Registrable Securities on the basis provided in the applicable underwriting arrangements (which shall include a customary form of underwriting agreement, which shall provide that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of the participating Holders) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form as reasonably required under the terms of such underwriting arrangements; provided, however, that, in the case of each of (a) and (b) above, if the provisions of such underwriting arrangements, or the terms or provisions of such questionnaires, powers of attorney, indemnities, underwriting agreements or other documents, are less favorable in any respect to such Holder than to any other person or entity that is party to such underwriting arrangements, then the Company shall use commercially reasonable best efforts to cause the parties to such underwriting arrangements to amend such arrangements so that such Holder receives the benefit of any provisions thereof that are more favorable to any other person or entity that is party thereto. If any Holder does not approve of the terms of such underwriting arrangements, such Holder may elect to withdraw from such offering by providing written notice to the Company and the underwriter.

6.4.     Offers and Sales. All offers and sales by a Holder under any Registration Statement shall be completed within the period during which the Registration Statement is required to remain effective pursuant to the applicable provision above and not the subject of any stop order, injunction or other order of the SEC. Upon expiration of such period, no Holder will offer or sell the Registrable Securities under the Registration Statement. If directed in writing by the Company, each Holder will return or, in each such Holder’s sole discretion destroy, all undistributed copies of the applicable Prospectus in its possession upon the expiration of such period.

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6.5.     Lockup. In connection with any underwritten public offering of securities of the Company, each Holder (other than Ms. Barnes and Messrs. Sturdivant and Colvin (except to the extent they are current directors of the Company) and each of their Permitted Transferees, unless participating in such underwritten public offering) agrees (a “Lock-Up Agreement”) not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, and not to effect any sale or distribution of other securities of the Company or of any securities convertible into or exchangeable or exercisable for any other securities of the Company (in each case, other than as part of such underwritten public offering), in each case, during the seven (7) calendar days prior to, and during such period as the managing underwriter may require (not to exceed ninety (90) calendar days) (or such other period as may be requested by the Company or the managing underwriter to comply with regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4), or any successor provisions or amendments thereto) beginning on, the closing date of the sale of such securities pursuant to such an effective registration statement, except as part of such registration; provided that all executive officers and directors of the Company are bound by and have entered into substantially similar Lock-Up Agreements; and provided further that the foregoing provisions shall only be applicable to such Holders if all such Holders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis.

Section 7.     Indemnification; Contribution.

7.1.     Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and any of their partners, members, managers, officers, directors, trustees, employees or representatives, as follows:

(a)     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to such Holders), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus (within the meaning of Rule 433 of the Securities Act, and together with any preliminary Prospectus and other information conveyed to the purchaser of Registrable Securities at the time of sale (as such terms are used in Rule 159(a) of the Securities Act), the “General Disclosure Package”), the General Disclosure Package, or any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)     against any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law;

(c)     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to such Holders), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission, or any such violation or alleged violation, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

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(d)     against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to such Holders), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, arbitration, action, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such violation or alleged violation, to the extent that any such expense is not paid under subparagraph (a), (b) or (c) above;

provided, however, that the indemnity provided pursuant to Sections 7.1 through 7.3 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or such Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if required by law to have been delivered, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

7.2.     Indemnification by Holder. Each Holder severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, as follows:

(a)     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus (within the meaning of Rule 433 of the Securities Act), the General Disclosure Package, or any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Holder; and

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(c)     against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing, defending or participating in (as a witness or otherwise) against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided, however, that a Holder shall only be liable under the indemnity provided pursuant to Sections 7.1 through 7.3 with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or such Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if required by law to have been delivered, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of Sections 7.1 through 7.3, a Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the aggregate net cash proceeds received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

7.3.     Conduct of Indemnification Proceedings. An indemnified party hereunder (the “Indemnified Party”) shall give reasonably prompt notice to the indemnifying party (the “Indemnifying Party”) of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party shall not relieve it from any liability which it may have under the indemnity provisions of Sections 7.1 or 7.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the Indemnified Party results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and shall not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided under Sections 7.1 or 7.2 above. If the Indemnifying Party so elects within a reasonable time after receipt of such notice, the Indemnifying Party may assume the defense of such action or proceeding at such Indemnifying Party’s own expense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the Indemnified Party unless such settlement, compromise or consent secures the unconditional release of the Indemnified Party; and provided further, that, if the Indemnified Party reasonably determines that a conflict of interest exists where it is advisable for the Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party’s expense. If the Indemnifying Party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the Indemnifying Party’s counsel shall be entitled to conduct the Indemnifying Party’s defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable fees and expenses of counsel for the Indemnified Party. In such event, however, the Indemnifying Party will not be liable for any settlement effected without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If an Indemnifying Party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding.

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7.4.     Contribution.

(a)     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 7.1 through 7.3 is for any reason held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Party and the Indemnifying Party, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4, a Holder shall not be required to contribute any amount (together with the amount of any indemnification payments made by such Holder pursuant to Section 7.2) in excess of the amount of the aggregate net cash proceeds received by such Holder from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c)     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7.4, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and any of their partners, members, officers, directors, trustees, employees or representatives, shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act shall have the same rights to contribution as the Company.

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Section 8.     Expenses.

8.1.     Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to Sections 2 or 3. Each Holder shall be responsible for the payment of any and all brokerage and sales commissions, fees and disbursements of the Holder’s counsel that are not Registration Expenses, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to any Registration Statement or otherwise.

Section 9.     Rule 144 Reporting.

9.1.     Rule 144 Reporting. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement, if the Shares of the Company are registered under the Securities Exchange Act, the Company agrees to:

(a)     make and keep public information available as those terms are understood and defined in Rule 144 at all times after ninety (90) calendar days after the effective date of the first registration statement filed by the Company;

(b)     file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements);

(c)     furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company), the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a registration statement (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

(d)     provide notice in writing to each Holder that then has one or more designees on the Company’s board of directors of the beginning and ending of any “blackout period” in connection with the Company’s publicly issuances from time to time of earnings releases for fiscal quarter or fiscal years.

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Section 10.     Confidentiality.

10.1.     Confidentiality. To the extent that the information and other material in connection with the registration rights contemplated in this Agreement (in any case, whether furnished before, on or after the date hereof) constitutes or contains confidential business, financial or other information of the Company or the Holders or their respective Affiliates, each party hereto covenants for itself and its directors, managers, partners, officers, employees and equityholders that it shall use due care to prevent its officers, directors, managers, partners, employees, equityholders, counsel, accountants and other representatives from disclosing such information to persons other than to their respective authorized employees, counsel, accountants, advisers, shareholders, partners, limited partners or members (or proposed shareholders, partners, limited partners or members or advisers of such persons), and other authorized representatives, in each case, so long as such person agrees to keep such information confidential in accordance with the terms hereof; provided, however, that each Holder or the Company may disclose or deliver any information or other material disclosed to or received by it should such Holder or the Company be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order or process and in any such instance the Holder or the Company, as the case may be, making such disclosure shall use reasonable efforts to consult with the Company prior to making any such disclosure. Notwithstanding the foregoing, a Holder will be permitted to disclose any information or other material disclosed to or received by it hereunder and not be required to provide the aforementioned notice, if such disclosure is in connection with such Holder’s reporting obligations pursuant to Section 13 or Section 16 of the Securities Exchange Act or a routine audit by a regulatory or self-regulatory authority that maintains jurisdiction over the Holder; provided, however, that such Holder agrees, in the case of (b) in the preceding clause, to undertake to file an appropriate request seeking to have any information disclosed in connection with such routine audit treated confidentially. For purposes of this Section 10.1, “due care” means at least the same level of care that such Holder would use to protect the confidentiality of its own sensitive or proprietary information. This Section 10.1 shall not apply to information that is or becomes publicly available (other than to a person who by breach of this Agreement has caused such information to become publicly available).

Section 11.     Miscellaneous.

11.1.     Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

11.2.     Notices. Notices to the Company and to the Holders shall be sent to their respective addresses as set forth on Schedule I attached to this Agreement. The Company or any Holder may require notices to be sent to a different address by giving notice to the other parties in accordance with this Section 11.2. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt if and when delivered personally, sent by facsimile transmission (the confirmation being deemed conclusive evidence of such delivery) or by courier service or five calendar days after being sent by registered or certified mail (postage prepaid, return receipt requested), to such parties at such address.

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11.3.     Public Announcements and Other Disclosure. No Holder shall make any press release, public announcement or other disclosure with respect to this Agreement without obtaining the prior written consent of the Company, except as permitted pursuant to Section 10.1 or as may be required by law or by the regulations of any securities exchange or national market system upon which the securities of any such Holder shall be listed or quoted; provided, that in the case of any such disclosure required by law or regulation, the Holder making such disclosure shall use all reasonable efforts to consult with the Company prior to making any such disclosure.

11.4.     Headings and Interpretation. All section and subsection headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning, construction or scope of any of the provisions hereof. The Holders hereby disclaim any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

11.5.     Entire Agreement; Amendment. This Agreement (including all schedules) constitutes the entire and only agreement among the parties hereto concerning the subject matter hereof and thereof, and supersedes any prior agreements or understandings concerning the subject matter hereof and thereof. Any oral statements or representations or prior written matter with respect thereto not contained herein shall have no force and effect. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company, the Holders that, in the aggregate, hold not less than 90% of the then remaining Registrable Securities; provided further that no provision of this Agreement may be amended or modified unless any and each Holder adversely affected by such amendment or modification in a manner different than other Holders has expressly consented in writing to such amendment or modification.

11.6.     Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by any Holder without the written consent of the Company; provided, however, that the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a Permitted Transferee of such Holder’s Registrable Securities; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, permitted assigns, legal representatives, executors and administrators, except as otherwise provided herein.

11.7.     Saving Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of any applicable law, such provision shall be void and ineffectual. In the event that applicable law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

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11.8.     Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart.

11.9.     Representations. Each of the parties hereto, as to itself only, represents that this Agreement has been duly authorized and executed by it and that all necessary corporate actions have been taken by it in order for this Agreement to be enforceable against it under all applicable laws. Each party hereto, as to itself only, further represents that all persons signing this Agreement on such party’s behalf have been duly authorized to do so.

11.10.     Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without application of the conflict of laws principles thereof.

11.11.     Service of Process and Venue. Each of the parties hereto consents to submit itself to the personal jurisdiction of the United States District Court of the District of Delaware, the Delaware Supreme Court and the federal courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement, agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, agrees that it will not bring any action relating to this Agreement in any court other than any court of the United States located in the State of Delaware and consents to service being made through the notice procedures set forth in Section 11.2 hereof. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail pursuant to Section 11.2 hereof shall be effective service of process for any suit or proceeding in connection with this Agreement.

11.12.     Specific Performance. The parties hereto agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with the terms hereof, and that the Holders and the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

11.13.     No Third Party Beneficiaries. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

11.14.     General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     the terms defined in this Agreement include the plural as well as the singular, and the use of any gender or neuter form herein shall be deemed to include the other gender and the neuter form;

(b)     references herein to “Sections”, “subsections,” “paragraphs”, and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

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(c) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(c)     the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(d)     the term “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; and

(e)     the term “person” means any individual, corporation, partnership, limited liability company, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency, or any other entity of whatever nature.

11.15.     Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Agreement or (b) such date as no Registrable Securities remain outstanding.

11.16.     Restriction on Transfer After Transaction. The Shares issued upon the exchange of Pure Founder Shares may not be sold until (a) with respect to Shares issued upon exchange of 50% of the Pure Founder Shares, the period ending on the earlier of (i) one year after the Effective Date or (ii) subsequent to the Effective Date, if the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20-trading days within any 30-trading day period commencing after the Effective Date and (b) with respect to the Shares issued upon the exchange of the remaining 50% of the Pure Founder Shares, one year after the Effective Date, or earlier, in either case, if, subsequent to the Effective Date on the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Shares for cash, securities or other property.

11.17.     No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with, or superior to, the registration rights granted to the Holders by this Agreement. Notwithstanding any other rights and remedies the Holders may have in respect of the Company or such other party pursuant to this Agreement, if the Company enters into any other registration rights or similar agreement with respect to any of its securities that contains provisions that violate the preceding sentence, the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that such Holders of such Registrable Securities shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions, as the case may be. For the avoidance of doubt, each Holder party to the Registration Rights Agreement, dated as of April 12, 2018, between Pure, HighPeak Pure Acquisition, LLC and the other Holders party thereto, agrees that any rights thereunder with respect to Pure are hereby superseded in all respects by the rights of such Holders hereunder with respect to the Company.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name:	Steven W. Tholen
Title:	Chief Financial Officer

HIGHPEAK HOLDERS:

HIGHPEAK PURE ACQUISITION, LLC

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	President & CEO

HIGHPEAK ENERGY, LP

By:	HighPeak Energy GP, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

HIGHPEAK ENERGY II, LP

By:	HighPeak Energy GP II, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

Signature Page to

Registration Rights Agreement

HIGHPEAK ENERGY III, LP

By:	HighPeak Energy GP III, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

/s/ Jack Hightower
Jack Hightower

/s/ Sylvia K. Barnes
Sylvia K. Barnes

/s/ Jared S. Sturdivant
Jared S. Sturdivant

/s/ M. Gregory Colvin
M. Gregory Colvin

FORWARD PURCHASE HOLDERS:

JOHN PAUL DEJORIA FAMILY TRUST

By:	/s/ John Paul DeJoria
Name:	John Paul DeJoria
Title:	Trustee

Signature Page to

Registration Rights Agreement

Schedule I

NOTICE ADDRESSES

Party	Address for Notice
HighPeak Energy, Inc.	421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102
HighPeak Pure Acquisition, LLC	421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102
HighPeak Energy, LP	421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102
HighPeak Energy II, LP	421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102
HighPeak Energy III, LP	421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102
Jack Hightower	[Redacted]
Sylvia K. Barnes	[Redacted]
Jared S. Sturdivant	[Redacted]
M. Gregory Colvin	[Redacted]
John Paul DeJoria Family Trust	[Redacted]

Schedule I

Exhibit 10.1

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT (as hereafter amended, restated, modified or supplemented in accordance herewith, this “Agreement”), dated as of August 21, 2020, is entered into by and among (i) HighPeak Energy, Inc., a Delaware corporation (the “Company”); (ii) HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“HighPeak Acquisition”), HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), and HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II” and together with HighPeak Acquisition and HighPeak I, each, a “Sponsor” and collectively, “Sponsors”); and (iii) Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

RECITALS

WHEREAS, (i) Pure Acquisition Corp., a Delaware corporation (“Parent”), (ii) the Company, (iii) Pure Acquisition Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“MergerSub”), (iv) HighPeak I, (v) HighPeak II, (vi) HighPeak Energy III, LP, a Delaware limited partnership, (vii) HPK Energy, LLC, a Delaware limited liability company, and (viii) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company, entered into that certain Business Combination Agreement, dated as of May 4, 2020 (as amended, restated, supplemented or otherwise modified from time to time, including as amended on June 12, 2020, July 1, 2020 and July 24, 2020, the “BCA”), pursuant to which, among other things, MergerSub will merge with and into Parent, with Parent surviving as a wholly-owned subsidiary of the Company (the “Parent Merger”), and each outstanding share of Class A common stock of Parent, par value $0.0001 per share (“Parent Class A Stock”), and Class B common stock of Parent, par value $0.0001 per share (“Parent Class B Stock”), (other than certain shares of Parent Class B Stock that will be surrendered for cancellation by HighPeak Acquisition) will be converted into the right to receive (A) one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), (and cash in lieu of fractional shares, if any), and (B) solely with respect to each outstanding share of Parent Class A Stock,  a cash amount equal to the amount, if any, by which the per-share redemption value of Parent Class A Stock at the closing of the business combination contemplated by the BCA (the “Closing”) exceeds $10.00 per share, without interest, (ii) one CVR (as defined herein) for each one whole share of Common Stock (excluding fractional shares) issued pursuant to clause (A) with respect to such share of Parent Class A Stock and (iii) one warrant to purchase one share of Common Stock at an exercise price of $11.50 per share for each one whole share of Common Stock (excluding fractional shares) issued pursuant to clause (A) with respect to such share of Parent Class A Stock (the consideration described in clauses (A) and (B), collectively, the “Merger Consideration”); and

WHEREAS, the Company has agreed to provide CVRs to (i) the holders of shares of Parent Class A Stock as part of the Merger Consideration and (ii) investors participating in a private issuance and sale of up to 15,000,000 units of securities, with each such unit including one share of Common Stock, one CVR and one warrant to purchase Common Stock, in connection with the Closing pursuant to the terms of an Amended & Restated Forward Purchase Agreement, as contemplated by the BCA (the “Forward Purchase Investment”);

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties hereto agree as follows:

Article I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

1.1     Definitions. As used in this Agreement, the following terms will have the following meanings:

“Affiliate” means as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“BCA” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy, delivered to the Rights Agent and Sponsors, of a resolution certified by a duly authorized officer of the Company to have been duly adopted by the Board of Directors or a written consent signed by the requisite directors serving on the Board of Directors and, in either case, that is in full force and effect on the date so delivered to the Rights Agent and Sponsors.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Fort Worth, Texas are authorized or obligated by law or executive order to remain closed; provided, that banks shall be deemed to be generally open for business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Entity if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

“Change of Control” means:

(a)     any acquisition on any date after the Closing by any Person/Group of beneficial ownership (as defined in Section 13(d) of the Exchange Act) of Common Stock that, with the Common Stock already held by such Person/Group, constitutes more than 50% of the total voting power of the Common Stock; provided, however, that for purposes of this subsection, the acquisition of additional Common Stock (other than with respect to an acquisition that results in a Person/Group owning 100% of the outstanding Common Stock) (i) by any Person/Group who, prior to such acquisition, beneficially owns more than 50% of the total voting power of the Common Stock or (ii) pursuant to a pro rata distribution by any Sponsor or their Affiliates to their respective equityholders as of the Closing will not be considered a Change of Control; or

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(b)     any acquisition on any date after the Closing of the Company by another entity by means of (i) any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company and its subsidiaries, if, in case of either clause (i) or clause (ii), the number of shares of Common Stock outstanding immediately following the Closing (as adjusted for any stock split or other recapitalization event) will, immediately after such transaction, series of related transactions or sale, represent less than 50% of the total voting power of the surviving or acquiring entity.

“Closing” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Common Stock” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Company” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“CVR Holder” means a Person in whose name a CVR is registered in the CVR Register at any date of determination.

“CVR Maturity Date” shall have the meaning assigned to such term in Section 2.4(a).

“CVR Register” shall have the meaning assigned to such term in Section 2.2(b).

“CVRs” means the rights of Qualifying CVR Holders to receive a contingent payment in the form of Common Stock (or in such other form as is provided for herein) pursuant to this Agreement.

“Depositary” has the meaning set forth in Section 2.2(c).

“Escrow Agent” shall have the meaning assigned to such term in Section 2.3.

“Escrow Agreement” shall have the meaning assigned to such term in Section 2.3.

“Escrowed Shares” shall have the meaning assigned to such term in Section 2.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Event” shall have the meaning assigned to such term in Section 2.4(g).

“Forward Purchase Investment” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Governmental Entity” shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, university, and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, in each case whether federal, state, county, provincial and whether local or foreign.

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“HighPeak Acquisition” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“HighPeak I” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“HighPeak II” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“Merger Consideration” shall have the meaning assigned to such term in the Recitals to this Agreement.

“MergerSub” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Notice of Per CVR Preferred Return Amount and Instruction Letter” shall have the meaning assigned to such term in Section 2.4(b).

“Parent” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Parent Class A Stock” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Parent Class B Stock” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Parent Merger” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Per CVR Preferred Return Amount” means the greater of:

(a)     $0.00; and

(b)     the positive difference, if any, between the following two figures calculated by subtracting the figure described in clause (ii) from the figure described in clause (i):

(i)     the value obtained by adding (A) $10.00 plus (B) the quotient obtained by dividing (i) the number of days in the period that commences on the Closing and ends on, but excludes, the CVR Maturity Date by (ii) 365; and

(ii)     the greater of (such greater amount being the “Reference Price”) (A) the volume-weighted average price of one share of Common Stock during the 65 trading days immediately preceding the CVR Maturity Date, as reported by Bloomberg, L.P. or, if not reported by Bloomberg, L.P., in another authoritative source reasonably selected by the Company and (B) $4.00.

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“Permitted Delays” shall have the meaning assigned to such term in Section 2.4(d).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

“Person/Group” means either (a) a Person or (b) two or more Persons that are deemed to be a “person” under Section 13(d)(3) of the Exchange Act

“Preferred Return” means, with respect to a Qualifying CVR Holder and calculated as of the CVR Maturity Date, a number of Escrowed Shares equal to the greater of zero and the quotient obtained (rounded to the nearest whole number of Escrowed Shares) by dividing:

(a)     the difference obtained by subtracting:

(i)     the product of (A) the sum obtained by adding (i) the aggregate amount of any and all dividends paid with respect to one share of Common Stock on or prior to the CVR Maturity Date, plus (ii) the aggregate amount of any and all dividends declared with respect to one share of Common Stock on or prior to the CVR Maturity Date, but unpaid as of the CVR Maturity Date multiplied by (B) the number of CVRs held by such Qualifying CVR Holder as of the close of business on the CVR Maturity Date and verified pursuant to the Qualifying CVR Holder Certification, which in no event shall be more than the number of CVRs reflected for such Qualifying CVR Holder on the CVR Register; from

(ii)     the product of (A) the Per CVR Preferred Return Amount multiplied by (B) the number of CVRs held by such Qualifying CVR Holder as of the close of business on the CVR Maturity Date and verified pursuant to the Qualifying CVR Holder Certification, which in no event shall be more than the number of CVRs reflected for such Qualifying CVR Holder on the CVR Register; by

(b)     the Reference Price.

For reference, an illustration of the aggregate number of Escrowed Shares that would constitute the Preferred Return for a Qualifying CVR Holder under a variety of Reference Price scenarios, based on an assumption that such Qualifying CVR Holder held one CVR as of the CVR Maturity Date (and shown for scenarios in which the CVR Maturity Date is on either the second anniversary of Closing or the date that is thirty months following Closing), are attached hereto as Exhibit B and Exhibit C, respectively.

“Preferred Return Statement” shall have the meaning assigned to such term in Section 2.4(d).

“Qualifying CVR Holder” shall have the meaning assigned to such term in Section 2.4(c).

“Qualifying CVR Holder Certification” shall have the meaning assigned to such term in Section 2.4(c).

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“Reference Price” shall have the meaning assigned to such term in clause (b)(ii) of the definition of “Per CVR Preferred Return Amount.”

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“SEC” shall have the meaning assigned to such term in Section 2.4(d)(A).

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” and “Sponsors” shall have the meanings assigned to such terms in the first paragraph of this Agreement.

“Stockholders’ Agreement” means the Stockholders’ Agreement to be entered into at the Closing as contemplated by the BCA.

“Suspension Event” shall have the meaning assigned to such term in Section 2.8(b).

“Tax” means any tax or similar charge, levy or other assessment of any kind, including income, corporate, capital, excise, property, sales, use, turnover, value added and franchise tax, deduction, withholding and custom duty, together with all interest, penalties and additions to tax imposed by any Governmental Entity.

1.2     Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time. All references to dollars or “$” refer to United States dollars. References to days mean calendar days unless otherwise specified. Unless otherwise defined herein, the terms herein shall have the meaning ascribed to them in the BCA.

Article II
CONTINGENT VALUE RIGHTS

2.1     CVRs. The CVRs represent the rights of CVR Holders to receive a contingent payment in the form of Common Stock (or in such other form as is provided for herein) pursuant to this Agreement. One CVR shall be issued by the Company for each one whole share of Common Stock (excluding any fractional shares) that is issued (a) as Merger Consideration to the recipient of such Merger Consideration or (b) to a purchaser pursuant to the Forward Purchase Investment.

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2.2     No Certificate; Registration; Registration of Transfer; Change of Address.

(a)     The CVRs will not be evidenced by a certificate or other instrument.

(b)     The Rights Agent will keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers thereof. The Rights Agent shall make the CVR Register available to the Company and Sponsors upon reasonable request, including, for the avoidance of doubt, for purposes of calculating the amounts to be set forth in the Preferred Return Statement.

(c)     The CVRs shall be deposited with the Rights Agent as the custodian for The Depository Trust Company (including its nominees and successors (the “Depositary”). A CVR (but not any fraction of a CVR) may only be transferred by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)     The transfer and exchange of beneficial interests in the CVRs will be effected through the Depositary, in accordance with the provisions of this CVR Agreement and the applicable rules and procedures of the Depositary that apply to such transfer or exchange. No written orders or instructions shall be required to be delivered to the Rights Agent to effect the transfers described in this Section 2.2(d).

2.3     Escrowing of Shares. For good and valuable consideration, including the performance of the obligations of the other parties hereto described herein, promptly following the Closing (but no later than three Business Days following the date of the Closing), Sponsors shall collectively deliver to Continental Stock Transfer & Trust Company (the “Escrow Agent”) a number of shares of Common Stock equal to the maximum number of shares of Common Stock that could become issuable to CVR Holders (assuming all such CVR Holders constituted Qualifying CVR Holders and all CVRs were outstanding as of the CVR Maturity Date) pursuant to the terms of this Agreement as determined as of the Closing (the “Escrowed Shares”) pursuant to an escrow agreement (the “Escrow Agreement”) substantially in the form attached hereto as Exhibit A, with such Escrowed Shares to be held in escrow and only released in accordance with the terms thereof.

2.4     Procedures for Satisfaction of Contingent Value Rights; Qualifying CVR Holders.

(a)     Notice of CVR Maturity Date. No later than one Business Day prior to the second anniversary of the Closing, Sponsors and the Company will issue a press release stating the date that Sponsors have determined, in their sole discretion, to set as the intended date of maturity and calculation of the Preferred Return with respect to the Qualifying CVR Holders, which intended date of maturity and calculation may be any date occurring during the period beginning on (and including) the second anniversary of the Closing and ending on (and including) the date that is thirty months following the Closing (such specified date, or the date of an applicable Change of Control as contemplated by Section 2.4(f)(ii), the “CVR Maturity Date”).

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(b)     Notice of Per CVR Preferred Return Amount and Instruction Letter. No later than the date that is 10 days following the CVR Maturity Date, the Company and Sponsors will deliver written notice to the Rights Agent setting forth the Per CVR Preferred Return Amount (for further delivery to the CVR Holders along with a written statement setting forth the requirements contained in Section 2.4(c) to become a Qualifying CVR Holder and instructions for providing such information (a “Notice of Per CVR Preferred Return Amount and Instruction Letter”)).

(c)     Requirements of Qualifying CVR Holders. In order to be eligible to receive a Preferred Return, a CVR Holder must deliver to the Company and Sponsors in the manner and within the period of time specified in the Notice of Per CVR Preferred Return Amount and Instruction Letter, any information (including any IRS Form W-9s or W-8s) reasonably requested by the Company and Sponsors as specified in the Notice of Per CVR Preferred Return Amount and Instruction Letter in connection with satisfying their obligations under this Agreement (collectively, a “Qualifying CVR Holder Certification”). Each CVR Holder who completes the aforementioned requirements shall be designated as a “Qualifying CVR Holder”.

(d)     Delivery of Preferred Return Statement. No later than the date that is 20 Business Days following the deadline for Qualifying CVR Holder Certifications set forth in the Notice of Per CVR Preferred Return Amount and Instruction Letter, the Company and Sponsors shall deliver to the Rights Agent (i) a written statement setting forth the Preferred Return for each Qualifying CVR Holder (the “Preferred Return Statement”) and (ii) any letter of instruction reasonably required by the Rights Agent related to the issuance of the Preferred Return with respect to any such Qualifying CVR Holders; provided, however, that the Company and Sponsors may delay the delivery of the Preferred Return Statement if there is any (A) issuance by the Securities and Exchange Commission (“SEC”) of any stop order suspending the effectiveness of any registration statement upon which any of the shares of Common Stock to be issued pursuant to this Agreement are to be registered or the initiation or threat of any proceedings for that purpose, (B) delisting or pending delisting of any shares of Common Stock to be issued pursuant to this Agreement by any national securities exchange or market on which such shares are then listed, quoted or admitted to trading or any refusal to list such shares on any national securities exchange or market on which they are intended to be listed or admitted to trading, (C) receipt by the Company of any notification with respect to the suspension of the qualification of shares of Common Stock to be issued pursuant to this Agreement for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose or (D) Suspension Event (collectively, the matters described in clauses (A) through (D), “Permitted Delays”).

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(e)     Issuance of Preferred Return and Release of Escrowed Shares. The Rights Agent will promptly, and in any event within 10 Business Days following its receipt of the Preferred Return Statement as well as any letter of instruction reasonably required by the Rights Agent (subject to any reasonable delay in the event of a Permitted Delay), (i) coordinate with the Company (including in any capacity as the Company’s transfer agent) to effect the Company’s issuance of the applicable Preferred Return, subject to Section 2.4(h), to each Qualifying CVR Holder (with any such shares of Common Stock so issued being in uncertificated book-entry form), (ii) instruct the Escrow Agent to release, in accordance with the Escrow Agreement, to the Company for forfeiture and cancellation a number of Escrowed Shares equal to the aggregate number of shares of Common Stock issued to all Qualifying CVR Holders as Preferred Return and (iii) instruct the Escrow Agent to release, in accordance with the Escrow Agreement, to Sponsors, all remaining Escrowed Shares not released to the Company for forfeiture and cancellation pursuant to clause (ii). Notwithstanding anything herein to the contrary, in no event shall any party hereto be required to issue to (A) the Qualifying CVR Holders an aggregate amount of shares of Common Stock in excess of the number of Escrowed Shares held in escrow with the Escrow Agent or (B) any Qualifying CVR Holder any fractional share of Common Stock. If any fractional share of Common Stock would otherwise be required to be issued to a Qualifying CVR Holder but for this sentence, the number of shares of Common Stock to be issued to such Qualifying CVR Holder shall be rounded down to the nearest whole number. For the avoidance of doubt, (i) each CVR held by a CVR Holder that is not a Qualifying CVR Holder shall be deemed to be immediately and automatically cancelled as of the CVR Maturity Date, with no further consideration owed to such CVR Holder and (ii) each CVR held by a Qualifying CVR Holder shall be deemed to be immediately and automatically cancelled upon the issuance of the applicable Preferred Return to such Qualifying CVR Holder, or as otherwise contemplated by Section 2.4(i).

(f)     Change of Control. If, prior to the CVR Maturity Date, a Change of Control occurs and the consideration in such Change of Control (including the aggregate value of any and all cash, equity securities, debt securities or other assets, with such value being determined pursuant to the documents effecting the Change of Control or, if such documents do not clearly specify such aggregate value, then such aggregate value as is reasonably calculated by Sponsors) attributable to any share of Common Stock has an aggregate value that:

(i)     is at least (x) $12.00 per share of Common Stock if the Change of Control occurs prior to the second anniversary of the Closing or (y) $12.50 per share of Common Stock if the Change of Control occurs after the second anniversary of the Closing, then from and after the date of the Change of Control (A) the Preferred Return shall be deemed satisfied with respect to all CVRs and all CVRs shall be deemed immediately and automatically cancelled as of the date of such Change of Control and (B) the Rights Agent shall cause the Escrow Agent to release a correlative number of Escrowed Shares (or, if applicable, the consideration received therefore as a result of the Change of Control) to Sponsors in accordance with the Escrow Agreement; or

(ii)     is less than the per share of Common Stock value specified in clause (x) or clause (y), as applicable, of Section 2.4(f)(i) for the applicable date of the Change of Control, then the Escrowed Shares (or, if applicable, the consideration received therefore as a result of the Change of Control) shall remain in escrow with the Escrow Agent for future release on or after the CVR Maturity Date (or such earlier date as Sponsors and the Rights Agent may mutually agree) pursuant to the terms of this Section 2.4 (as the same may be reasonably modified by Sponsors solely to equitably account for any changes of the securities or other consideration held in escrow as a result of the Change of Control, so as to prevent diminution or enlargement of the benefits intended to be provided pursuant to this Agreement); provided, however, that if any Change of Control occurs pursuant to this clause (ii) the consideration for which consists solely of cash, then, the date of such Change of Control shall be, for all purposes hereunder, the CVR Maturity Date and the Company shall promptly issue a press release so stating and the parties hereto shall take such other actions pursuant to this Section 2.4 consistent with the CVR Maturity Date being the date of such Change of Control with respect to the CVRs to effect as near as possible the intent of this Section 2.4 (including, to the extent determined by Sponsors, causing the release of escrowed cash funds (received as consideration for the Escrowed Shares as a result of the Change of Control) to be released to Qualifying CVR Holders as part of their Preferred Return, if any, in lieu of issuances of shares of Common Stock).

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The Company (or any successor thereto pursuant to a Change of Control) shall promptly, and in any event, within five Business Days following any Change of Control, provide written notice to the Rights Agent and Sponsors of such Change of Control.

(g)     Adjustments for Extraordinary Events. Notwithstanding anything in this Agreement to the contrary, if prior to the CVR Maturity Date there is any recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, exchange of Common Stock, repurchase or other change in the corporate structure of the Company affecting the Common Stock (each, an “Extraordinary Event”), the terms of this Agreement shall be deemed modified to equitably account for such Extraordinary Event and to prevent diminution or enlargement of the benefits intended to be provided pursuant to this Agreement, with any specific modifications to be as determined by Sponsors, in their reasonable discretion. The Company (or any successor thereto pursuant to an Extraordinary Event) shall promptly, and in any event, within five Business Days following any Extraordinary Event, provide written notice to the Rights Agent and Sponsors of such Extraordinary Event.

(h)     Withholding. The Company or its Affiliate shall be entitled to deduct and withhold, or cause the Rights Agent to deduct and withhold, from any Preferred Return or any other amounts otherwise payable pursuant to this Agreement, such amounts as are required to be deducted and withheld therefrom under any provision of applicable Tax law as reasonably determined by the Company. Any such withholding may be made, or caused to be made, by the Company by making payments with respect to Qualifying CVR Holders through the Company’s or its Affiliate’s payroll system or any successor payroll system. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Qualifying CVR Holder, other than ordinary course payroll withholding and reporting on any Preferred Return, the Company shall instruct the Rights Agent to solicit, to the extent not already in its possession, IRS Form W-9s or W-8s, or any other appropriate forms or information, from Qualifying CVR Holders in order to provide a reasonable opportunity for the Qualifying CVR Holder to timely provide any necessary Tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding, and the payment of such Preferred Return may be reasonably delayed in order to gather such necessary Tax forms. The Company, its Affiliates and the Rights Agent may assume all such forms in its possession or provided by any Qualifying CVR Holder are valid under applicable law until subsequently notified by such Qualifying CVR Holder. The Company or its Affiliate shall, or shall cause the Rights Agent to, take all action that may be necessary to ensure that any amounts withheld in respect of Taxes are promptly remitted to the appropriate Governmental Entity. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and as required by applicable law, the Company shall, in a timely manner, deliver (or shall cause the Rights Agent to deliver) to the Person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable documents evidencing such withholding.

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(i)     No Liability. None of the Company, the Rights Agent or any other party hereto shall be liable to any Qualifying CVR Holder for all or any portion of any such Qualifying CVR Holder’s Preferred Return properly delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar law. If any information or other matters to be delivered by a Qualifying CVR Holder to any other party hereto has not been delivered prior to the time that is immediately prior to the time at which (i) all or any portion of such Qualifying CVR Holder’s Preferred Return would otherwise escheat to or become the property of any Governmental Entity or (ii) this Agreement would terminate pursuant to Section 5.10(b), such Preferred Return (or portion thereof) shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any Person previously entitled thereto and such applicable CVRs shall be deemed immediately and automatically cancelled.

(j)     Authorized Shares. The shares of Common Stock issuable to Qualifying CVR Holders on the CVR Maturity Date will, when issued, (i) be duly authorized and validly issued, (ii) be fully paid and non-assessable, (iii) be issued in compliance with all applicable laws, (iv) not be subject to preemptive rights or restrictions on transfer, other than applicable federal or state securities or “blue sky” laws and any restrictions on transfer set forth in the Stockholders’ Agreement; and (v) assuming the accuracy of the representations of the applicable Qualifying CVR Holder to be delivered to the Company on or after the CVR Maturity Date, the shares of Common Stock issued in satisfaction of any Preferred Return will be issued in compliance with all applicable federal or state securities or “blue sky” laws and  assuming the accuracy of the representations of the applicable Qualifying CVR Holder to be delivered to the Company on or after the CVR Maturity Date, not be issued in violation of any options, warrants, calls, rights (including preemptive rights), the organizational documents of the Company, commitments or agreements to which the Company is a party or by which it is bound.

2.5     No Voting, Dividends or Interest; No Equity or Ownership Interest in the Company.

(a)     The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any CVR Holder.

(b)     The CVRs will not represent any equity or ownership interest in the Company, any constituent company to any of the transactions contemplated by the BCA or any of their respective Affiliates.

2.6     Ability to Abandon CVR. A CVR Holder may at any time, at such CVR Holder’s option, abandon all of such CVR Holder’s remaining rights in a CVR by transferring such CVR to the Company or any of the Company’s Affiliates without consideration therefor and as of such time of transfer such CVR shall be immediately and automatically cancelled. Nothing in this Agreement shall prohibit the Company or any of the Company’s Affiliates from offering to acquire or acquiring any CVRs for consideration from the CVR Holders, in private transactions or otherwise, in its sole discretion.

2.7     Effect on Other Agreements. The parties hereby acknowledge and agree that (a) the escrow of Escrowed Shares contemplated by Section 2.3 (but expressly excluding any transfer of Escrowed Shares to the Qualifying CVR Holders or a third party) shall not in and of itself be deemed a “Transfer” pursuant to the Stockholders’ Agreement or Registration Rights Agreement, as applicable, that the Company and Sponsors intend to enter into at Closing with the other parties thereto, (b) the Company, Sponsors and the Escrowed Shares shall otherwise remain subject to any and all applicable terms set forth in such Stockholders’ Agreement or Registration Rights Agreement, and (c) as more fully described in the Escrow Agreement, Sponsors shall maintain voting rights and rights to receipt of cash dividends with respect to all Escrowed Shares at all times prior to the CVR Maturity Date.

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2.8     Registration and Listing.

(a)     Subject to Section 2.8(b), the Company agrees to use commercially reasonable efforts to keep a registration statement and related prospectus (or multiple registration statements) that complies as to form and substance in all material respects with applicable SEC rules providing for the issuance of the maximum number of shares of Common Stock that could be issued with respect to the CVRs continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) during any period that could reasonably be expected to include a CVR Maturity Date until the earlier of the date and time at which all Preferred Returns have been paid in full to all Qualifying CVR Holders in accordance with the terms of this Agreement or the Company determines that no Preferred Returns are issuable with respect to all outstanding CVRs.

(b)     Notwithstanding the provisions of Section 2.8(a), the Company shall be entitled to postpone the effectiveness of any registration statement, and the issuance of any shares of Common Stock in connection with the issuance of any Preferred Returns, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Board of Directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in any such registration statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in any such registration statement would be expected, in the reasonable determination of the Board of Directors, upon the advice of legal counsel, to cause any such registration statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend any registration statements on more than two occasions or for more than 60 consecutive calendar days, or more than ninety (90) total calendar days, in each case during any 12-month period.

(c)     The Company shall use commercially reasonable efforts to effect and maintain the listing of the CVRs on the Nasdaq Global Market, New York Stock Exchange (or another national securities exchange) until this Agreement has been terminated.

2.9     Tax Treatment. Except to the extent any portion of a Preferred Return is required to be treated as imputed interest pursuant to applicable Tax law or as otherwise required by applicable Tax law, the parties hereto intend to treat the Preferred Returns for all Tax purposes as the right to receive additional shares of Common Stock received pursuant to (a) the Parent Merger to the extent the CVRs were obtained as Merger Consideration and (b) the Forward Purchase Investment to the extent the CVRs were obtained pursuant to the Forward Purchase Investment. The Company shall report imputed interest on the CVRs as required by applicable law.

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Article III
THE RIGHTS AGENT

3.1     Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

3.2     Certain Rights of Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(a)     the Rights Agent may rely and will be protected and held harmless by the Company in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)     whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Rights Agent may rely upon an officer’s certificate delivered by the Company or any Sponsor, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability and be held harmless by the Company or such Sponsor, as applicable, for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c)     the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)     the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e)     the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f)     the Rights Agent shall not be liable for or by reason of, and shall be held harmless by the Company with respect to, any of the statements of fact or recitals contained in this Agreement and shall not be required to verify the same (and shall be held harmless by the Company with respect to same), but all such statements and recitals are and shall be deemed to have been made by the Company or any other applicable party only;

(g)     the Rights Agent will have no liability and shall be held harmless by the Company in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by the Company and Sponsors); nor shall it be responsible for any breach by the Company or Sponsors of any covenant or condition contained in this Agreement;

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(h)     the Company agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct; or is a result of the Rights Agent not adhering to the provisions of any Tax withholding made or not made by the Rights Agent (or anyone on its behalf);

(i)     the Company agrees to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and the Company on or prior to the date hereof and to reimburse the Rights Agent for all Taxes and governmental charges, reasonable and documented out-of-pocket expenses incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)) other than, in each case, amounts for which the Rights Agent is liable pursuant to Section 3.2(h). The Rights Agent will also be entitled to reimbursement from the Company for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

(j)     no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(k)     the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

(l)     the Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any securities of the Company or have a pecuniary interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or any other Person;

(m)     the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

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(n)     except instructions to the Rights Agent as contemplated by this Agreement, the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including, without limitation, the BCA, nor shall the Rights Agent be required to determine if any person or entity has complied with any such agreements, instruments or documents, nor shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

3.3     Resignation and Removal; Appointment of Successor.

(a)     The Rights Agent may resign at any time by giving written notice thereof to the Company and Sponsors specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified, but in no event will such resignation become effective until a successor Rights Agent has been appointed. The Company has the right to remove Rights Agent at any time by specifying a date when such removal will take effect, but no such removal will become effective until a successor Rights Agent (that is reasonably agreeable to Sponsors) has been appointed. Notice of such removal will be given by the Company to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

(b)     If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, the Company will as soon as is reasonably possible appoint a qualified successor Rights Agent (which must be a Person reasonably agreeable to Sponsors). Notwithstanding the foregoing, if the Company shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)     The Company will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent to the CVR Holders, which may be effected by any public filing or press release made or issued, as applicable, by the Company, or by any other means reasonably anticipated to provide notice thereof to the CVR Holders. Each notice will include the name and address of the successor Rights Agent. If the Company fails to give such notice within 10 days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be given at the expense of the Company.

3.4     Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to the Company, Sponsors and the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of the Company or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

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Article IV
AMENDMENTS

4.1     Amendments without Consent of CVR Holders.

(a)     Without the consent of any CVR Holders or the Rights Agent, the Company, when authorized by a Board Resolution, and Sponsors may, at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by the Company and Sponsors, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, materially and adversely affect the interests of the CVR Holders, or materially and adversely affect the rights, duties, responsibilities or protections of the Rights Agent:

(i)     to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein as provided in Section 5.2;

(ii)     to add to the covenants of the Company or Sponsors such further covenants, restrictions, conditions or provisions as the Company or Sponsors shall determine to be for the protection of the CVR Holders;

(iii)     to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)     to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 3.3 and 3.4; or

(v)     any other amendment hereto that does not adversely affect the legal rights under this Agreement of any CVR Holder.

(b)     Without the consent of any CVR Holders, the Company, when authorized by a Board Resolution, Sponsors and the Rights Agent, in the Rights Agent’s sole and absolute discretion, may at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by the Company, Sponsors and Rights Agent in order to reduce the number of CVRs to reflect any transfers and cancellations of CVRs pursuant to Section 2.6.

4.2     Amendments with Consent of CVR Holders.

(a)     In addition to any amendment, modification, supplement or waiver pursuant to Section 4.1 (which may be made without the consent of the CVR Holders), the Company, when authorized by a Board Resolution, Sponsors and the Rights Agent, in the Rights Agent’s sole and absolute discretion, may at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by the Company, Sponsors and Rights Agent, if such parties have first obtained the affirmative vote of or a written consent signed by CVR Holders holding at least a majority of the outstanding CVRs. Any amendment, modification, supplement or waiver made in compliance with this Section 4.2 may be made for any purpose, including adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the CVR Holders.

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(b)     Execution of Amendments; Delivery of Amendments. In executing any amendment, modification, supplement or waiver permitted by this Article IV, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by the Company stating that the execution of such amendment, modification, supplement or waiver is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment, modification, supplement or waiver that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. The Company will give notice of any amendment, modification, supplement or waiver of any provision under this Agreement to the CVR Holders and each other party hereto not executing the same, which notice may be effected by any public filing or press release made or issued, as applicable, by the Company, or by any other means reasonably anticipated to provide notice thereof to the CVR Holders and the other applicable parties hereto; provided, that any failure to so notify the CVR Holders or any other party shall not affect the validity of such amendment, modification, supplement or waiver.

4.3     Effect of Amendments. Upon the execution of any amendment, modification, supplement or waiver under this Article IV, this Agreement will be modified in accordance therewith, such amendment, modification, supplement or waiver will form a part of this Agreement for all purposes and every CVR Holder and party hereto will be bound thereby.

Article V
OTHER PROVISIONS OF GENERAL APPLICATION

5.1     Notices to Rights Agent and the Company. All notices and other communications hereunder shall be in writing and shall be deemed duly given on the date of delivery if delivered personally, on the date of delivery if sent via e-mail (with confirmation of transmission and no subsequent notice of failure of receipt) if sent prior to 5:00 pm Houston, Texas time on a Business Day or on the next succeeding Business Day if not sent prior to such time on a Business Day, on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or solely with respect to notices and other communications to be given to CVR Holders, on the date of any public filing or the issuance of any press release by the Company with respect to such notice or other communication. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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If to the Company, to:

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102
Attention: Steven W. Tholen
E-mail: stholen@HighPeakEnergy.com

If to the Rights Agent, to:

Continental Stock Transfer & Trust Company
1 State Street – 30th Floor
New York, NY 10004
Attention: Corporate Actions Department
E-mail: hfarrell@continentalstock.com

If to any Sponsor, to:

c/o HighPeak Pure Acquisition, LLC
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102
Attention: Ryan Hightower
E-mail: rhightower@HighPeakEnergy.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
Attention: Sarah K. Morgan
Facsimile: (713) 615-5234; (713) 615-5660
E-mail: smorgan@velaw.com

If to a CVR Holder, to the physical address or email address, as applicable, on file with the Company or its transfer agent for such CVR Holder or via public filing or the issuance of a press release.

Any party hereto may specify a different physical address or email address by giving notice in accordance with this Section 5.1.

5.2     Successors and Assigns.

(a)     This Agreement will be binding upon, inure to the benefit of and be enforceable by the Company’s and Sponsors successors and assigns, and this Agreement shall not restrict the Company’s, any Sponsor’s, any of their respective assignees’ or any of their respective successors’ ability to effect any Change of Control or otherwise merge or consolidate, transfer or convey all or substantially all of its assets to any Person. Either each of the Company’s or a Sponsor’s successors, assigns or transferees of all or substantially all of the Company’s assets or rights to any remaining Escrowed Shares, as applicable, shall expressly assume by an instrument, supplemental hereto, executed and delivered to the Rights Agent and, as applicable, the Company or Sponsors, the due and punctual issuance of the Preferred Returns and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by the Company or such Sponsor or the Company or such Sponsor shall agree to remain subject to its obligations hereunder, including issuance of the Preferred Returns, if any.

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(b)     Any successor or assignee of the Company or any Sponsor permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as the Company or such Sponsor are authorized to do pursuant to Section 5.2(a).

(c)     Neither the Rights Agent nor any CVR Holder may assign this Agreement without the Company’s and Sponsors’ written consent; provided that nothing contained herein shall restrict the right of any CVR Holder to sell, transfer, assign, pledge or otherwise encumber or dispose of any CVR made in accordance with the terms of this Agreement. Any attempted assignment of this Agreement in violation of this Section 5.2(c) shall be void and of no effect.

5.3     Benefits of Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, however, that the CVR Holders and any Person acquiring CVRs through a transfer or exchange are express third party beneficiaries hereof.

5.4     Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)     This Agreement, the CVRs and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Notwithstanding anything in this Agreement to the contrary, Section 5.4(b) and Section 5.4(c) shall not apply to claims or actions arising out of either the Securities Act or the Exchange Act.

(b)     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates or brought by any third party beneficiary hereof, including any CVR Holder against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware; then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties and any third party beneficiary bringing a claim hereunder hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to and no third party beneficiary shall be permitted to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties and any third party beneficiary hereof bringing a claim hereunder hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and that the suit, action or proceeding in any such court is brought in an inconvenient forum, the venue of such suit, action or proceeding is improper or this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(c)     EACH OF THE PARTIES TO THIS AGREEMENT AND ANY THIRD PARTY BENEFICIARY HEREOF BRINGING A CLAIM HEREUNDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5     Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

5.6     Public Disclosure. The Company may disclose the terms of this Agreement to the extent necessary or appropriate to satisfy the rules and regulations of the SEC, including filing a copy of this Agreement in any public filing.

5.7     Tax Reporting. The Rights Agent shall comply with all applicable laws, including as the foregoing relates to Tax reporting and withholding with respect to the issuance of any Preferred Returns made pursuant to this Agreement.

5.8     Further Assurances. The Company and Sponsors agree that they will, severally and not jointly, perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

5.9     Counterparts and Signature. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party (including by electronic means).

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5.10     Termination. This Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, on the earlier to occur of (a) the date and time at which the Preferred Return has been paid in full to all Qualifying CVR Holders in accordance with the terms of this Agreement or the Company has determined that no Preferred Returns are due or (b) the third anniversary of the Closing; provided, that, with respect to clause (b), if the CVR Maturity Date occurs prior to such date, but the Preferred Returns have not been paid to all Qualifying CVR Holders on or prior to such date solely due to a failure by the Company, Sponsors or the Rights Agent, this Agreement shall not terminate until such Preferred Returns have been paid or satisfied (including pursuant to Section 2.4(i)) in full in accordance with the terms of this Agreement.

5.11     Entire Agreement. This Agreement and the BCA constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

COMPANY:

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name:	Steven W. Tholen
Title:	Chief Financial Officer

Signature Page to Contingent Value Rights Agreement

SPONSORS:

HIGHPEAK PURE ACQUISITION, LLC

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	President & CEO

HIGHPEAK ENERGY, LP

By:	HighPeak Energy GP, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

HIGHPEAK ENERGY II, LP

By:	HighPeak Energy GP II, LLC
Its:	General Partner

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

Signature Page to Contingent Value Rights Agreement

RIGHTS AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

Signature Page to Contingent Value Rights Agreement

Exhibit A

Form of Escrow Agreement

[Attached.]

Exhibit A

Exhibit B

Illustration of Shares of Common Stock Issued as Preferred Return Assuming a CVR Maturity Date of the Second Anniversary of Closing AND ASSUMING the Applicable CVR Holder is a
Qualifying CVR Holder Holding 1 CVR

Reference Price (other than under $4.00, which reflects the VWAP share price)	CVRs	Total Corresponding Escrowed Shares	Total Escrowed Shares Available for Forfeiture to the Company	Shares of Common Stock to be Issued to Applicable Qualifying CVR Holder	Total Value to Applicable Qualifying CVR Holder
$12.50	1	2.125	2.000	0.000	$12.50
$12.00	1	2.125	2.000	0.000	$12.00
$11.00	1	2.125	2.000	0.091	$12.00
$10.00	1	2.125	2.000	0.200	$12.00
$9.00	1	2.125	2.000	0.333	$12.00
$8.00	1	2.125	2.000	0.500	$12.00
$7.00	1	2.125	2.000	0.714	$12.00
$6.00	1	2.125	2.000	1.000	$12.00
$5.00	1	2.125	2.000	1.400	$12.00
$4.00	1	2.125	2.000	2.000	$12.00
$3.33	1	2.125	2.000	2.000	$10.00
$3.00	1	2.125	2.000	2.000	$9.00

Exhibit B

Exhibit C

Illustration of Shares of Common Stock Issued as Preferred Return Assuming a CVR Maturity Date of 30 Months After Closing and Assuming the Applicable CVR Holder is a Qualifying CVR Holder Holding 1 CVR

Reference Price (other than under $4.00, which reflects the VWAP share price)	CVRs	Total Corresponding Escrowed Shares	Total Escrowed Shares Available for Forfeiture to the Company	Shares of Common Stock to be Issued to Applicable Qualifying CVR Holder (1)	Total Value to Applicable Qualifying CVR Holder
$12.50	1	2.125	2.125	0.000	$12.50
$12.00	1	2.125	2.125	0.042	$12.50
$11.00	1	2.125	2.125	0.136	$12.50
$10.00	1	2.125	2.125	0.250	$12.50
$9.00	1	2.125	2.125	0.389	$12.50
$8.00	1	2.125	2.125	0.563	$12.50
$7.00	1	2.125	2.125	0.786	$12.50
$6.00	1	2.125	2.125	1.083	$12.50
$5.00	1	2.125	2.125	1.500	$12.50
$4.00	1	2.125	2.125	2.125	$12.50
$3.20	1	2.125	2.125	2.125	$10.00
$3.00	1	2.125	2.125	2.125	$9.38

(1) Calculated based on a 2.5 year period rather than a specific number of days occurring during such thirty (30) month period. This amount may vary slightly depending upon the actual date of the Closing and the applicable months that are covered in the thirty (30) month period.

Exhibit C

Exhibit 10.3

HIGHPEAK ENERGY, INC. AMENDED & RESTATED
LONG TERM INCENTIVE PLAN

1.     Purpose. The purpose of the HighPeak Energy, Inc. Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) HighPeak Energy, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, Stock Awards, Dividend Equivalents, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.     Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     “Affiliate” means, with respect to any person or entity, any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with such person or entity. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)     “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(c)     “Award” means any Option, Stock Award, Dividend Equivalent, Cash Award or Substitute Award, together with any other right or interest, granted under the Plan.

(d)     “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.

(e)     “Board” means the Board of Directors of the Company.

(f)     “Cash Award” means an Award denominated in cash granted under Section 6(e).

(g)     “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then-outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below;

(ii)     The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(iii)     Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such Business Combination (or any entity controlled by either the Company or the entity resulting from such Business Combination), beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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(iv)     Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v)     If any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 30% on the Effective Date acquires the ability to appoint a majority of the Board.

For purposes of Section 2(g)(i), (iii) and (v), acquisitions of securities in the Company by HighPeak Affiliates shall not constitute a Change in Control. Notwithstanding any provision of this Section 2(g), for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control described in subsection (i), (ii), (iii), (iv) or (v) above with respect to such Award will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

(h)     “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(i)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

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(j)     “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(k)     “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(d), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)     “Effective Date” means August 21, 2020.

(m)     “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.

(n)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(o)     “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.

(p)     “HighPeak Affiliates” means HPK Energy, LP, HighPeak Energy Partners II, LP, HighPeak Energy Partners III, LP, HighPeak Pure Acquisition, LLC and each of their respective Affiliates or future Affiliates in which Jack D. Hightower has the right to appoint such future Affiliate’s respective board of managers.

(q)     “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)     “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

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(s)     “Nonstatutory Option” means an Option that is not an ISO.

(t)     “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(u)     “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(v)     “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) ”independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(w)     “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.

(x)     “SEC” means the Securities and Exchange Commission.

(y)     “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(z)     “Stock” means the Company’s Common Stock, par value $0.0001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(aa)     “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(c).

(bb)     “Substitute Award” means an Award granted under Section 6(f).

3.     Administration.

(a)     Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:

(i)     designate Eligible Persons as Participants;

(ii)     determine the type or types of Awards to be granted to an Eligible Person;

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(iii)     determine the number of shares of Stock or amount of cash to be covered by Awards;

(iv)     determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);

(v)     modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi)     determine the treatment of an Award upon a termination of employment or other service relationship;

(vii)     impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;

(viii)     interpret and administer the Plan and any Award Agreement;

(ix)     correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(x)     make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.

(b)     Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

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(c)     Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or its Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or its Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)     Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)     Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

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4.     Stock Subject to the Plan.

(a)     Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, a number of shares of Stock equal to 13% of the outstanding shares of Stock on the Effective Date (the “Share Pool”) are reserved and available for delivery with respect to Awards, and 11,907,006 shares of Stock will be available for the issuance of shares upon the exercise of ISOs. On January 1, 2021 and January 1 of each calendar year occurring thereafter and prior to the expiration of the Plan, the Share Pool will automatically be increased by (i) the number of shares of Stock issued under the Plan during the immediately preceding calendar year and (ii) 13% of the number of shares of Stock that are newly issued by the Company (other than those issued under the Plan) during the immediately preceding calendar year. For the avoidance of doubt, shares of Stock will not be made available pursuant to both the preceding sentence and Section 4(c).

(b)     Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)     Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b). If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.

(d)     Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan, nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).

(e)     Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.     Eligibility. Awards may be granted under the Plan only to Eligible Persons.

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6.     Specific Terms of Awards.

(a)     General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

(b)     Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

(i)     Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(f) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant). Notwithstanding the foregoing, the Exercise Price of a Nonstatutory Option may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.

(ii)     Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate of the Company, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).

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(iii)     ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)     Stock Awards. The Committee is authorized to grant Stock Awards to members of the Board as a bonus, as additional compensation, or in lieu of cash compensation any such member of the Board is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(d)     Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(e)     Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

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(f)     Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate of the Company or any other right of an Eligible Person to receive payment from the Company or an Affiliate of the Company. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules, Section 424 of the Code and the guidance and regulations promulgated thereunder, if applicable, and other applicable laws and exchange rules. Except as provided in this Section 6(f) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price of an outstanding Option, (ii) grant a new Option or other Award in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the Exercise Price thereof, (iii) exchange any Option for Stock, cash or other consideration when the Exercise Price per share of Stock under such Option exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.     Certain Provisions Applicable to Awards.

(a)     Limit on Transfer of Awards.

(i)     Except as provided in Sections 7(a)(iii) and (iv), each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)     Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.

(iii)     To the extent specifically provided by the Committee, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish.

(iv)     An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

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(b)     Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(c)     Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(d)     Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)     Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.     Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)     Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

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(b)     Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(c)     Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)     If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price with respect to an outstanding Option may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.

(ii)     If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

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(d)     Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(e)     Change in Control and Other Events. In the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i)       accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)     redeem in whole or in part outstanding Awards by requiring (A) the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option, as applicable to such Awards or (B) the mandatory exercise by select holders of some or all of the outstanding Options as of a date, specified by the Committee; provided, however, in each case, that to the extent the Exercise Price of an Option exceeds the Change in Control Price, such Award may be cancelled for no consideration; or

(iii)     make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

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9.     General Provisions.

(a)     Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

(b)     Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)     Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Fort Worth, Texas.

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(d)     Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(e)     Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate of the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate of the Company.

(f)     Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate of the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.

(g)     Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

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(h)     Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

(i)     Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)     Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price or tax withholding) is received by the Company.

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(k)     Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)     Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(m)     Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(n)     Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is August 21, 2030. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.     Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

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Exhibit 10.4

HIGHPEAK ENERGY, INC.

LONG TERM INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the HighPeak Energy, Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), HighPeak Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of shares of Stock set forth below (this “Option”) on the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Check one (or both if this Option exceeds applicable ISO limits) of the following:

☐ Incentive Stock Option (This Option is intended to be an ISO.)

☐ Nonstatutory Stock Option (This Option, or a portion of this Option, is not intended to be an ISO.)

Participant:

Date of Grant:	(“Date of Grant”)

Total Number of Shares Subject to this Option:	(Incentive Stock Option)

(Nonstatutory Stock Option)

Exercise Price:	$ per share

Expiration Date:

Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, this Option shall vest and become exercisable in accordance with the following schedule, so long as you remain continuously employed by the Company or its Affiliate from the Date of Grant through each vesting date:

Vesting Date	Aggregate Number of Shares Subject to this Option That Have Become Vested

Notwithstanding anything else herein or in the Plan, this Option shall become vested and exercisable with respect to 100% of the shares of Stock subject to this Option upon the consummation of a Change in Control.

[ADDITIONAL VESTING TERMS, AS APPLICABLE, TO BE ADDED]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

HIGHPEAK ENERGY, INC.

By:
Name:
Title:

PARTICIPANT

Name: [●]

Signature Page to

Stock Option Grant Notice

EXHIBIT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (together with the Grant Notice to which this Stock Option Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and                 (the “Participant”).

1.     Defined Terms. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement, the following terms shall have the meanings specified below:

(a)     “Cause” means “cause” (or a term of like import) as defined under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), Cause shall mean (i) the Participant’s material breach of any written agreement between the Participant and the Company or an Affiliate; (ii) the Participant’s material breach of any law applicable to the workplace or employment relationship, or the Participant’s material breach of any material policy or code of conduct established by the Company or an Affiliate applicable to the Participant, including the Company’s policies on discrimination, harassment and sexual harassment; (iii) the Participant’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (iv) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Participant’s willful failure or refusal, other than due to Disability to performance the Participant’s obligations or to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s action or omissions as set forth in clause (v) are of such a nature that the Company determines that they are curable by the Participant, such actions or omissions must remain uncured 30 days after the Company provides the Participant written notice of the obligation to cure such actions or omissions.

(b)     “Disability” means “disability” (or a term of like import) as defined under the Company’s long term disability plan or, in the absence of such plan, the severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “disability” (or a term of like import), Disability shall mean [the Participant is unable to perform the essential functions of the Participant’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period. The determination of whether the Participant has incurred a Disability shall be made in good faith by the Company.

(c)     “Good Reason” means “good reason” (or a term of like import) as defined under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “good reason” (or a term of like import), Good Reason shall mean (i) a material diminution in the Participant’s base salary; (ii) a material breach by the Company of any of its obligations under this Agreement; or (iii) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Date of Grant. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in foregoing clauses (i), (ii), or (iii) giving rise to the Participant’s termination of employment must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of the termination of the Participant’s employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice.

2.     Award. In consideration of the Participant’s past and/or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby irrevocably grants to the Participant the right and option (“Option”) to purchase all or any part of an aggregate of the number of shares of Stock set forth in the Grant Notice on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.

3.     Exercise Price. The exercise price of each share of Stock subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a share of Stock at the Date of Grant. For all purposes of this Agreement, the Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

4.     Exercise of Option.

(a)     Subject to the earlier expiration of this Option as provided herein, this Option may be exercised, by (i) providing written notice to the Company in the form prescribed by the Committee from time to time at any time and from time to time after the Date of Grant, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time, and (ii) paying the Exercise Price in full in a manner permitted by Section 4(e); provided, however, that this Option shall be exercisable for no less than 50 shares of Stock and for more than the aggregate number of shares of Stock subject to this Option with respect to which this Option has become vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice or as provided in this Section 4.

(b)     This Option may be exercised only while the Participant remains an employee of the Company or an Affiliate and will terminate and cease to be exercisable upon a termination of the Participant’s employment with the Company or an Affiliate, except that:

(i)      Termination Due to Death or Disability. Upon a termination of the Participant’s employment with the Company or an Affiliate due to the Participant’s death or Disability, then the portion of this Option that is vested and exercisable may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is [•]1 following the date of such termination or (B) the Expiration Date set forth in the Grant Notice (the “Expiration Date”).

(ii)     Termination Without Cause or Resignation for Good Reason. Upon a termination of the Participant’s employment with the Company or an Affiliate (A) by the Company or an Affiliate without Cause or (B) by the Participant for Good Reason, then the portion of this Option that is vested and exercisable may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (x) the date that is [•]2 following the date of such termination or (y) the Expiration Date.

(iii)     Voluntary Resignation. Upon a termination of the Participant’s employment with the Company or an Affiliate by the Participant without Good Reason (except as set forth in Section 4(b)(iv)), then the portion of this Option that is vested and exercisable may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is [•]3 following the date of such termination or (B) the Expiration Date.

(iv)     Termination for Cause. Upon a termination of the Participant’s employment with the Company or an Affiliate (A) by the Company or an Affiliate for Cause or (B) that is a voluntary resignation by the Participant after the occurrence of an event that would be grounds for a termination of the Participant’s employment with the Company or an Affiliate by the Company or an Affiliate for Cause, then this Option shall immediately terminate and cease to be exercisable as of the date of such termination.

(v)     Extension of Exercisability. If the exercise of this Option within the applicable time periods set forth above is prevented by the provisions of Section 7, this Option will remain exercisable until 30 days after the date the Participant is notified by the Company that this Option is exercisable, but in any event no later than the Expiration Date. If a sale of shares acquired upon the exercise of this Option would subject the Participant to suit under Section 16(b) of the Exchange Act, then this Option will remain exercisable until the earliest to occur of (A) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (B) the 190th day after the date of the Participant’s termination of employment, or (C) the Expiration Date set forth in the Grant Notice. The Company makes no representation as to the tax consequences of any such delayed exercise. The Participant should consult with the Participant’s own tax advisor as to the tax consequences of any such delayed exercise.

1 Note to Draft: This provision will vary between Participants.
2 Note to Draft: This provision will vary between Participants.
3 Note to Draft: This provision will vary between Participants.

(c)     This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.

(d)     Notwithstanding any provision of this Agreement, the Grant Notice or the Plan to the contrary, if at any time after the Date of Grant, (i) this Option has become vested and exercisable in whole or in part; (ii) such vested and exercisable portion of this Option is scheduled to expire or terminate for any reason other than due to a termination of the Participant’s employment with the Company or an Affiliate by the Company or an Affiliate for Cause; and (iii) the then-current Fair Market Value of a share of Stock exceeds the sum of (A) the Exercise Price of this Option and (B) the minimum amount of taxes required to be withheld (if any) if the Participant were to exercise this Option at such time, then, unless the Participant (or, if applicable, the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) provides written notice to the Committee at least 10 business days prior to such scheduled expiration or termination date indicating that the Participant or such holder desires that this Option expire or terminate without any exercise of the portion of this Option (if any) that has become vested and exercisable, such vested and exercisable portion of this Option shall be automatically exercised as of the date of such scheduled expiration or termination through a “net issuance exercise” (as described in Section 4(e)(iii)) and the minimum amount of taxes required to be withheld (if any) upon such automatic exercise shall be satisfied by withholding shares of Stock otherwise issuable in connection with such exercise having a Fair Market Value equal to such amount (as described in Section 8).

(e)     The Exercise Price for the shares of Stock as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash, by personal, certified or official bank check or by wire transfer of immediately available funds (including cash obtained through a broker assisted exercise), (ii) by delivery to the Company of a number of shares of Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price, (iii) by “net issuance exercise” pursuant to which the Company reduces the number of shares of Stock otherwise deliverable upon exercise of this Option by a number of shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise or (iv) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, the Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.

5.     Employment Relationship. For purposes of this Agreement, Participant shall be considered to be employed by the Company or an Affiliate as long as Participant remains an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Participant shall be considered to have terminated employment with the Company (a) when Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option or (b) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs Participant.

6.     Non-Transferability.  Except as otherwise set forth in Section 7(a) of the Plan, this Option shall not be Transferable by the Participant other than by will or by the laws of descent and distribution, and this Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempted Transfer of this Option shall be null and void and of no effect, except to the extent that such Transfer is permitted by the preceding sentence.

7.     Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the grant of this Option and the issuance of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. This Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, this Option may not be exercised unless (a) a registration statement under the Securities Act is at the time of exercise of this Option in effect with respect to the shares issuable upon exercise of this Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THIS OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THIS OPTION WHEN DESIRED EVEN THOUGH THIS OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares subject to this Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of this Option, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8.     Tax Withholding. To the extent that the receipt, vesting or exercise of this Option results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Option, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Option), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Option, as determined by the Committee. Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Option or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

9.     Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

10.     Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

11.     Notice of Sales Upon Disqualifying Disposition of ISO. If this Option is designated as an ISO in the Grant Notice, the Participant must comply with the provisions of this Section 11. The Participant must promptly notify the [Chief Financial Officer] of the Company if the Participant disposes of any of the shares acquired pursuant to this Option within one year after the date the Participant exercises all or part of this Option or within two years after the Date of Grant. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Participant must hold all shares acquired pursuant to this Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of this Option and the two-year period immediately after the Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to this Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The Participant’s obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.     No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of this Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

13.     Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

14.     Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.

15.     No Guarantee of Interests. The Board, the Committee and the Company do not guarantee the Stock of the Company from loss or depreciation.

16.     Company Records. Records of the Company regarding the Participant’s service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

17.     Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

HighPeak Energy, Inc.
Attn: Chief Financial Officer

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

18.     Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

19.     Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom this Option may be transferred by will or the laws of descent or distribution.

20.     Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

21.     Interpretation. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

22.     Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. With respect to any claim or dispute related to or arising under this Agreement, Participant hereby consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Tarrant County, Texas. The parties hereto waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction in Tarrant County, Texas.

23.     Company Recoupment of Awards. A Participant’s rights with respect to this Option shall in all events be subject to (a) any right that the Company may have under any Company clawback or recoupment policy or other agreement or arrangement with a Participant and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder form time to time by the SEC.

24.     Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

25.     Acknowledgements Regarding the Nonqualified Deferred Compensation Rules and Section 422 of the Code. The Participant understands that if the Exercise Price of the Stock under this Option is less than the Fair Market Value of such Stock on the date of grant of this Option, then the Participant may incur adverse tax consequences under the Nonqualified Deferred Compensation Rules and Section 422 of the Code. The Participant acknowledges and agrees that (a) the Participant is not relying upon any determination by the Company, any Affiliate or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Stock on the date of grant of this Option, (b) the Participant is not relying upon any written or oral statement or representation of any of the Company Parties regarding the tax effects associated with the Participant’s execution of this Agreement and the Participant’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted. The Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Participant’s execution of this Agreement and his receipt, holding and exercise of this Option.

26.     ISO Limitations. If this Option is intended to be an ISO, then in the event this Option (and all other options designed pursuant to Section 422 of the Code granted to the Participant by the Company or any parent or subsidiary of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined as of the Date of Grant of the applicable option) that exceeds $100,000, the shares subject to such option in excess of $100,000 shall be treated as a Nonstatutory Stock Option.

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Exhibit 10.5

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Jack Hightower (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

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5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

7

(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

8

11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

9

(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

10

(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

11

14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

12

(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13

(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

14

(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

15

18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

17

(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: Chairman of the Board and Chief Executive Officer
Address: [Redacted]

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Exhibit 10.6

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Larry C. Oldham (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

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4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

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(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

12

(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

14

(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

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18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

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20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

17

(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Larry C. Oldham
Name: Larry C. Oldham
Title: Director
Address: [Redacted]

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Exhibit 10.7

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Keith A. Covington (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

2

(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

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5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

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(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

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20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

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(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Keith A. Covington
Name: Keith A. Covington
Title: Director
Address: [Redacted]

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Exhibit 10.8

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Michael H. Gustin (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

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4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

9

(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

14

(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

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18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

17

(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Michael H. Gustin
Name: Michael H. Gustin
Title: Director
Address: [Redacted]

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Exhibit 10.9

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Michael L. Hollis (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

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5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

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(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

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(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

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20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

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(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Michael L. Hollis
Name: Michael L. Hollis
Title: President and Director
Address: [Redacted]

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Exhibit 10.10

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Jay M. Chernosky (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

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4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

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(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

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20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

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(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Jay M. Chernosky
Name: Jay M. Chernosky
Title: Director
Address: [Redacted]

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Exhibit 10.11

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Sharon Fulgham (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

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5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

9

(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

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20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

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(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Sharon Fulgham
Name: Sharon Fulgham
Title: Director
Address: [Redacted]

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Exhibit 10.12

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020 by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Steven W. Tholen (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

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4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

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(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(b)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(c)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

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(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer
Address: [Redacted]

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Exhibit 10.13

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of August 21, 2020, by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and Rodney L. Woodard (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined, to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Bylaws and the DGCL expressly provide the indemnification provisions set forth therein are not exclusive, and thereby contemplate contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and the Company should act to assure such persons there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so they will serve or continue to serve the Company free from undue concern they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.

SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.	DEFINITIONS. As used in this Agreement:

(a)	The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

(b)

The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(c)	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(d)	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)

Acquisition of Stock by Third Party. Other than a Sponsor Entity, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

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(ii)

Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)

Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(iv)

Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e)

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(f)	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

(g)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h)

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(j)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k)

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l)

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m)

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(n)

The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o)

The term “Sponsor Entities” means HighPeak Energy, LP, HighPeak Pure Acquisition, LLC, HighPeak Energy II, LP, HighPeak Energy III, LP, Jack Hightower and any of their respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(p)

The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.

INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

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5.

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. To the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.

INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.	ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a)

Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

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(b)

Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

8.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)

To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)

The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)

The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.

EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a)

for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b)

for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c)

except as otherwise provided in Sections 14(f)-(g) hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated to the Board by one or more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.	ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a)

Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent it is ultimately determined Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b)	The Company will be entitled to participate in the Proceeding at its own expense.

(c)

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11.	PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a)

Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b)

Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.	PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a)

A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (X) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (Y) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the stockholders. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

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(b)

In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)

The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13.	PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)

In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

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(b)

If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, manager, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)

The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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14.	REMEDIES OF INDEMNITEE.

(a)

In the event (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)

In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)

In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14 Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d)

If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(e)

The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator the Company is bound by all the provisions of this Agreement.

(f)

The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g)

Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.

SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)

The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b)

The DGCL and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c)

To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)

In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e)

The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f), (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

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(f)

The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities. The Company hereby agrees that (i) it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Sponsor Entities to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, (ii) the Indemnitee’s right to indemnification under this Agreement and the Charter and Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Sponsor Entity, and (iii) it irrevocably waives, relinquishes, and releases the Sponsor Entities from any and all claims against the Sponsor Entities for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Entities on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Entities shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Entities are third party beneficiaries of the terms of this Section 16(f).

17.

DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.

SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

15

19.	ENFORCEMENT AND BINDING EFFECT.

(a)

The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b)

Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)

The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)

The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)

The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

16

20.

MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.

NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)	If to the Company, to:

HighPeak Energy, Inc.

421 W. 33rd Street, Suite 1000

Fort Worth, Texas 76102

Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn: G. Michael O’Leary

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.

APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

17

(a)

agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;

(b)	consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;

(c)	waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and

(d)

waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.

IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.

MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.

PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.

ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature Page Follows]

18

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name: Steven W. Tholen
Title: Chief Financial Officer

INDEMNITEE

By:	/s/ Rodney L. Woodard
Name: Rodney L. Woodard
Title: Chief Operating Officer
Address: [Redacted]

19

Exhibit 21.1

HIGHPEAK ENERGY, INC.

Subsidiaries

Company	Jurisdiction of Organization
HighPeak Energy Acquisition Corp.	Delaware

HighPeak Energy Operating, LLC	Delaware

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in HighPeak Energy, Inc.’s combined registration statement on Form S-4 and on Form S-1 (No. 333-235313) and HighPeak Energy, Inc.’s Current Report on Form 8-K of our report dated May 13, 2020, (which includes an explanatory paragraph relating to HighPeak Energy Inc.’s ability to continue as a going concern) relating to the consolidated balance sheet of HighPeak Energy Inc. as of December 31, 2019, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the period from October 29, 2019 (Inception) to December 31, 2019 and to the reference to our Firm under the caption “Experts” in the Registration Statements.

/s/  WithumSmith+Brown, PC

New York, New York

August 27, 2020

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in HighPeak Energy, Inc.’s combined registration statement on Form S-4 and on Form S-1 (No. 333-235313) and HighPeak Energy, Inc.’s Current Report on Form 8-K of our report dated March 13, 2020, (which includes an explanatory paragraph relating to Pure Acquisition Corp.’s ability to continue as a going concern) relating to the consolidated balance sheets of Pure Acquisition Corp. as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018 and to the reference to our Firm under the caption “Experts” in the Registration Statements.

/s/  WithumSmith+Brown, PC

New York, New York

August 27, 2020

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in HighPeak Energy, Inc.'s combined Registration Statement on Form S-4 and on Form S-1 (No. 333-235313) and HighPeak Energy Inc.'s Current Report on Form 8-K of our report dated May 13, 2020, relating to the financial statements of HPK Energy, LP as of December 31, 2019, and the period from inception (August 28, 2019) through December 31, 2019, appearing in this Current Report on Form 8-K of HighPeak Energy, Inc.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

August 27, 2020

Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in HighPeak Energy, Inc.'s combined Registration Statement on Form S-4 and on Form S-1 (No. 333-235313) and HighPeak Energy, Inc.'s Current Report on Form 8-K of our report dated May 13, 2020, relating to the financial statements of HighPeak Energy, LP as of December 31, 2019 and 2018, and each of the three years in the period ended December 31, 2019, appearing in this Current Report on Form 8-K of HighPeak Energy, Inc.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

August 27, 2020

Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement on Form S-4, Amendment No. 6 and Registration Statement on Form S-1, Amendment No. 3 (No. 333-235313) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HighPeak Energy II, LP as of December 31, 2019 and 2018, and the year ended December 31, 2019 and the period from inception (March 23, 2018) through December 31, 2018, appearing in this Current Report on Form 8-K of HighPeak Energy, Inc.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

August 27, 2020

Exhibit 23.6

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

As independent petroleum engineers, we hereby consent to the inclusion in HighPeak Energy Inc’s combined Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) (including any amendments or supplements thereto) (the “Registration Statement”) and HighPeak Energy, Inc.’s Current Report on Form 8-K (including any amendments or supplements thereto), of our reserves reports of HPK Energy, LP proved oil and natural gas reserves estimates and associated estimates of future net revenues and their present value as of December 31, 2019, included in or made a part of the Registration Statement and Current Report on Form 8-K. We also consent to the references to our firm contained in the Registration Statement, including in the related prospectus under the caption “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm

By:	/s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E.
President

Austin, Texas

August 27, 2020

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION OF HIGHPEAK ENERGY, INC

On August 19, 2020 (the “Closing”) HighPeak Energy, Inc, a Delaware corporation (the “Company”), consummated its business combination by and among (i) Pure Acquisition Corp. (“Pure”), (ii) the Company, a wholly owned subsidiary of Pure, (iii) Pure Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“MergerSub”), (iv) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), (v) HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), (vi) HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III”), (vii) HPK Energy, LLC, a Delaware limited liability company (“HPK GP” and, together with HighPeak I, HighPeak II and HighPeak III, the “HPK Contributors”) and the general partner of HPK Energy, LP, a Delaware limited partnership (“HPK LP”), and an affiliate of HighPeak Pure Acquisition, LLC, a Delaware limited liability company (Pure’s “Sponsor”), and (viii) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company (the “HPK Representative”), pursuant to which, among other things and subject to the terms and conditions contained therein, (a) MergerSub merged with and into Pure, with Pure surviving as a wholly owned subsidiary of the Company, (b) each outstanding share of Class A Common Stock and Class B Common Stock of Pure (other than certain shares of Class B Common Stock that were surrendered for cancellation by Pure’s Sponsor) was converted into the right to receive (A) one share of HighPeak Energy common stock (and cash in lieu of fractional shares, if any), and (B) solely with respect to each outstanding share of Class A Common Stock, (i) a cash amount, without interest, equal to the amount, if any, by which the per-share redemption value of Class A Common Stock at the closing of the business combination (the “Closing”) exceeds $10.00 per share, without interest, in each case, (ii) one (1) Contingent Value Right (“CVR”) (as defined in the proxy statement/prospectus) for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Class A Common Stock pursuant to clause (A), representing the right to receive additional shares of HighPeak Energy common stock (or such other specified consideration as is specified with respect to certain events) for Qualifying CVR Holders (as defined in the accompanying proxy statement/prospectus) if necessary to satisfy a 10% preferred simple annual return, subject to a floor downside per-share price of $4.00, as measured at the applicable maturity, which will occur on a date to be specified and which may be any date occurring during the period beginning on (and including) the two-year anniversary of the Closing and ending on (and including) the date that is thirty (30) months following the Closing, or in certain circumstances after the occurrence of certain change of control events with respect to our business, including certain mergers, consolidations and asset sales, as described in greater detail in the section entitled “Proposal No. 1—The Business Combination Proposal—Description of Contingent Value Rights” in the proxy statement/prospectus (with an equivalent number of shares of HighPeak Energy common stock held by certain HPK Contributors and their affiliates being collectively forfeited) and (iii) one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding fractional shares) issued to holders of Class A Common Stock pursuant to clause (A), (c) the HPK Contributors (A) contributed their limited partner interests in HPK LP to HighPeak Energy in exchange for HighPeak Energy common stock and the general partner interests in HPK LP to either HighPeak Energy or a wholly owned subsidiary of HighPeak Energy in exchange for no consideration, and (B) contributed the outstanding Sponsor Loans (as defined in the accompanying proxy statement/prospectus) in exchange for HighPeak Energy common stock and such Sponsor Loans, if any, were cancelled in connection with the Closing and (d) HighPeak Energy caused HPK LP to merge with and into the surviving corporation (as successor to Pure) with all interests in HPK LP being cancelled in exchange for no consideration.

The unaudited pro forma condensed combined consolidated statement of operations data of the Company for the six months ended June 30, 2020 combines the historical statement of operations of Pure and HPK LP for the six months ended June 30, 2020, giving effect to the transactions listed below (collectively, the “Transactions”) as if they had been consummated on January 1, 2020. The unaudited pro forma condensed combined consolidated statement of operations data of the Company for the year ended December 31, 2019 combines the historical statement of operations of Pure for the year ended December 31, 2019, of HPK LP for the period from August 28, 2019 (Inception) to December 31, 2019, and for each of HighPeak I and HighPeak II for the year ended December 31, 2019, giving effect to the Transactions as if they had been consummated on January 1, 2019. HPK LP will be treated as the accounting acquirer for the transactions that complete the business combination based on the following rationale:

HPK LP was formed on August 28, 2019 to issue equity interests to achieve a business combination between HighPeak I and HighPeak II. Effective October 1, 2019, HighPeak I and HighPeak II contributed their subsidiaries to HPK LP. The contribution of the HighPeak I and HighPeak II subsidiaries to HPK LP was accounted for as a business combination within the meaning of ASC Topic 805 with HighPeak I being identified as the accounting acquirer. When a new entity is formed to issue equity interests to effect a business combination, ASC 805-10-55-15 requires that one of the entities that existed before the business combination be identified as the acquirer by applying ASC 805-10-55-10 through 14. This guidance indicates that HighPeak I is the acquirer due to its size in the form of production, development activity and acreage position relative to HighPeak II. Additionally, HighPeak I initiated the business combination transactions through its sponsorship of Pure.

The business combination between Pure and HPK LP will be accounted for as a reverse merger in accordance with GAAP within the meaning of ASC Topic 805. Under this method of accounting, Pure will be treated as the “acquired” company for financial reporting purposes and HPK LP will be the accounting acquirer as HPK LP will have a controlling financial interest in Pure through its majority ownership of HighPeak Energy’s common stock.

The Company expects to retain several of the officers and other employees of the HighPeak Funds following the business combination, some of whom are already employed by Pure in similar capacities. The unaudited pro forma condensed combined consolidated balance sheet of HighPeak Energy as of June 30, 2020 presents the historical balance sheets of Pure and HPK LP, after giving effect to the Transactions as if they had been consummated on June 30, 2020. The unaudited pro forma condensed combined consolidated statement of operations data of HighPeak Energy for the year ended December 31, 2019 combines the historical statement of operations of Pure for the year ended December 31, 2019, of HPK LP for the period from August 28, 2019 (Inception) to December 31, 2019, and for each of HighPeak I and HighPeak II for the year ended December 31, 2019, giving effect to the Transactions as if they had been consummated on January 1, 2019, including by giving pro forma effect to the contribution by HighPeak I and HighPeak II of substantially all of their assets to HPK LP effective October 1, 2019. As discussed further in the notes to these unaudited pro forma condensed combined consolidated financial statements, the “Transactions” for purposes hereof include the following:

a.	the formation of HighPeak Energy and HPK LP;

b.	the contribution by HighPeak I and HighPeak II of substantially all of their oil and gas assets to HPK LP effective October 1, 2019;

c.	the merger of MergerSub with and into Pure, with Pure surviving as a wholly owned subsidiary of HighPeak Energy;

d.

the exchange, on a one-for-one basis, of all outstanding shares of Class A Common Stock and Class B Common Stock for newly issued shares of HighPeak Energy common stock and assumption of the warrant agreement by HighPeak Energy (other than the 5,350,000 shares of Class B Common Stock held by Sponsor, which were surrendered and forfeited pursuant to the Sponsor Support Agreement and the private placement warrants and public warrants held by Sponsor and HPEP II, respectively, which were surrendered and forfeited pursuant to the Sponsor Support Agreement) and the additional merger consideration paid with respect to the shares of Class A Common Stock that are converted into HighPeak Energy common stock in the form of the Cash Consideration and the CVRs;

e.

the acquisition of the Target Assets pursuant to the Business Combination Agreement and the payment of the consideration therefor, including certain stock consideration issued to the HPK Contributors pursuant to the Business Combination Agreement;

f.	the redemption of 3,780,204 shares of Class A Common Stock; and

g.	the issuance of the 8,976,750 shares of HighPeak Energy common stock (and a corresponding number of CVRs and forward purchase warrants) committed and subscribed to pursuant to the Forward Purchases.

Specifically, Pure’s historical financial statements have been adjusted in these unaudited pro forma condensed combined consolidated financial statements to give pro forma effect to events that are: (i) directly attributable to the Transactions; (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined consolidated statement of operations, expected to have a continuing impact on HighPeak Energy’s results following the completion of the Transactions.

The unaudited pro forma condensed combined consolidated financial statements have been developed from and should be read in conjunction with:

a.	the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

b.

the historical unaudited condensed consolidated financial statements of Pure as of June 30, 2020 and December 31, 2019, and for the three and six months ended June 30, 2020 and 2019, included in the Pure Form 10-Q filed with the SEC on August 10, 2020 and included herein as exhibit 99.4 in this Current Report on Form 8-K (“Current Report”);

c.

the historical audited consolidated financial statements of Pure as of December 31, 2019 and 2018, and for the years ended December 31, 2019 and 2018, included in the Pure Form 10-K filed with the SEC on March 13, 2020 and included herein as exhibit 99.5 in this Current Report;

d.

the historical unaudited condensed consolidated and combined financial statements of HPK LP and HighPeak I (Predecessor) as of June 30, 2020 and December 31, 2019 and for the three and six months ended June 30, 2020 and 2019, included as exhibit 99.6 in this Current Report;

e.

the historical audited consolidated financial statements of HPK LP as of December 31, 2019 and for the period from August 28, 2019 (Inception) to December 31, 2019 (HPK LP had no activity until subsequent to October 1, 2019), included as exhibit 99.7 in this Current Report;

f.

the historical audited consolidated financial statements of HighPeak I and its subsidiaries, as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017, included as exhibit 99.8 in this Current Report;

g.

the historical audited consolidated financial statements of HighPeak II and its subsidiaries, as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and for the period from March 23, 2018 (Inception) to December 31, 2018, included as exhibit 99.9 in this Current Report; and

h.

other information relating to HighPeak Energy, Pure, the HighPeak Funds, the Target Assets and the Transactions included in the Definitive Proxy Statement relating to the Business Combination filed with the SEC on August 5, 2020, and this Current Report.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined consolidated financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Transactions.

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Six Months Ended June 30, 2020
(in thousands, except per share information)

	(a)	(b)
	Pure	HPK LP	Pro Forma Adjustments			Pro Forma
OPERATING REVENUES:
Crude oil sales	$—	$5,462	$			$5,462
Natural gas and natural gas liquids sales	—	105				105
Total operating revenues	—	5,567		—		5,567

OPERATING EXPENSES:
Lease operating	—	4,203				4,203
Production and other taxes	—	402				402
Depletion, depreciation and amortization	—	5,091				5,091
Accretion of asset retirement obligation	—	69				69
General and administrative	60	4,273		(218)	(c)	4,115
Exploration and abandonments	—	4				4
General expenses and franchise taxes	1,432	—		(1,331)	(c)	101
Total operating expenses	1,492	14,042		(1,549)		13,985

INCOME (LOSS) FROM OPERATIONS	(1,492)	(8,475)		1,549		(8,418)

OTHER INCOME (EXPENSE):
Investment income on Trust Account	1,276	—		(1,276)	(d)	—
Other (expense)	—	(76,503)		76,500	(e)	(3)
Total other income (expense), net	1,276	(76,503)		75,224		(3)

NET INCOME (LOSS) BEFORE INCOME TAXES	(216)	(84,978)		76,773		(8,421)
INCOME TAX (EXPENSE) BENEFIT	(232)	—		2,000	(f)	1,768
NET INCOME (LOSS)	(448)	(84,978)		78,773		(6,653)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—				—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(448)	$(84,978)		$78,773		$(6,653)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Common stock						91,592
INCOME (LOSS) PER COMMON SHARE:						(g)
Basic and diluted loss per common share						$(0.07)

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
Year Ended December 31, 2019
(in thousands, except per share information)

	(a)	(b)	(c)	(d)
	Pure	HPK LP	HighPeak I	HighPeak II	Pro Forma Adjustments			Pro Forma
OPERATING REVENUES:
Crude oil sales	$—	$3,695	$4,154	$719	$			$8,568
Natural gas and natural gas liquids sales	—	163	103	223				489
Total operating revenues	—	3,858	4,257	942		—		9,057

EXPENSES:
Lease operating	—	1,578	1,794	1,190				4,562
Production and other taxes	—	188	261	59				508
Depletion, depreciation and amortization	—	1,612	2,657	650		(906)	(e)	4,013
Accretion of asset retirement obligation	—	34	38	86				158
General and administrative	120	6,159	2,523	2,891		(4,389)	(f)	7,304
Exploration and abandonments	—	33	2,817	756				3,606
Abandoned project	—	—	—	1,122		(1,122)	(g)	—
General expenses and franchise taxes	3,104	—	—	—		(2,904)	(f)	200
Total operating expenses	3,224	9,604	10,090	6,754		(9,321)		20,351

INCOME (LOSS) FROM OPERATIONS	(3,224)	(5,746)	(5,833)	(5,812)		9,321		(11,294)

OTHER INCOME (EXPENSE):
Investment income on Trust Account and other interest income	8,739	—	—	107		(8,739)	(h)	107
Gain on contribution to affiliate	—	—	—	86,301		(86,301)	(i)	—
Equity in loss of affiliates	—	—	(3,175)	(2,571)		5,746	(j)	—
Total other income (expense), net	8,739	—	(3,175)	83,837		(89,294)		107

NET INCOME (LOSS) BEFORE INCOME TAXES	5,515	(5,746)	(9,008)	78,025		(79,973)		(11,187)
INCOME TAX (EXPENSE) BENEFIT	(1,730)	—	—	—		4,079	(k)	2,349
NET INCOME (LOSS)	3,785	(5,746)	(9,008)	78,025		(75,894)		(8,838)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—	—	—				—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,785	$(5,746)	$(9,008)	$78,025		$(75,894)		$(8,838)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Common stock								91,592
INCOME (LOSS) PER COMMON SHARE:								(l)
Basic and diluted loss per common share								$(0.10)

HighPeak Energy, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet at June 30, 2020
(in thousands)

	(a)	(b)
($ in thousands)	Pure	HPK LP	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$26	$6,280	$(15,000)	(c)	$63,398
			(20,462)	(d)
			12,324	(e)
			80,230	(j)
Accounts receivable	—	477			477
Notes receivable	—	10,100	(10,100)	(f)	—
Deferred expenses	—	3,425	(3,425)	(g)	—
Prepaid expenses and other assets	—	455			455
Total current assets	26	20,737	43,567		64,330

Oil and gas properties:
Proved properties	—	228,529			228,529
Unproved properties	—	230,818			230,818
Other	—	604			604
Less: accumulated depletion, depreciation and amortization	—	(6,704)			(6,704)
Total property and equipment, net	—	453,247	—		453,247

Trust Account and deferred tax asset	53,192	—	(53,160)	(e)	—
			(32)	(i)
TOTAL ASSETS	$53,218	$473,984	$(9,625)		$517,577

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,391	$37,868	$(20,462)	(d)	$10,259
			(9,539)	(j)
Accrued taxes payable	21	—			21
Notes payable	10,100	—	(10,100)	(h)	—
Total current liabilities	12,512	37,868	(40,101)		10,280
Long-term liabilities:
Asset retirement obligations	—	2,378			2,378
Debt & other	—	—	49,922	(i)	49,922
Total long-term liabilities	—	2,378	49,922		52,300
Equity:
Members’ equity	—	433,738	(433,738)	(f)	—
Class A Common Stock subject to possible redemption	35,706	—	(35,706)	(e)	—

Stockholders’ equity	5,000	—	(15,000)	(c)	454,997
			(5,130)	(e)
			423,638	(f)
			(3,425)	(g)
			10,100	(h)
			(49,954)	(i)
			89,769	(j)
Total equity	40,706	433,738	(19,446)		454,997
TOTAL LIABILITIES AND EQUITY	$53,218	$473,984	$(9,625)		$517,577

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined consolidated financial statements have been prepared assuming the business combination is accounted for using the acquisition method of accounting with HPK LP as the acquiring entity. Under the acquisition method of accounting, the assets acquired and liabilities assumed will be measured at fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired, if applicable, will be recorded as goodwill.

The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be measured at fair value as of the acquisition date by HPK LP, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, non-recurring acquisition-related costs (such as advisory, legal, valuation and other professional fees) are expensed. Acquisition-related costs expected to be incurred as part of the business combination and the other related Transactions include advisory, legal and accounting fees.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with (i) Pure’s historical unaudited consolidated financial statements as of June 30, 2020 and December 31, 2019 and for the three and six months ended June 30, 2020 and 2019, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pure”; (ii) Pure’s historical audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pure”; (iii) HPK LP’s historical unaudited condensed consolidated and combined financial statements as of June 30, 2020 and December 31, 2019 and the three and six months ended June 30, 2020 and 2019; (iv) HPK LP’s historical audited consolidated financial statements as of December 31, 2019 and for the period from August 28, 2019 (Inception) to December 31, 2019, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Predecessors”; (v) HighPeak I’s historical audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017; and (vi) HighPeak II’s historical audited consolidated financial statements as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and for the period from March 23, 2018 (Inception) to December 31, 2018, all included elsewhere in this Current Report.

The pro forma adjustments represent management’s estimates based on information available as of the date of condensed combined consolidated financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrently with the consummation of the Transactions are not included in the unaudited pro forma condensed combined consolidated statement of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined consolidated balance sheet as a decrease to retained earnings and a decrease to cash.

2.     Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations for the six months ended June 30, 2020:

a.	Represents Pure’s historical consolidated statement of operations for the six months ended June 30, 2020.

b.	Represents HPK LP’s historical consolidated statement of operations for the six months ended June 30, 2020.

c.

Represents the reduction to general and administrative expense related to $218,000 in business combination costs incurred by HPK LP during the six months ended June 30, 2020 that would not have been incurred had the Transactions been consummated on January 1, 2020. The additional downward adjustment represents the elimination of $1.3 million in business combination costs that were incurred by Pure during the six months ended June 30, 2020 that would not have been incurred had the transactions closed as of January 1, 2020.

d.

Represents the adjustment to eliminate the historical investment income of Pure associated with the investments that were previously held in the Trust Account, which would not have been realized if the Transactions had been consummated on January 1, 2020.

e.

Represents the elimination of the write off to expense of the deposit and extension payments related to the Grenadier Contribution Agreement that was terminated in April 2020, but recognized by HPK LP during the six months ended June 30, 2020 that would not have been recognized in the current year had the Transactions been consummated on January 1, 2020.

f.

Represents the associated income tax effect on the interest in the historical results of the Target Assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates.

g.

Reflects the adjusted basic and diluted income per common share after giving effect to the Transactions as if they had been consummated on January 1, 2020. For more information, see Note 3, Pro Forma Earnings Per Share.

Pro Forma Adjustments to the Statement of Operations for the year ended December 31, 2019:

a.	Represents Pure’s historical consolidated statement of operations for the year ended December 31, 2019.

b.

Represents HPK LP’s historical consolidated statement of operations for the period from August 28, 2019 (Inception) to December 31, 2019 (there was no activity that effected the consolidated statement of operations prior to October 1, 2019).

c.

Represents HighPeak I’s historical consolidated statement of operations for the year ended December 31, 2019 (there was no activity that effected the consolidated statement of operations subsequent to September 30, 2019, other than equity in loss of affiliate – see Adjustment (i) below).

d.

Represents HighPeak II’s historical consolidated statement of operations for the year ended December 31, 2019 (there was no activity that effected the consolidated statement of operations subsequent to September 30, 2019, other than the gain on contribution to affiliate and equity in loss of affiliate – see Adjustments (h) and (i) below, respectively).

e.

Represents the adjustment to record a net reduction to depletion, depreciation, and amortization expense of $906,000 with respect to the Target Assets, had they been acquired on January 1, 2019. The net adjustment results from using the December 31, 2019 HPK LP proved reserves for the entirety of 2019 on the combined assets.

f.

Represents the reduction to general and administrative expense related to $4.4 million in business combination costs incurred by HPK LP during 2019 that would not have been incurred had the Transactions been consummated on January 1, 2019. The additional downward adjustment represents the elimination of $2.9 million in business combination costs that were incurred by Pure during 2019 that would not have been incurred had the transactions closed as of January 1, 2019.

g.

Represents the elimination of the write off to expense of an abandoned project to acquire some acreage that is nonrecurring in nature and the Company would not have pursued this acquisition had the Transactions been consummated on January 1, 2019.

h.

Represents the adjustment to eliminate the historical investment income of Pure associated with the investments that were previously held in the Trust Account, which would not have been realized if the Transactions had been consummated on January 1, 2019.

i.

Represents the elimination of the gain on the contributions to affiliate recognized on HighPeak II for 2019 related to HighPeak I being considered the acquirer in the HPK LP business combination that closed effective October 1, 2019 in the amount of $86.3 million that would not have been recognized in the current year had the Transactions been consummated on January 1, 2019.

j.

Represents the elimination of equity in losses of affiliate (HPK LP) recognized on HighPeak I and HighPeak II’s financial statements in 2019 so as not to double the loss that is shown in column (b) above.

k.

Represents the associated income tax effect on the interest in the historical results of the Target Assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates.

l.

Reflects the adjusted basic and diluted income per common share after giving effect to the Transactions as if they had been consummated on January 1, 2019. For more information, see Note 3, Pro Forma Earnings Per Share.

Pro Forma Adjustments to the Balance Sheet as of June 30, 2020:

a.	Represents Pure’s historical consolidated balance sheet as of June 30, 2020.

b.	Represents HPK LP’s historical consolidated balance sheet as of June 30, 2020. The net assets of HPK LP, as the accounting acquirer, are reflected at historical cost.

c.

Represents preliminary estimated transaction costs totaling $15.0 million, for advisory, banking, legal and accounting fees that are not able to be capitalized as part of the Transactions. In accordance with ASC 805, non-recurring acquisition-related costs are expensed as incurred. The unaudited pro forma condensed combined consolidated balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined consolidated statement of operations as they are directly related to the business combination and will be nonrecurring.

d.

Represents the payment of $20.5 million of current liabilities at Closing which has been reduced from the $30.0 million agreed to by the $9.5 million of accounts payable balances that converted their accounts payable balances to equity via Forward Purchases discussed in note (i) below.

e.

Represents the adjustment related to the reclassification of the investments held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the business combination. Amount reclassified as cash is net of redemptions of 3,780,204 shares that were redeemed in connection with the closing of the business combination plus Cash Consideration to be paid at Closing to current shareholders of $3.0 million such that cash available in the business combination equates to $10.00 per share times the 1,232,425 shares that remain.

f.

Represents HPK LP converting its notes receivable into Class A Common Stock of HighPeak Energy and distributing said stock and other stock received in connection with the business combination to its partners.

g.

Represents the conversion of note payable of Pure into Class A Common Stock and the exchange, on a one-for-one basis, of all outstanding shares of Class A Common Stock and Class B Common Stock for newly issued shares of HighPeak Energy common stock and assumption of the warrant agreement by HighPeak Energy (other than the 5,350,000 shares of Class B Common Stock held by Sponsor, which shall be surrendered and forfeited pursuant to the Sponsor Support Agreement and the private placement warrants and public warrants held by Sponsor and HPEP II, respectively, which shall be surrendered and forfeited pursuant to the Sponsor Support Agreement).

h.	Based on the assumptions, HighPeak Energy would expect to recognize a deferred tax liability as a result of the Transactions of $49.9 million in the Maximum Redemption Scenario.

i.

Represents the issuance of 8,023,000 shares of HighPeak Energy common stock (and a corresponding number of warrants and CVRs) of Forward Purchase Investment for $80.2 million in cash proceeds plus the issuance of an additional 953,875 shares of HighPeak Energy common stock (and a corresponding number of warrants and CVRs) of Forward Purchase Investment for $9.5 million in conversion of accounts payable balances with current vendors of HPK LP that elected to convert their balances due from HPK LP into common stock of HighPeak Energy shown as a reduction to accounts payable rather than an addition to cash.

3.     Pro Forma Earnings Per Share

For the six months ended June 30, 2020:

The table below reflects the pro forma basic and diluted loss per common share after giving effect to the Transactions had such Transactions been consummated on January 1, 2020. After further adjusting historical activity to reflect the Transactions having been consummated on January 1, 2020, HighPeak Energy’s pro forma loss per common share would have been $(0.07) on both a basic and diluted basis (in thousands except per share information).

Pro Forma
Basic and Diluted EPS
Numerator:
Net Income	$(6,653)
Denominator:
Current Public Shares	5,012
Forward Purchases	8,977
Redemptions	(3,780)
HighPeak Funds Shares
HighPeak Funds Shares	76,383
Sponsor Shares	5,000
Basic Weighted Average Shares Outstanding	91,592
Basic and Diluted EPS	$(0.07)

For the year ended December 31, 2019:

The table below reflects the pro forma basic and diluted loss per common share after giving effect to the Transactions had such Transactions been consummated on January 1, 2019, in the Maximum Redemption Scenario. Pure’s historical weighted average shares outstanding presented in the table below has been reduced by 3,594,000 shares of Class A Common Stock redeemed in connection with the First Extension. After further adjusting historical activity to reflect the Transactions having been consummated on January 1, 2019, HighPeak Energy’s pro forma loss per common share would have been ($0.10) on both a basic and diluted basis in the Maximum Redemption Scenario.

Pro Forma

Basic and Diluted EPS
Numerator:
Net Income	$(8,838)
Denominator:
Current Public Shares	37,806
Forward Purchases	8,977
Redemptions	(32,794)
HighPeak Funds Shares
HighPeak Funds Shares	76,383
Sponsor Shares	5,000
Assumed Redemptions	(3,780)
Basic Weighted Average Shares Outstanding	91,592
Basic and Diluted EPS	$(0.10)

Exhibit 99.2

HighPeak Energy, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Cash	$-	$-
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDER'S EQUITY
Total liabilities	$-	$-
Stockholder's equity:
Common stock, $0.0001 par value; 10,000 shares authorized, issued and outstanding	1	1
Stock subscription receivable from Pure Acquisition Corp.	-	(1)
Additional paid-in capital	41,788	12,276
Accumulated deficit	(41,789)	(12,276)
Total stockholder's equity	-	-
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
	2020	2020

Revenues	$-	$-

Operating expenses:
General expenses	29,288	29,513
Total operating expense	29,288	29,513
Net loss	$(29,288)	$(29,513)

Weighted average common shares outstanding	10,000	10,000

Basic and diluted net loss per common share	$(2.93)	$(2.95)

 The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Condensed Consolidated Statements of Changes in Stockholder’s Equity

For the Six Months Ended June 30, 2020

(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit	Equity

Balances, December 31, 2019	10,000	$-	$12,276	$(12,276)	$-
Net loss				(225)	(225)
Expense forgiveness from Parent			225		225
Balances, March 31, 2020	10,000	$-	$12,501	$(12,501)	$-
Net loss				(29,288)	(29,288)
Satisfaction of stock subscription receivable		1			1
Expense forgiveness from Parent			29,287		29,287
Balances, June 30, 2020	10,000	$1	$41,788	$(41,789)	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Condensed Consolidated Statement of Cash Flows

(unaudited)

For the Six Months Ended June 30,
2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Expense paid by stockholder	29,513
Net cash used in operating activities	-

NET CHANGE IN CASH	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental disclosure of financing activities:
Non-cash equity contribution	$29,513
Non-cash satisfaction of stock subscription receivable from Parent	$1

The accompanying notes are an integral part of these condensed consolidated financial statements.

HighPeak Energy, Inc.

Notes to Condensed Consolidated Financial Statements

June 30, 2020

Note 1 – Description of Organization and Business Operations

Business Operations

HighPeak Energy, Inc. (the "Company'') is a Delaware corporation formed as a wholly owned subsidiary of Pure Acquisition Corp. (the “Parent”) on October 29, 2019 (“Inception”). The Company has adopted a fiscal year-end of December 31. The Company has the authority to issue 10,000 shares of common stock with a par value of $0.0001 per share. The Company was formed to be the surviving company of the Parent in connection with a business combination between the Parent and a target company that closed on August 21, 2020 (see Note 5). The Company has no prior operating activities. In 2019, the Company created a new wholly owned subsidiary, Pure Acquisition Merger Sub, Inc., a Delaware corporation.

Going Concern

The Company is a wholly owned subsidiary of the Parent.  The Parent had until August 21, 2020 to complete its initial business combination. If the Parent was unable to complete the initial business combination by August 21, 2020, the Parent was required to cease all operations and dissolve and liquidate under Delaware law.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Parent completed its initial business combination on August 21, 2020 (see Note 5) and therefore the condensed consolidated financial statements do not include any adjustments related to a going concern.

COVID-19

The Company is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or its results of operations, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements.  The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary since their formation. All material intercompany balances and transactions have been eliminated.

Basis of Presentation

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the accounting and disclosure rules of the Securities and Exchange Commission, and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2020.

In preparing the accompanying condensed consolidated financial statements, the Company considered disclosures of events occurring after June 30, 2020, until the issuance of the condensed consolidated financial statements.  Based on this review, subsequent events requiring disclosure are discussed in Note 5.  Also based on this review, the Company did not identify any subsequent events that would have required adjustment in the condensed consolidated financial statements.

Use of estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Significant Accounting Policies (cont.)

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period.

Income taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Note 3 – Related Party Transactions

The receivable from the Parent represents an amount of one dollar due for the issuance of 10,000 shares of $0.0001 par value common stock issued to the Parent. Prior to payment by the Parent, this receivable was recorded as a reduction of stockholder’s equity.

During the six months ended June 30, 2020, the Parent paid certain costs on behalf of the Company in the amount of $29,513. These costs were forgiven by the Parent of which $29,512 was deemed to be a contribution to additional paid-in capital, and $1 was recorded as satisfaction of the stock subscription receivable due from the Parent.

Note 4 – Stockholder’s Equity

The receivable from the Parent represents an amount of one dollar due for the issuance of 10,000 shares of $0.0001 par value common stock issued to the Parent. Prior to payment by the Parent, this receivable was recorded as a reduction of stockholder’s equity.

The Company is authorized to issue up to 10,000 shares of common stock with a par value of $0.0001 per share. As of June 30, 2020, and December 31, 2019, all 10,000 shares of authorized common stock were issued and outstanding. Each share has one voting right.

During the six months ended June 30, 2020, the Parent paid certain costs on behalf of the Company in the amount of $29,513. These costs were forgiven by the Parent of which $29,512 was deemed to be a contribution to additional paid-in capital, and $1 was recorded as satisfaction of the stock subscription receivable due from the Parent.

Note 5 – Subsequent Events

On August 21, 2020, the Company closed a business combination through a reverse merger with the Parent and acquired HPK Energy, LP, a Delaware limited partnership (“HPK LP”), whereby the Company issued 92.6 million shares of its common stock in return for approximately $102 million of cash and the oil and gas assets of HPK LP.

Exhibit 99.4

Pure Acquisition Corp.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$26,000	$179,515
Prepaid expenses	-	65,192
Total current assets	26,000	244,707
Other assets:
Deferred tax asset	32,822	32,822
Cash and marketable securities held in Trust Account	53,159,750	391,964,540
Total other assets	53,192,572	391,997,362
TOTAL ASSETS	$53,218,572	$392,242,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,390,708	$1,935,380
Notes payable-related party	10,100,000	4,192,794
Accrued taxes payable	21,549	84,214
Total current liabilities	12,512,257	6,212,388

Class A common stock subject to possible redemption; 3,462,877 and 37,725,710 at an approximated redemption value of $10.31 and $10.10 per share as of June 30, 2020 and December 31, 2019, respectively	35,706,307	381,029,671

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,549,752 issued and outstanding as of June 30, 2020 (excluding 3,462,877 shares subject to redemption) and 80,290 issued and outstanding as of December 31, 2019 (excluding 37,725,710 shares subject to redemption)	155	8
Class B common stock, $0.0001 par value; 15,000,000 shares authorized, 10,350,000 issued and outstanding as of June 30, 2020 and December 31, 2019	1,035	1,035
Additional paid-in capital	-	-
Retained earnings	4,998,818	4,998,967
Total stockholders’ equity	5,000,008	5,000,010
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,218,572	$392,242,069

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pure Acquisition Corp.
Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$-	$-	$-	$-

Expenses:
Administrative expenses	30,000	30,000	60,000	60,000
General expenses	147,072	42,926	1,331,698	144,089
Franchise taxes	50,300	28,959	100,750	86,927
Total operating expense	227,372	101,885	1,492,448	291,016
Loss from operations	(227,372)	(101,885)	(1,492,448)	(291,016)
Other income - investment income on Trust Account	92,965	2,592,502	1,275,927	5,027,471
Net income before income tax provision	(134,407)	2,490,617	(216,521)	4,736,455
Income tax provision	2,660	536,681	231,741	1,037,514
Net income (loss) attributable to common shares	$(137,067)	$1,953,936	$(448,262)	$3,698,941

Weighted average shares outstanding:
Class A common stock	21,491,474	41,400,000	29,155,430	41,400,000
Class B common stock	10,350,000	10,350,000	10,350,000	10,350,000
Net income (loss) per share:
Basic and diluted income per common share, Class A	$0.00	$0.05	$0.03	$0.09
Basic and diluted loss per common share, Class B	$(0.01)	$(0.00)	$(0.13)	$(0.01)

  The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pure Acquisition Corp.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

For the Three and Six Months Ended June 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balances, December 31, 2019	80,290	$8	10,350,000	$1,035	$-	$4,998,967	$5,000,010
Stockholder redemptions	(2,189,801)	(219)				(22,811,212)	(22,811,431)
Change in shares subject to possible redemption	2,629,804	263				23,122,357	23,122,620
Net loss	-	-	-	-	-	(311,195)	(311,195)
Balances, March 31, 2020	520,293	52	10,350,000	1,035	-	4,998,917	5,000,004
Stockholder redemptions	(30,603,570)	(3,060)				(322,060,613)	(322,063,673)
Change in shares subject to possible redemption	31,633,029	3,163				322,197,581	322,200,744
Net income	-	-	-	-	-	(137,067)	(137,067)
Balances, June 30, 2020	1,549,752	$155	10,350,000	$1,035	$-	$4,998,818	$5,000,008

For the Three and Six Months Ended June 30, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Stockholders
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balances, December 31, 2018	-	$-	10,350,000	$1,035	$797,383	$4,269,390	$5,067,808
Net income	-	-	-	-	-	1,745,005	1,745,005
Balances, March 31, 2019	-	-	10,350,000	1,035	797,383	6,014,395	6,812,813
Net income	-	-	-	-	-	1,953,936	1,953,936
Balances, June 30, 2019	-	$-	10,350,000	$1,035	$797,383	$7,968,331	$8,766,749

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Pure Acquisition Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(448,262)	$3,698,941
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Investment income earned on marketable securities held in Trust Account	(1,275,927)	(5,027,471)
Changes in operating assets and liabilities:
Prepaid expenses	65,192	3,023
Accrued payable and accrued expenses	455,328	5,246
Accrued taxes payable	(62,665)	(243,371)
Net cash used in operating activities	(1,266,334)	(1,563,632)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment of cash in Trust Account	(5,173,602)	-
Cash released from Trust Account	345,254,319	1,407,712
Net cash provided by investing activities	340,080,717	1,407,712

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from promissory note from sponsor	5,907,206	-
Cash used for Class A common stock redemptions	(344,875,104)	-
Net cash used in financing activities	(338,967,898)	-

NET CHANGE IN CASH	(153,515)	(155,920)
Cash, beginning of period	179,515	734,894
Cash, end of period	$26,000	$578,974

Supplemental cash flow information:
Cash released for Class A common stock redemptions	$344,875,104	$-
Cash paid for income taxes	$165,000	$450,000
Cash paid for franchise taxes	$164,964	$144,795
Cash paid for administrative services	$80,000	$40,000

Supplemental disclosure of non-cash investment and financing transactions:
Change in common stock subject to redemption	$(345,323,364)	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PURE ACQUISITION CORP.

Notes to Condensed Consolidated Financial Statements

June 30, 2020

(Unaudited)

Note 1 - Description of Organization and Business Operations

Pure Acquisition Corp. (the “Company,” “Pure,” “we,” “us” or “our”) was incorporated on November 13, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses, with a focus for a target business in the upstream oil and gas industry in North America where our management team’s networks and experience are suited.

In connection with the organization of the Company, a total of 10,062,500 shares of Class B common stock were sold to HighPeak Pure Acquisition, LLC (our “Sponsor”) at a price of approximately $0.002 per share for an aggregate of $25,000 (the “founders’ shares”). In March 2018, our Sponsor returned to us, at no cost, an aggregate of 1,437,500 founders’ shares, which we cancelled, leaving an aggregate of 8,625,000 founders’ shares outstanding. In March 2018, our Sponsor transferred 40,000 founders’ shares to each of our three (3) independent director nominees resulting in a total of 120,000 founders’ shares transferred to our independent director nominees. In April 2018, we effected a stock dividend of 0.2 shares of Class B common stock for each outstanding share of Class B common stock, resulting in our Sponsor holding 10,206,000 founders’ shares and each of our independent director nominees holding 48,000 founders’ shares for an aggregate of 10,350,000 founders’ shares. At June 30, 2020, our Sponsor, our initial stockholders and our independent directors held, collectively, 10,350,000 founders’ shares.

On April 17, 2018 (the “IPO Closing Date”), we consummated our initial public offering of 41,400,000 units, representing a complete exercise of the over-allotment option, at a purchase price of $10.00 per unit, generating gross proceeds of $414,000,000 before underwriting discounts and expenses (the “Public Offering”). Each unit consists of one share of Class A common stock of the Company, par value $0.0001 per share and one half of one warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Only whole warrants may be exercised and no fractional warrants will be issued upon separation of the units and only whole warrants may be traded. Each warrant will become exercisable on the later of thirty (30) days after the completion of an initial business combination or 12 months from the IPO Closing Date and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. Alternatively, if we do not complete a business combination by August 21, 2020 (the “Extension Date”), the warrants will expire at the end of such period. If we are unable to deliver registered shares of Class A common stock to the holder upon exercise of warrants issued in connection with the 41,400,000 units during the exercise period, the warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the agreement governing the warrants.

On the IPO Closing Date, our Sponsor purchased from us an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant (for a total purchase price of $10,280,000) in a private placement (the “private placement warrants”). Each private placement warrant is exercisable to purchase one share of our Class A common stock at a price of $11.50, and are not redeemable so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. We received gross proceeds from the Public Offering and the sale of the private placement warrants of $414,000,000 and $10,280,000, respectively, for an aggregate of $424,280,000. We deposited $414,000,000 of the gross proceeds in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The proceeds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Act of 1940 and invest only in direct U.S. government obligations. At the IPO Closing Date, the remaining $10,280,000 was held outside of the Trust Account, of which $8,280,000 was used to pay underwriting discounts and $200,000 was used to repay notes payable to our Sponsor with the balance reserved to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. A portion of interest income on the funds held in the Trust Account has been and will continue to be released to us to pay our tax obligations and up to $10,000 per month for office space, utilities and secretarial and administrative support.

On April 12, 2018, we entered into the Forward Purchase Agreement with HighPeak Energy Partners, LP (“HPEP I”), an affiliate of our Sponsor (the “Forward Purchase Agreement”). At or prior to the closing of the business combination (as defined below) (the “Closing”), the Forward Purchase Agreement will be amended and restated in its entirety in the form of the Forward Purchase Agreement Amendment (the “Forward Purchase Agreement Amendment”) and the purchasers thereunder (which may include affiliates of HPEP I or unrelated third parties) will collectively have the right, but not the obligation, to purchase, in connection with the Closing, any number of forward purchase units, up to the maximum amount of forward purchase units permitted thereunder, which in any event will not exceed 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of common stock of HighPeak Energy, Inc. (“HighPeak Energy”) and one-half of one whole warrant (which whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000. The forward purchase warrants (if any) will have the same terms as the private placement warrants and the shares of HighPeak Energy common stock issued in connection with the issuance of forward purchase units (if any) will be identical to all other shares of HighPeak Energy common stock. The purchasers have no obligation to purchase any forward purchase units in connection with the business combination (as defined below) and may unilaterally terminate the Forward Purchase Agreement prior to the business combination (as defined below).

On July 24, 2020, by and among HighPeak Energy, each party designated as a purchaser therein (which may include purchasers that subsequently join as parties thereto), HPEP I and, solely for the limited purposes specified therein, Pure, pursuant to which, among other things, (i) the Forward Purchase Agreement entered into by and between HPEP I and Pure has been amended and restated in its entirety as described further in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2020 and (ii) the purchasers thereunder will collectively purchase, in connection with the Closing, the number of forward purchase units as indicated therein, up to a maximum amount of 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of HighPeak Energy common stock, one contingent value right (“CVR”) and one warrant (which one whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000 (the “Forward Purchase Agreement Amendment”). Additionally, HPEP I may elect to commit to purchase uncommitted forward purchase units or assign all or part of its right to purchase uncommitted forward purchase units to one or more third parties under the Forward Purchase Agreement Amendment prior to the Closing.

The Previously Announced Business Combination

On April 24, 2020, the Company and the other parties to the Grenadier Contribution Agreement (as defined in the Current Report on Form 8-K described below) mutually agreed to terminate the Grenadier Contribution Agreement. For more information regarding the termination of the Grenadier Contribution Agreement, please read the Current Report on Form 8-K filed with the SEC on April 24, 2020.

Also on April 24, 2020, the Company and the other parties to the HPK Business Combination Agreement (as defined in the Current Report on Form 8-K described below) mutually agreed to terminate the HPK Business Combination Agreement. For more information regarding the termination of the HPK Business Combination Agreement, please read the Current Report on Form 8-K filed with the SEC on April 24, 2020.

The Business Combination

The following is a brief summary of the transactions contemplated in connection with the business combination as contemplated by the Business Combination Agreement (as defined below) (the “business combination”). Any description of the business combination in this Quarterly Report on Form 10-Q is qualified in all respects by reference to the text of the Business Combination Agreement, dated May 4, 2020, by and among the Company, HighPeak Energy, Pure Acquisition Merger Sub, Inc. (“MergerSub”), collectively, the HPK Contributors (HighPeak Energy, LP, HighPeak Energy II, LP, HighPeak Energy III, LP and HPK Energy, LLC) and, solely for the limited purposes specified therein, HighPeak Energy Management, LLC (“HPK Representative”), which was filed with the SEC on May 4, 2020 as Exhibit 2.1 to the Company’s Current Report on Form 8-K. Following completion of the SEC’s review of the Registration Statement, a definitive proxy statement, which we refer to as the “HighPeak Proxy Statement,” will be mailed to stockholders as of a record date to be established for voting on the business combination. The HighPeak Proxy Statement will contain important information regarding the business combination. The following description of the business combination is qualified in all respects by reference to the more detailed description in the HighPeak Proxy Statement.

On May 4, 2020, the Company, HighPeak Energy, MergerSub, the HPK Contributors and solely for the limited purposes specified therein, HPK Representative, entered into the Business Combination Agreement, pursuant to which, among other things and subject to the terms and conditions contained therein, (a) MergerSub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of HighPeak Energy, (b) each outstanding share of Class A common stock and Class B common stock of the Company will be converted into the right to receive one share of HighPeak Energy common stock (and cash in lieu of fractional shares, if any), other than (i) the forfeiture of 5,350,000 founders’ shares held by Sponsor for no consideration, (ii) the forfeiture of all of the private placement warrants held by Sponsor for no consideration and (iii) the forfeiture of all of the public warrants held by HighPeak Energy Partners II, LP (“HPEP II”) for no consideration, pursuant to the terms of a sponsor support agreement, dated as of May 4, 2020, by and among our Sponsor, HPEP II and HighPeak (the “Sponsor Support Agreement”), (c) the HPK Contributors will (i) contribute their limited partner interests in HPK LP to HighPeak Energy in exchange for HighPeak Energy common stock and the general partner interests in HPK Energy, LP (“HPK LP”) to either HighPeak Energy or a wholly owned subsidiary of HighPeak Energy in exchange for no consideration and (ii) directly or indirectly contribute the outstanding Sponsor Loans (as defined in the Business Combination Agreement) in exchange for HighPeak Energy common stock and such Sponsor Loans, if any, will be cancelled in connection with the Closing of the business combination, and (d) following the consummation of the foregoing transactions, HighPeak Energy will cause HPK LP to merge with and into the surviving corporation (as successor to the Company) with all interests in HPK LP being cancelled in exchange for no consideration.

Unless waived by the applicable parties to the Business Combination Agreement, Closing of the business combination is subject to a number of conditions, including, among others, (i) the expiration of the waiting period (or extension thereof) under the Hart-Scott Rodino Antitrust Improvement Act of 1976; (ii) the absence of specified adverse laws, injunctions or orders; (iii) the requisite approval by the Company’s stockholders, and the written consents of the Company, as the sole stockholder of HighPeak Energy, and by HighPeak Energy, as the sole stockholder of MergerSub (which written consents of the Company and HighPeak Energy were delivered within 24 hours of execution of the Business Combination Agreement); (iv) the completion of the offer by the Company to redeem shares of Class A common stock issued in its Public Offering for cash in accordance with the organizational documents of the Company and the terms of the Business Combination Agreement; (v) the Minimum Aggregate Funding Availability (as defined in the Business Combination Agreement) being not less than $100,000,000 and the Minimum Equity Capitalization (as defined in the Business Combination Agreement) being not less than $50,000,000; (vi) the representations and warranties of (a) the HPK Contributors, in the case of the Company, HighPeak Energy and MergerSub, and (b) the Company, HighPeak Energy and MergerSub, in the case of the HPK Contributors, being true and correct, subject to the materiality standards contained in the Business Combination Agreement; (vii) material compliance by (a) the HPK Contributors, in the case of the Company, HighPeak Energy and MergerSub, and (b) the Company, HighPeak Energy and MergerSub, in the case of the HPK Contributors with their respective covenants under the Business Combination Agreement; and (viii) delivery by the other parties of documents and other items required to be delivered by such parties at the Closing of the business combination. Additionally, the HPK Contributors’ obligations to consummate the transactions contemplated by the Business Combination Agreement are also subject to the conditions that (a) the shares of HighPeak Energy common stock issuable to the HPK Contributors and as merger consideration pursuant to the Business Combination Agreement are approved for listing on the New York Stock Exchange (the “NYSE”) or the Nasdaq Global Market (the “Nasdaq Global”), subject only to official notice of issuance thereof and (b) the Company shall have transferred, or as of the Closing of the business combination shall transfer, to HighPeak Energy certain cash (net of payments made in connection with stock redemptions and certain expenses).

On June 12, 2020, the Company, HighPeak Energy, and the other parties to the Business Combination Agreement entered into the Business Combination Agreement First Amendment that provides for additional Cash Consideration to be paid as merger consideration to holders of shares of Pure’s Class A common stock in an amount per share equal to the amount, if any, by which the per-share redemption value of Pure’s Class A common stock at the Closing exceeds $10.00 per share.

On July 1, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Second Amendment, which provided for, among other things, one (1) contingent value right (“CVR”) to be issued as merger consideration for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of shares of Class A common stock. It was also contemplated that one (1) CVR would also be issued to any PIPE Investor or purchaser under the Forward Purchase Agreement Amendment (as further described therein) for each share of HighPeak Energy common stock purchased in connection with the PIPE Investment or pursuant to the Forward Purchase Agreement Amendment, under separate terms than those that would have been issued to the holders of Class A common stock.

On July 24, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Third Amendment, pursuant to which the parties to the Business Combination Agreement agreed to, among other things, provide for the issuance of one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of Class A common stock and to increase the Minimum Equity Capitalization (as such term is defined in the Business Combination Agreement Third Amendment) condition from $50 million to $100 million and remove the $100 million Minimum Aggregate Funding Availability closing condition (as such term was defined in the Business Combination Agreement Second Amendment). The Business Combination Agreement Third Amendment also provides for the CVRs to have the same terms, whether such CVRs are issued as merger consideration to holders of Class A common stock or to Forward Purchase Investors in connection with commitments under the Forward Purchase Agreement Amendment. Additionally, the Business Combination Agreement Third Amendment added the requirement that the CVRs and warrants issuable for HighPeak Energy common stock, including Pure’s public warrants that will become warrants of HighPeak Energy, forward purchase warrants and warrants to be issued as merger consideration, will be approved for listing on the Nasdaq Global or the NYSE, subject to official notice of issuance, prior to the Closing.

Failure to Consummate a Business Combination

If the Company is unable to complete the initial business combination by the Extension Date, the Company must: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem shares held by public stockholders, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds in the Trust Account and not previously released to the Company to fund working capital requirements and/or to pay taxes (which interest shall be net of taxes payable and up to $50,000 for dissolution expenses) divided by the number of then-outstanding shares held by public stockholders, which redemption will completely extinguish public stockholders rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Going Concern

At June 30, 2020, the Company had a cash balance of $26,000, which excludes interest income of $1,275,927 earned during the year from the Company’s investments in the Trust Account, which is available to the Company for its tax obligations.  During 2020, the Company withdrew $329,214 of interest income from the Trust Account to pay its income and franchise taxes and $50,000 to pay administrative fees. If the Company’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating its initial business combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to its initial business combination.  Moreover, the Company may need to obtain additional financing either to complete its initial business combination or because it becomes obligated to redeem a significant number of its public shares upon completion of its initial business combination, in which case the Company may issue additional securities or incur debt in connection with such initial business combination.

The Company has until the close of business on August 21, 2020 to complete its initial business combination (See Note 8 – Subsequent Events). This mandatory liquidation and subsequent dissolution of the Company if an initial business combination is not completed in the required time as well as the uncertainty concerning the Company’s ability to borrow sufficient funds to fund its operations raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Extension Date.

In the event of such liquidation, it is possible the per share value of the residual assets remaining available for distribution (including the Trust Account assets) will be less than the offering price per unit in the Public Offering.

Note 2 - Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HighPeak Energy, Inc, since their formation. All material intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position as of June 30, 2020 and the consolidated results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for the full year.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Common Share

Net income per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Public Offering and private placement warrants to purchase 20,700,000 and 10,280,000 shares of the Company’s Class A common stock, respectively, in the calculation of diluted income per share, since their inclusion would be anti-dilutive.

The Company’s consolidated statements of operations include a presentation of income per share for common shares subject to redemption similar to the two-class method of income per share. Net income per common share for basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable administrative fees, franchise taxes and income taxes of $10,005, $1,996,862, $883,436 and $3,843,030 by the weighted average number of shares of Class A common stock outstanding for the three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. Weighted average number of Class A common stock outstanding were 21,491,474, 41,400,000, 29,155,430 and 41,400,000 for the three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. Net income (loss) per common share for basic and diluted for Class B common stock is calculated by dividing the net loss, which excludes income attributable to Class A common stock of $147,072, $42,926, $1,331,698 and $144,089, by the weighted average number shares of Class B common stock outstanding for the three months ended June 20, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. Weighted average number of shares of Class B stock outstanding was 10,350,000 for all periods.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and December 31, 2019.

Cash and Marketable Securities Held in the Trust Account

The amounts held in the Trust Account represent proceeds from the Public Offering and the private placement warrants of $50,126,290 and $378,060,000 as of June 30, 2020 and December 31, 2019, respectively, after considering $327,933,710 in redemptions that occurred during the six months ended June 30, 2020, and $35,940,000 that occurred during the year ended December 31, 2019, which were invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act (“Permitted Investments”) and are classified as restricted assets because such amounts can only be used by the Company in connection with the consummation of an initial business combination. Pursuant to the allowable expenditures from the Trust Account of the Company $275,000, $1,262,667, $379,214 and $1,407,462 in aggregate were withdrawn from the Trust Account during the three months ended June 30, 2020 and 2019 and six months ended June 30, 2020 and 2019, respectively to pay income taxes, franchise taxes and administrative service fees. In addition, $1,575,335, $0, $5,173,602 and $0 were deposited into the Trust Account during the three months ended June 30, 2020 and 2019 and six months ended June 30, 2020 and 2019, respectively, for the benefit of the holders of Class A common stock as a result of loans from the Sponsor pursuant to the three (3) extensions that were agreed to in May and February 2020 and October 2019.

As of June 30, 2020, cash and Permitted Investments held in the Trust Account had a fair value of $53,159,750. For the three and six months ended June 30, 2020, investments held in the Trust Account generated interest income of $92,965 and $1,275,927, respectively. During the three and six months ended June 30, 2020, the Company paid $80,000 and $164,214, respectively, to the State of Delaware for franchise taxes with funds received from the Trust Account. On May 18, 2020 and February 21, 2020, respectively, 30,603,570 and 2,189,801 shares of Class A common stock were redeemed for $322,063,673 and $22,811,431 in connection with extensions approved by our stockholders to extend the time by which we must complete the business combination to August 21, 2020 and May 21, 2020, respectively. At a Special Meeting of stockholders’ held on May 15, 2020, the stockholders approved the amendment of the Company’s second and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from May 21, 2020 to August 21, 2020.

As of December 31, 2019, cash and Permitted Investments held in the Trust Account had a fair value of $391,964,540. On October 11, 2019, 3,594,000 shares of Class A common stock were redeemed for $36,823,301 in connection with an extension approved by our stockholders to extend the time by which we must complete the business combination to February 21, 2020. At a Special Meeting of stockholders’ held on May 15, 2020, the stockholders approved the amendment of the Company’s second and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from May 21, 2020 to August 21, 2020.

Redeemable Common Stock

As discussed in Note 1 – Description of Organization and Business Operations, all of the 5,012,629 shares held by public stockholders outstanding as of June 30, 2020 contain a redemption feature which allows for the redemption of Class A common stock under the Company’s liquidation or tender offer and stockholder approval provisions. In accordance with Financial Accounting Standard Board (“FASB”) Topic ASC 480, “Distinguishing Liabilities from Equity,” (“ASC 480”) redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company has not specified a maximum redemption threshold, the Company’s second amended and restated certificate of incorporation, as amended (the Company’s “Charter”), provides that in no event will the Company redeem its shares held by public stockholders in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying number of redeemable shares of Class A common stock shall be affected by charges against additional paid in capital or in the absence of additional paid in capital, retained earnings.

Accordingly, at June 30, 2020, 3,462,877 shares of the outstanding 5,012,629 shares of Class A common stock included in the units at the Public Offering were classified outside of permanent equity at approximately $10.31 per share.  At December 31, 2019, 37,725,710 shares of the outstanding 37,806,000 shares of Class A common stock included in the units at the Public Offering were classified outside of permanent equity at approximately $10.10 per share.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of June 30, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

Offering Costs

The Company complies with the requirements of FASB Topic ASC 340-10-S99-1, “Other Assets and Deferred Costs,” and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering.” Offering costs of $9,506,582 consisting principally of underwriting discounts of $8,280,000 and $1,226,582 of professional, printing, filing, regulatory and other costs directly related to the preparation of the Public Offering were charged to stockholders’ equity upon completion of the Public Offering (See Note 3 - Public Offering and Private Placement).

Income Taxes

The Company follows the asset and liability method for accounting for income taxes under FASB Topic ASC 740 “Income Taxes,” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

State Franchise Taxes

The Company is incorporated in the state of Delaware and is subject to Delaware state franchise tax which is computed based on an analysis of both authorized shares and total gross assets. The Company has liabilities on the accompanying consolidated balance sheets for accrued Delaware state franchise taxes of $20,000 and $84,214 as of June 30, 2020 and December 31, 2019, respectively. On the accompanying consolidated statements of operations, the Company incurred Delaware franchise tax expense of $50,300, $28,959, $100,750 and $86,927 for the three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively.

Related Parties

The Company follows FASB ASC Topic 850-10, “Related Party Disclosures,” (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: (a) affiliates of the Company (“affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing thrust that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Pronouncements

The Company has evaluated recently issued, but not yet effective, accounting pronouncements and does not believe they would have a material effect on the Company’s consolidated financial statements.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date the consolidated financial statements were issued are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Note 3 - Public Offering and Private Placement

Public Offering

On the IPO Closing Date, the Company sold 41,400,000 units in its Public Offering, including 5,400,000 units sold to cover over-allotments, at a price of $10.00 per unit resulting in gross proceeds of $414,000,000. Each unit consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Each Warrant will become exercisable on the later of (i) thirty (30) days after the completion of the initial business combination and (ii) twelve (12) months from the IPO Closing Date and will expire five (5) years after the completion of the initial business combination or earlier upon redemption or liquidation. Alternatively, if we do not complete a business combination by August 21, 2020, the warrants will expire at the end of such period. If we are unable to deliver registered shares of Class A common stock to the holder upon exercise of warrants issued in connection with the 41,400,000 units during the exercise period, the warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the agreement governing the warrants.

The Company may redeem the warrants, in whole and not in part, at a price of $0.0l per warrant upon thirty (30) days’ notice (the “30-day redemption period”), only in the event the last sales price of the Class A common stock equals or exceeds $18.00 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of Class A common stock underlying such warrants and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In determining whether to require all holders to exercise their warrants on a cashless basis, management will consider, among other factors, the Company’s cash position, the number of warrants outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants.

On May 8, 2020, pursuant to our Sponsor’s obligation under a certain letter agreement entered into in connection with the Public Offering, HPEP II launched a warrant tender offer to purchase, at $10.00 in cash per public warrant, 328,888 of the Company’s outstanding public warrants held by persons other than HPEP II. The warrant tender offer was not conditioned upon any minimum number of public warrants being tendered and expired on July 31, 2020 with no warrants being tendered. HPEP II has previously conducted three (3) warrant tender offers for the Company’s outstanding public warrants, as a result of which an aggregate 20,371,112 public warrants were tendered and purchased by HPEP II. As of June 30, 2020, 328,888 public warrants remain outstanding and held by parties other than HPEP II.

There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the Company’s business combination within the required time period.

The Company paid an underwriting discount of 2.0% of the per unit offering price to the underwriters at the closing of the Public Offering.

Private Placement

The Sponsor purchased from the Company an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant for a total purchase price of $10,280,000 in a private placement that occurred simultaneously with the consummation of the Public Offering.

On May 4, 2020, our Sponsor, HPEP II and HighPeak Energy entered into a sponsor support agreement (the “Sponsor Support Agreement” pursuant to which (i) our Sponsor will forfeit (a) 5,350,000 founder shares for no consideration and (b) all of its private placement warrants for no consideration and (ii) HPEP II will forfeit all of its public warrants for no consideration.

Note 4 - Related Party Transactions

Founders’ Shares

In connection with the organization of the Company, 10,062,500 founders’ shares were sold to our Sponsor. In March 2018, our Sponsor returned to us, at no cost, an aggregate of 1,437,500 founders’ shares, which we cancelled, leaving an aggregate of 8,625,000 founders’ shares outstanding. Also in March 2018, our Sponsor transferred 40,000 founders’ shares to each of our three (3) independent director nominees resulting in a total of 120,000 founders’ shares transferred to our independent director nominees. In April 2018, we effected a stock dividend of 0.2 shares of Class B common stock for each outstanding share of Class B common stock, resulting in our Sponsor holding 10,206,000 founders’ shares and each of our independent director nominees holding 48,000 founders’ shares for an aggregate of 10,350,000 founders’ shares. At June 30, 2020 and December 31, 2019, our Sponsor, our initial stockholders and our independent directors held, collectively, 10,350,000 founders’ shares.

Subject to certain limited exceptions, 50% of the founders’ shares will not be transferred, assigned, sold until the earlier of: (i) one year after the date of the consummation of the initial business combination or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted) for any twenty (20) trading days within any 30-trading day period commencing after the initial business combination, and the remaining 50% of the founders’ shares will not be transferred, assigned, sold until one (1) year after the date of the consummation of the initial business combination, or earlier, in either case, if, subsequent to the Company’s initial business combination, the Company consummates a subsequent liquidation, merger, stock exchange, reorganization or other similar transaction which results in all stockholders having the right to exchange their common stock for cash, securities or other property.

Pursuant to the Sponsor Support Agreement dated as of May 4, 2020, (i) our Sponsor will forfeit (a) 5,350,000 founder shares for no consideration and (b) all of its private placement warrants for no consideration and (ii) HPEP II will forfeit all of its public warrants for no consideration.

Related Party Loans

As of June 30, 2020 and December 31, 2019, the Company has $10,100,000 and $4,192,794, respectively, in notes payable-related party for amounts received from the Sponsor, or its affiliate. On February 14, 2020, the Company entered into an amended and restated promissory note whereby the principal amount was increased to $11,000,000. The noninterest bearing promissory note matures August 21, 2020.

Administrative Service Agreement

Commencing on April 13, 2018, the date of the listing of the Company’s securities on the Nasdaq Capital Market, through the consummation of the Company’s initial business combination, the Company has agreed to pay the Company’s Sponsor or one of its affiliates $10,000 per month until the earlier of (i) Pure consummates its initial business combination or (ii) liquidation to entice the Company’s Sponsor to make available to the Company certain general and administrative services, including office space, utilities and administrative support, as the Company may require from time to time. The Company incurred expenses of $30,000, $30,000, $60,000 and $60,000 for administrative services for three months ended June 30, 2020 and 2019 and the six months ended June 30, 2020 and 2019, respectively. As of June 30, 2020, the Company has a payable of $16,000 included in Accounts Payable and Accrued Expenses on the accompanying balance sheet for administrative service fees.

Private Placement

As discussed in Note 1 - Description of Organization and Business Operations, the Sponsor purchased an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant (for a total purchase price of $10,280,000) from the Company simultaneous with the closing of the Public Offering. Each whole private placement warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the private placement warrants was added to the proceeds from the Public Offering held in the Trust Account. If the initial business combination is not completed by August 21, 2020, the proceeds from the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until thirty (30) days after the completion of the initial business combination.

Registration Rights

The holders of the Company’s founders’ shares issued and outstanding and any private placement warrants issued to the Company’s Sponsor, officer, directors or their affiliates, including private placement warrants issued in payment of working capital loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed April 12, 2018. The holders will have “piggyback” registration rights exercisable at any time that allow them to include the shares of HighPeak Energy common stock that they own in certain registrations initiated by HighPeak Energy. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of such securities, provided, that, collectively, holders may not request more than one (1) underwritten offering in any three (3) month period and each such offering include a number of securities equal to the lesser of (i) $50 million and (ii) all of the securities owned by such holders as of the date of the request. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Forward Purchase Agreement

On April 12, 2018, we entered into the Forward Purchase Agreement with HPEP I. At or prior to the Closing, the Forward Purchase Agreement will be amended and restated in its entirety in the form of the Forward Purchase Agreement Amendment and the purchasers thereunder (which may include affiliates of HPEP I or unrelated third parties) will collectively have the right, but not the obligation, to purchase, in connection with the Closing, any number of forward purchase units, up to the maximum amount of forward purchase units permitted thereunder, which in any event will not exceed 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of common stock of HighPeak Energy and one-half of one whole warrant (which whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000. The forward purchase warrants (if any) will have the same terms as the private placement warrants and the shares of HighPeak Energy common stock issued in connection with the issuance of forward purchase units (if any) will be identical to all other shares of HighPeak Energy common stock. The purchasers have no obligation to purchase any forward purchase units in connection with the business combination and may unilaterally terminate the Forward Purchase Agreement prior to the business combination.

On July 24, 2020, by and among HighPeak Energy, each party designated as a purchaser therein (which may include purchasers that subsequently join as parties thereto), HPEP I and, solely for the limited purposes specified therein, Pure, pursuant to which, among other things, (i) the Forward Purchase Agreement entered into by and between HPEP I and Pure has been amended and restated in its entirety as described further in the proxy statement/prospectus and (ii) the purchasers thereunder will collectively purchase, in connection with the Closing (as defined below), the number of forward purchase units as indicated therein, up to a maximum amount of 15,000,000 forward purchase units, with each forward purchase unit consisting of one share of HighPeak Energy common stock, one contingent value right (“CVR”) and one warrant (which one whole warrant is exercisable for HighPeak Energy common stock), for $10.00 per forward purchase unit, or an aggregate maximum amount of up to $150,000,000 (the “Forward Purchase Agreement Amendment”). Additionally, HPEP I may elect to commit to purchase uncommitted forward purchase units or assign all or part of its right to purchase uncommitted forward purchase units to one or more third parties under the Forward Purchase Agreement Amendment prior to the Closing (as defined below).

Warrant Tender Offer

On May 8, 2020, pursuant to our Sponsor’s obligation under a certain letter agreement entered into in connection with the Public Offering and in connection with the filing of the definitive proxy statement related to the special meeting of the Company’s stockholders to vote to approve the Extension (as defined below), HPEP II launched a warrant tender offer to purchase, at $10.00 in cash per public warrant, 328,888 of the Company’s outstanding public warrants held by persons other than HPEP II. The warrant tender offer was not conditioned upon any minimum number of public warrants being tendered and expired on July 31, 2020 with no warrants being tenderred.

In April 2018, an affiliate of the Company’s Sponsor deposited cash funds in an amount equal to $20,700,000 with Continental Stock Transfer & Trust Company prior to the closing of the Public Offering. The funds held in the escrow account may be used (or the letter of credit referred to below may be drawn upon) to pay $1.00 per whole warrant to holders of public warrants (excluding private placement warrants or forward purchase warrants) that tender in the warrant tender offer for the public warrants. Following the warrant tender offer or payment to holders of public warrants described above, any amounts remaining in the escrow account will be returned to the Company’s Sponsor or its affiliate. HPEP II has previously conducted four (4) tender offers for the Company’s outstanding public warrants, as a result of which an aggregate of 20,371,112 public warrants were tendered and purchased by HPEP II.

Pursuant to the Sponsor Support Agreement dated as of May 4, 2020, (i) our Sponsor will forfeit (a) 5,350,000 founder shares for no consideration and (b) all of its private placement warrants for no consideration and (ii) HPEP II will forfeit all of its public warrants for no consideration.

In the event the Company is unable to close a business combination prior to the Extension Date (unless further extended), the escrow agent will be authorized to transfer $1.00 per whole public warrant, to holders of public warrants other than the Company’s Sponsor and its affiliates, at the same time as we redeem the Company’s public Class A common stock, and all other warrants will expire worthless.

Note 5 - Commitments and Contingencies

Business Combination Marketing Agreement

The Company engaged the underwriters from the Company’s Public Offering as advisors in connection with any potential business combination, to assist the Company in holding meetings with the Company’s stockholders to discuss the potential business combination and the target business’ attributes, introduce the Company to potential investors interested in purchasing our securities, assist us in obtaining stockholder approval for the business combination and assist the Company with its press releases and public filings in connection with the business combination (the “Business Combination Marketing Agreement”). As of June 30, 2020, the above services had not been completed and accordingly, no amounts have been recorded in the accompanying consolidated financial statements.

Registration Rights

The holders of the Company’s founders’ shares issued and outstanding and any private placement warrants issued to the Company’s Sponsor, officer, directors or their affiliates, including private placement warrants issued in payment of working capital loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed April 12, 2018. The holders will have “piggyback” registration rights exercisable at any time that allow them to include the shares of HighPeak Energy common stock that they own in certain registrations initiated by HighPeak Energy. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of such securities, provided, that, collectively, holders may not request more than one (1) underwritten offering in any three (3) month period and each such offering include a number of securities equal to the lesser of (i) $50 million and (ii) all of the securities owned by such holders as of the date of the request. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Business Combination Third Amendment amended the Form of Registration Rights Agreement, to be entered into by and among HighPeak Energy and certain HighPeak Holders (as such term is defined in the Form of Registration Rights Agreement) at the consummation of the business combination, to, among other things, provide for any holder to demand registration of some or all of its shares of HighPeak Energy common stock, CVRs and warrants (“Registerable Securities”) registered for sale provided that such demand registration notice covers (x) not less than $25 million of Registrable Securities or (y) all of the Registerable Securities held by such holder.

Note 6 – Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2020 and December 31, 2019, no preferred stock is issued or outstanding.

Class A Common Stock

The Company is authorized to issue up to 200,000,000 shares of Class A common stock. If the Company enters into an initial business combination, it may (depending on the terms of such initial business combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the initial business combination to the extent the Company seeks stockholder approval in connection with the initial business combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock held.

In February 2020, the Company’s stockholders approved an extension of the date by which the Company must consummate an initial business combination from February 21, 2020 to May 21, 2020. In connection with this extension, 2,189,801 shares of Class A common stock were redeemed, for a total value of $22,811,431. The redemptions reduced the outstanding number of shares of the Company’s Class A common stock to 35,616,199 shares.  On May 15, 2020, the Company’s stockholders approved an extension of the date by which the Company must consummate an initial business combination (the “Extension”) from May 21, 2020 to August 21, 2020. The Company requested the Extension in order to complete an initial business combination. In connection with the extension, 30,603,570 shares of Class A common stock were redeemed, for a total value of $322,063,673. The redemptions reduced the outstanding number of shares of the Company’s Class A common stock to 5,012,629 shares.  At June 30, 2020 and December 31, 2019 there were 5,012,629 and 37,806,000 shares of Class A common stock issued and outstanding, respectively, of which 3,462,877 and 37,725,710 were held outside of equity, respectively, and are subject to redemption.

Class B Common Stock

The Company is authorized to issue up to 15,000,000 shares of Class B common stock. At June 30, 2020 and December 31, 2019, there were 10,350,000 shares of Class B common stock issued and outstanding.

Note 7 - Fair Value Measurements

The following table presents information about the Company’s assets, measured on a recurring basis, as of June 30, 2020 and December 31, 2019. The table indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

	June 30, 2020			December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Cash and Marketable Securities held in Trust Account	$53,159,750	$-	$-	$391,964,540	$-	$-

Note 8 - Subsequent Events

Any material events that occur between the balance sheet date and the date the consolidated financial statements were issued are disclosed as subsequent events, while the consolidated financial statements are adjusted to reflect any conditions that exist at the balance sheet dates. The Company has evaluated all subsequent events and transactions for possible recognition or disclosure through August 10, 2020, the date the consolidated financial statements were available for issuance.

On July 1, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Second Amendment, which provided for, among other things, one (1) CVR to be issued as merger consideration for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of shares of Class A common stock. It was also contemplated that one (1) CVR would also be issued to any PIPE Investor or purchaser under the Forward Purchase Agreement Amendment (as further described therein) for each share of HighPeak Energy common stock purchased in connection with the PIPE Investment or pursuant to the Forward Purchase Agreement Amendment, under separate terms than those that would have been issued to the holders of Class A common stock.

On July 24, 2020, the Company, HighPeak Energy and the other parties to the Business Combination Agreement entered into the Business Combination Agreement Third Amendment, pursuant to which the parties to the Business Combination Agreement agreed to, among other things, provide for the issuance of one warrant to purchase HighPeak Energy common stock for each one whole share of HighPeak Energy common stock (excluding any fractional shares) that is issued as merger consideration to holders of Class A common stock and to increase the Minimum Equity Capitalization (as such term is defined in the Business Combination Agreement Third Amendment) condition from $50 million to $100 million and remove the $100 million Minimum Aggregate Funding Availability closing condition (as such term was defined in the Business Combination Agreement Second Amendment). The Business Combination Agreement Third Amendment also provides for the CVRs to have the same terms, whether such CVRs are issued as merger consideration to holders of Class A common stock or to Forward Purchase Investors in connection with commitments under the Forward Purchase Agreement Amendment. Additionally, the Business Combination Agreement Third Amendment added the requirement that the CVRs and warrants issuable for HighPeak Energy common stock, including Pure’s public warrants that will become warrants of HighPeak Energy, forward purchase warrants and warrants to be issued as merger consideration, will be approved for listing on the Nasdaq Global or the NYSE, subject to official notice of issuance, prior to the Closing. Please see the Company’s Form 8-K filed with the Securities and Exchange Commission on July 29, 2020 for further details.

On July 1, 2020, July 21, 2020 and August 4, 2020, an affiliate of the Sponsor loaned to the Company in amounts of $150,000 for working capital purposes, $200,000 to be deposited in the Trust Account and $100,000 for working capital purposes, respectively. This brings the total notes payable-related party to $10,550,000 subsequent to quarter end.

Exhibit 99.6

HPK Energy, LP and HighPeak Energy, LP (Predecessor)

Condensed Consolidated and Combined Financial Statements

As of June 30, 2020 and December 31, 2019

And for the Three and Six Months Ended June 30, 2020 and 2019

HPK Energy, LP

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2020	December 31, 2019
Assets	(unaudited)
Current Assets:
Cash and cash equivalents	$6,280	$22,711
Notes receivable	10,100	4,193
Deferred expenses	3,425	-
Accounts receivable	477	3,363
Inventory	405	184
Deposits	50	61,550
Prepaid expenses and other current assets	-	25
Total current assets	20,737	92,026

Property and equipment - successful efforts method:
Proved properties	228,529	178,835
Unproved properties	230,818	228,105
Other	604	554
Total property and equipment	459,951	407,494
Less: accumulated depletion, depreciation and amortization	(6,704)	(1,612)
Net property and equipment	453,247	405,882

Total assets	$473,984	$497,908

Liabilities and partners' capital
Current liabilities:
Accounts payable and accrued liabilities	$37,868	$30,980
Total current liabilities	37,868	30,980

Noncurrent liabilities:
Asset retirement obligation	2,378	2,212

Partners' capital	433,738	464,716

Total liabilities and partners' capital	$473,984	$497,908

The accompanying notes are an integral

part of these financial statements

HPK Energy, LP and HighPeak Energy, LP (Predecessor)

Condensed Consolidated and Combined Statements of Operations

(Unaudited and in thousands)

	HPK Energy, LP Three Months Ended June 30, 2020	HighPeak Energy, LP Three Months Ended June 30, 2019	HPK Energy, LP Six Months Ended June 30, 2020	HighPeak Energy, LP Six Months Ended June 30, 2019
Operating Revenues
Crude oil	$938	$1,364	$5,462	$2,735
Natural gas and natural gas liquids	6	13	105	79
Total operating revenues	944	1,377	5,567	2,814

Operating Expenses
Lease operating	1,814	345	4,203	1,258
Taxes other than income	94	113	402	181
Exploration and abandonment	1	544	4	2,658
Depletion, depreciation and amortization	1,735	931	5,091	1,835
Accretion	35	14	69	24
General and administrative	1,412	841	4,273	1,682
Total operating expenses	5,091	2,788	14,042	7,638

Operating loss	(4,147)	(1,411)	(8,475)	(4,824)

Other income (expense)
Other expense	-	-	(76,503)	-

Net loss	$(4,147)	$(1,411)	$(84,978)	$(4,824)

The accompanying notes are an integral

part of these financial statements

HPK Energy, LP

Condensed Consolidated Statement of Changes in Partners’ Capital

(Unaudited and in thousands)

	General Partner Capital	Limited Partners' Capital	Total Partners' Capital

Balance, December 31, 2019	$-	$464,716	$464,716
Cash capital contributions	-	54,000	54,000
Net loss	-	(80,831)	(80,831)
Balance, March 31, 2020	-	437,885	437,885
Net loss	-	(4,147)	(4,147)
Balance, June 30, 2020	$-	$433,738	$433,738

The accompanying notes are an integral

part of these financial statements

HPK Energy, LP and HighPeak Energy, LP (Predecessor)

Condensed Consolidated and Combined Statements of Cash Flows

(Unaudited and in thousands)

	HPK Energy, LP Six Months Ended June 30, 2020	HighPeak Energy, LP Six Months Ended June 30, 2019
Cash Flows from Operating Activities
Net loss	$(84,978)	$(4,824)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Exploration and abandonment expense	4	2,658
Depletion, depreciation and amortization expense	5,091	1,835
Accretion expense	69	24
Loss on terminated acquisition	76,500	-
Changes in components of working capital
Increase in accounts receivable	2,886	2,038
Increase in deferred expenses	(3,621)	-
Increase in accounts payable and accrued liabilities	(763)	(203)
Net cash provided by (used in) operating activities	(4,812)	1,528

Cash Flows from Investing Activities
Additions to oil and gas properties	(41,364)	(5,757)
Acquisitions of oil and gas properties	(3,298)	(7,795)
Issuance of notes receivable	(5,907)	-
Other property additions	(50)	(7)
Extension payment on acquisition	(15,000)	-
Cash used in investing activities	(65,619)	(13,559)

Cash Flows from Financing Activities
Contributions from partners	54,000	13,447
Cash provided by financing activities	54,000	13,447

Net increase (decrease) in cash and cash equivalents	(16,431)	1,416
Cash and cash equivalents, beginning of period	22,711	894
Cash and cash equivalents, end of period	$6,280	$2,310

Supplemental noncash investing and financing activities:
Additions to asset retirement obligations	$97	$106
Additions to oil and gas properties included in accounts payable and accrued liabilities	$7,651	$1,760

The accompanying notes are an integral

part of these financial statements

HPK Energy, LP and HighPeak Energy, LP (Predecessor)

Notes to the Unaudited Condensed Consolidated and Combined Financial Statements

Note 1 – Description of Organization and Business Operations

HPK Energy, LP (the “Partnership” or the “Company”) was formed on August 28, 2019 (Inception), as a Delaware limited partnership between HPK Energy, LLC as the General Partner (the “GP”) and the Limited Partners (the “LPs”) pursuant to an Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). The Partnership has no contractual capital commitments as of June 30, 2020. A combination of cash and the contribution by LPs of three wholly owned subsidiaries that own and operate oil and gas properties have been contributed to the Partnership as of June 30, 2020. The GP has no economic interest in the Partnership. The Partnership was formed to acquire oil and gas related assets and to engage in all aspects of the oil and gas industry primarily in North America and primarily through its recently contributed wholly owned subsidiaries: HighPeak Energy Assets, LLC, HighPeak Energy Assets II, LLC (“HighPeak Assets II”) and HighPeak Energy Holdings, LLC. Unless otherwise specified or the context otherwise requires, all references in these notes to the “Partnership” or “Company” or “we” or “us” are to HPK Energy, LP and its consolidated subsidiaries. The Partnership is an independent energy company engaged in the exploration, development, and acquisition of oil and gas properties, with continuing operations in the Permian Basin in West Texas.

The accompanying condensed consolidated statement of operations and condensed consolidated statement of cash flows for the three and six months ended June 30, 2019 are those of HighPeak Energy, LP (“HighPeak I”), which is the predecessor to the Partnership prior to the effective October 1, 2019 business combination of the subsidiaries of HighPeak I and HighPeak Energy II, LP (“HighPeak II”) being contributed to the Partnership which is discussed in further detail in Note 9.

Note 2 – Significant Accounting Policies

Principles of consolidation. The condensed consolidated financial statements include the accounts of the Partnership and HighPeak I and their wholly owned subsidiaries since their contribution, acquisition, or formation. All material intercompany balances and transactions have been eliminated.

Use of estimates in the preparation of financial statements. Preparation of the Partnership’s and HighPeak I’s condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Depletion of oil and gas properties and impairment of proved and unproved oil and gas properties, in part is determined using estimates of proved, probable and possible oil and gas reserves. There are uncertainties inherent in the estimation of quantities of proved, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to uncertainties including, among other things, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized. The condensed consolidated financial statements, other than the balance sheet as of December 31, 2019, have not been audited by independent public accountants. In the opinion of management, the Partnership’s condensed consolidated financial statements reflect all adjustments necessary to present fairly the Partnership’s consolidated financial position as of June 30, 2020. These financial statements were approved by management and available for issuance on August 27, 2020. Subsequent events have been evaluated through this date. These are interim condensed consolidated financial statements and should be read in conjunction with the Partnership’s audited consolidated financial statements as of December 31, 2019. The operating results for the three and six months ended June 30, 2020 and 2019 are not necessarily indicative of the results to be expected for the full year.

Cash and cash equivalents. The Partnership’s cash and cash equivalents include depository accounts held by banks and marketable securities with original issuance maturities of 90 days or less.

Note 2 – Significant Accounting Policies (continued)

Accounts receivable. The Partnership’s accounts receivable are primarily comprised of oil and gas sales receivables, joint interest receivables and other receivables for which the Partnership does not require collateral security. The Partnership’s share of oil and gas production is sold to various purchasers who must be prequalified under the Partnership’s credit risk policies and procedures. The Partnership records allowances for doubtful accounts based on the age of accounts receivables and the financial condition of its purchasers. The Partnership’s credit risk related to collecting accounts receivables is mitigated by using credit and other financial criteria to evaluate the credit standing of the entity obligated to make payment on the accounts receivable, and where appropriate, the Partnership obtains assurances of payment, such as a guarantee by the parent company of the counterparty or other credit support.

As of June 30, 2020 and December 31, 2019, the Partnership’s accounts receivables primarily consist of amounts due from the sale of crude oil, natural gas and natural gas liquids of $55,000 and $2.9 million, respectively, and are based on estimates of sales volumes and realized prices the Partnership anticipates it will receive, and joint interest receivables of $422,000 and $440,000, respectively. The Partnership routinely reviews outstanding balances and establishes allowances for bad debts equal to the estimable portions of accounts receivable for which failure to collect is considered probable. As of June 30, 2020 and December 31, 2019, the Partnership had no allowance for doubtful accounts recorded.

Notes receivable. Pursuant to an agreement between the Partnership and Pure Acquisition Corp. (“Pure”), whereby Pure obtained extensions to complete its initial business combination to August 21, 2020, the Partnership made loans totaling $10.1 million and $4.2 million to Pure as of June 30, 2020 and December 31, 2019, respectively. The Partnership routinely reviews outstanding balances and establishes allowances for bad debts equal to the estimable portions of notes receivable for which failure to collect is considered probable. As of June 30, 2020 and December 31, 2019, the Partnership had no allowance for doubtful accounts recorded. See additional information regarding Pure in Note 9 to these condensed consolidated financial statements.

Deposits. During 2019, the Partnership paid $61.5 million to Grenadier Energy Partners II, LLC (“Grenadier”) as a non-refundable deposit for an acquisition (“Grenadier Acquisition”) plus an additional $15.0 million extension payment that was to be accounted for as additional consideration for the Grenadier Acquisition upon closing. The Grenadier Acquisition was terminated in April 2020 and the $76.5 million deposit and extension payments were charged to expense during the first quarter of 2020 as conditions existed as of March 31, 2020 that made this termination probable at the time. In addition, the Partnership has paid the Texas Railroad Commission $50,000 in lieu of a plugging bond as statutorily required.

Inventory. Inventory is comprised primarily of oil and gas drilling or repair items such as tubing, casing, proppant used to fracture-stimulate oil and gas wells, water, chemicals, operating supplies and ordinary maintenance materials and parts. The materials and supplies inventory is primarily acquired for use in future drilling operations or repair operations and is carried at the lower of cost or market, on a weighted average cost basis. Valuation allowances for materials and supplies inventories are recorded as reductions to the carrying values of the materials and supplies inventories in the Partnership’s condensed consolidated balance sheet and as charges to other expense in the condensed consolidated statements of operations. The Partnership’s materials and supplies inventory as of June 30, 2020 and December 31, 2019 is $405,000 and $184,000, respectively, and the Partnership has not recognized any valuation allowance to date.

Oil and gas properties. The Partnership utilizes the successful efforts method of accounting for its oil and gas properties. Under this method, all costs associated with productive wells and nonproductive development wells are capitalized while nonproductive exploration costs and geological and geophysical expenditures are expensed.

The Partnership does not carry the costs of drilling an exploratory well as an asset in its consolidated balance sheet following the completion of drilling unless both of the following conditions are met: (i) the well has found a sufficient quantity of reserves to justify its completion as a producing well and (ii) the Partnership is making sufficient progress assessing the reserves and the economic and operating viability of the project.

Note 2 – Significant Accounting Policies (continued)

Due to the capital-intensive nature and the geographical location of certain projects, it may take an extended period of time to evaluate the future potential of an exploration project and the economics associated with making a determination on its commercial viability. In these instances, the project’s feasibility is not contingent upon price improvements or advances in technology, but rather the Partnership’s ongoing efforts and expenditures related to accurately predicting the hydrocarbon recoverability based on well information, gaining access to other companies’ production data in the area, transportation or processing facilities and/or getting partner approval to drill additional appraisal wells. These activities are ongoing and are being pursued constantly. Consequently, the Partnership’s assessment of suspended exploratory well costs is continuous until a decision can be made that the project has found sufficient proved reserves to sanction the project or is noncommercial and is charged to exploration and abandonment expense. See Note 5 for additional information.

The capitalized costs of proved properties are depleted using the unit-of-production method based on proved reserves. Costs of significant nonproducing properties, wells in the progress of being drilled and development projects are excluded from depletion until the related project is completed and proved reserves are established or, if unsuccessful, impairment is determined.

Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion, depreciation and amortization, if doing so does not materially impact the depletion rate of an amortization base. Generally, no gain or loss is recorded until an entire amortization base is sold. However, gain or loss is recorded from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base.

The Partnership performs assessments of its long-lived assets to be held and used, including proved oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. In these circumstances, the Partnership recognizes an impairment charge for the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Unproved oil and gas properties are periodically assessed for impairment on a project-by-project basis. These impairment assessments are affected by the results of exploration activities, commodity price outlooks, planned future sales or expirations of all or a portion of such projects. If the estimated future net cash flows attributable to such projects are not expected to be sufficient to fully recover the costs invested in each project, the Partnership will recognize an impairment charge at that time.

Accounts payable and accrued liabilities. Accounts payable and accrued liabilities as of June 30, 2020 and December 31, 2019 totaled approximately $37.9 million and $31.0 million, respectively, including trade accounts payable and accruals for capital expenditures, operating and general and administrative expenses and other miscellaneous items.

Asset retirement obligations. The Partnership records a liability for the fair value of an asset retirement obligation in the period in which the associated asset is acquired or placed into service, if a reasonable estimate of fair value can be made. Asset retirement obligations are generally capitalized as part of the carrying value of the long-lived asset to which it relates. Conditional asset retirement obligations meet the definition of liabilities and are recorded when incurred and when fair value can be reasonably estimated. See Note 6 for additional information.

Revenue recognition. The Partnership and HighPeak I follow Financial Accounting Standards Board Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers,” (“ASC 606”) whereby the Partnership and HighPeak I recognize revenues from the sales of oil and natural gas to its purchasers and presents them disaggregated on the Partnership’s and HighPeak I’s condensed consolidated and combined statements of operations.

Note 2 – Significant Accounting Policies (continued)

The Partnership and HighPeak I enter into contracts with purchasers to sell its oil and natural gas production. Revenue on these contracts is recognized in accordance with the five-step revenue recognition model prescribed in ASC 606. Specifically, revenue is recognized when the Partnership’s performance obligations under these contracts are satisfied, which generally occurs with the transfer of control of the oil and natural gas to the purchaser. Control is generally considered transferred when the following criteria are met: (i) transfer of physical custody, (ii) transfer of title, (iii) transfer of risk of loss and (iv) relinquishment of any repurchase rights or other similar rights. Given the nature of the products sold, revenue is recognized at a point in time based on the amount of consideration the Partnership expects to receive in accordance with the price specified in the contract. Consideration under the oil and natural gas marketing contracts is typically received from the purchaser one to two months after production. At June 30, 2020 and December 31, 2019, the Partnership had receivables related to contracts with purchasers of approximately $55,000 and $2.8 million, respectively.

Oil Contracts. The majority of the Partnership’s and HighPeak I’s oil marketing contracts transfer physical custody and title at or near the wellhead, which is generally when control of the oil has been transferred to the purchaser. The majority of the oil produced is sold under contracts using market-based pricing which is then adjusted for the differentials based upon delivery location and oil quality. To the extent the differentials are incurred after the transfer of control of the oil, the differentials are included in oil sales on the consolidated statement of operations as they represent part of the transaction price of the contract. If the differentials, or other related costs, are incurred prior to the transfer of control of the oil, those costs are included in lease operating expenses on the Partnership’s and HighPeak I’s condensed consolidated and combined statements of operations as they represent payment for services performed outside of the contract with the purchaser.

Natural Gas Contracts. The majority of the Partnership’s and HighPeak I’s natural gas is sold at the lease location, which is generally when control of the natural gas has been transferred to the purchaser. The natural gas is sold under (i) percentage of proceeds processing contracts, (ii) fee-based contracts or (iii) a hybrid of percentage of proceeds and fee-based contracts. Under the majority of the Partnership’s contracts, the purchaser gathers the natural gas in the field where it is produced and transports it to natural gas processing plants where natural gas liquid products are extracted. The natural gas liquid products and remaining residue gas are then sold by the purchaser. Under the percentage of proceeds and hybrid percentage of proceeds and fee-based contracts, the Partnership and HighPeak I receive a percentage of the value for the extracted liquids and the residue gas. Under the fee-based contracts, the Partnership and HighPeak I receive natural gas liquids and residue gas value, less the fee component, or is invoiced the fee component. To the extent control of the natural gas transfers upstream of the transportation and processing activities, revenue is recognized as the net amount received from the purchaser. To the extent that control transfers downstream of the transportation and processing activities, revenue is recognized on a gross basis, and the related costs are classified in gathering, processing and transportation within lease operating expenses on the Partnership’s and HighPeak I’s condensed consolidated and combined statements of operations.

The Partnership and HighPeak I do not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical exemption in accordance with ASC 606. The exemption, as described in ASC 606-10-50-14(a), applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

Income taxes. The Partnership and HighPeak I do not record a provision for U.S. Federal income tax because the partners report their share of the Partnership’s income or loss on their income tax return. The Partnership and HighPeak I are required to file an information return on Form 1065 with the Internal Revenue Service (“IRS”). The 2019 tax year remains open to examination.

Note 2 – Significant Accounting Policies (continued)

The Partnership and HighPeak I recognize in its condensed consolidated and combined financial statements the effect of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions taken related to the Partnership’s and HighPeak I’s status as a limited liability company, and state filing requirements have been reviewed, and management is of the opinion that they would more likely than not be sustained by examination. Accordingly, the Partnership has not recorded an income tax liability for uncertain tax benefits. Under the new centralized partnership audit rules effective for tax years beginning after 2017, the IRS assesses and collects underpayments of tax from the partnership instead of from each partner. The Partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules. The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, is attributed to the partners. Any payment made by the Partnership as a result of an IRS examination will be treated as a distribution from the Partnership to the partners in the condensed consolidated financial statements.

The Partnership and HighPeak I are also subject to Texas Margin Tax. The Partnership and HighPeak I realized no Texas Margin Tax in the accompanying condensed consolidated and combined financial statements as we do not anticipate owing any Texas Margin Tax for the three and six months ended June 30, 2020 or 2019.

New accounting pronouncements. The Partnership has evaluated recently issued, but not yet effective, accounting pronouncements and does not believe they would have a material effect on the Partnership’s condensed consolidated and combined financial statements.

Note 3 – Acquisitions

During the six months ended June 30, 2020, the Partnership spent a total of $3.3 million to acquire primarily undeveloped acreage, three vertical producing properties and two salt water disposal wells in and around the Partnership’s existing properties for future exploration activities in the Midland Basin.

Grenadier Acquisition. In June 2019, HighPeak Assets II signed a purchase and sale agreement with Grenadier to acquire substantially all the oil and gas assets of Grenadier, effective June 1, 2019, subject to certain customary closing adjustments for a total purchase price of $615.0 million. Since HighPeak Assets II was contributed to the Partnership by HighPeak II, this purchase and sale agreement is now part of the Partnership effective October 1, 2019. The acquisition was originally scheduled to close no later than October 2019 but was extended twice to May 2020. In consideration for the initial extension, the Partnership; (i) released the then existing $30.75 million deposit from escrow and (ii) paid directly to Grenadier an additional $30.75 million, and (iii) agreed to treat the collective sum as a nonrefundable deposit to Grenadier. In consideration for the second extension, the Partnership agreed to pay Grenadier an additional $15.0 million that is also nonrefundable but unlike the $61.5 million deposit, will not be credited toward the purchase price. The Grenadier Acquisition was terminated in April 2020 and will not be consummated. As such, a charge to expense of $76.5 million was recognized in the first quarter of 2020.

Note 4 – Fair Value Measurements

The Partnership determines fair value based on the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon inputs that market participants use in pricing an asset or liability, which are characterized according to a hierarchy that prioritizes those inputs based on the degree to which they are observable. Observable inputs represent market data obtained from independent sources, whereas unobservable inputs reflect a company’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. The fair value input hierarchy level to which an asset or liability measurement in its entirety falls is determined based on the lowest level input that is significant to the measurement in its entirety.

Note 4 – Fair Value Measurements (continued)

The three input levels of the fair value hierarchy are as follows:

●	Level 1 – quoted prices for identical assets or liabilities in active markets.
●

Level 2 – quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates) and inputs derived principally from or corroborated by observable market data by correlation or other means.

●

Level 3 – unobservable inputs for the asset or liability, typically reflecting management’s estimate of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore, determined using model-based techniques, including discounted cash flow models.

Assets and liabilities measured at fair value on a recurring basis. The fair value input hierarchy level to which an asset or liability measurement in its entirety falls is determined based on the lowest level of input that is significant to the measurement in its entirety.

The Partnership did not have any assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2020 or December 31, 2019.

Assets and liabilities measured at fair value on a nonrecurring basis. Certain assets and liabilities are measured at fair value on a nonrecurring basis. These assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances. Specifically, the oil and gas properties of one of the subsidiaries contributed to the Partnership by HighPeak II discussed further and in more detail in Note 9 were measured at current estimated fair value using level 3 inputs based upon market conditions in the area. The Partnership assesses the recoverability of the carrying amount of certain assets and liabilities whenever events or changes in circumstances indicate the carrying amount of an asset or liability may not be recoverable. These assets and liabilities can include inventories, proved and unproved oil and gas properties and other long-lived assets that are written down to fair value when they are impaired or held for sale. The Partnership did not record any impairments to proved and unproved oil and gas properties for the three and six months ended June 30, 2020.

The Partnership has other financial instruments consisting primarily of cash equivalents, payable and other current assets and liabilities that approximate fair value due to the nature of the instrument and their relatively short maturities.

Concentrations of credit risk. As of June 30, 2020 and December 31, 2019, management has concluded that there are no concentrations of credit risk, based on the nature of the assets held by the Partnership.

Note 5 – Exploratory Well Costs

The Partnership capitalizes exploratory well and project costs until a determination is made that the well or project has either found proved reserves, is impaired or sold. The Partnership’s capitalized exploratory well and project costs are classified as proved properties in the consolidated balance sheets. If the exploratory well or project is determined to be impaired, the impaired costs are recorded as exploration and abandonment expense.

Note 5 – Exploratory Well Costs

Capitalized exploratory well project activity is as follows (in thousands):

Six Months Ended June 30, 2020

Beginning capitalized exploratory well costs	$11,427
Additions to exploratory well costs pending the determination of proved reserves	48,149
Reclassification due to determination of proved reserves	(17,446)
Exploratory well costs charged to exploration and abandonment expense	-
Ending capitalized exploratory well costs	$42,130

All capitalized exploratory well costs have been capitalized for less than one year based on the date of drilling.

Note 6 – Asset Retirement Obligations

The Partnership’s asset retirement obligations primarily relate to the future plugging and abandonment of wells and related facilities. Market risk premiums associated with asset retirement obligations are estimated to represent a component of the Partnership’s credit-adjusted risk-free rate that is utilized in the calculations of asset retirement obligations.

Asset retirement obligations activity is as follows (in thousands):

Six Months Ended June 30, 2020

Beginning asset retirement obligations	$2,212
New wells placed on production	97
Accretion of discount	69
Ending asset retirement obligations	$2,378

As of June 30, 2020 and December 31, 2019, all asset retirement obligations are considered noncurrent and classified as such in the accompanying consolidated balance sheet.

Note 7 – Partnership Capital

Allocation of partner’s net profits and losses. Net income or loss and net gain or loss on investments for the period are allocated among the Partners in proportion to their capital commitments to the Partnership. The Partnership realized a net loss of $85.0 million for the six months ended June 30, 2020.

Partner’s distributions. The proceeds distributable by the Partnership (which shall include all proceeds attributable to the disposition of investments, net of expenses) is distributable in accordance with the Partnership Agreement. As of June 30, 2020, the Partnership has not disposed of any investments and no distributions have been made.

Note 8 — Commitments and Contingencies

The Partnership may at times be subject to various commercial or regulatory claims, litigation or other legal proceedings that arise in the ordinary course of business. While the outcome of these lawsuits and claims cannot be predicted with certainty, management believes it is remote the impact of such matters reasonably possible to occur will have a material adverse effect on the Partnership’s financial position, results of operations, or cash flows. Management is unaware of any pending litigation brought against the Partnership requiring a contingent liability to be recognized as of the date of these condensed consolidated financial statements.

Note 9 — Related Party Transactions

Contribution from LPs. Effective October 1, 2019, HighPeak I, HighPeak II and HighPeak Energy III, LP (“HighPeak III” and collectively “HP Partners”) contributed cash and wholly owned subsidiaries, HighPeak Energy Assets, LLC, HighPeak Energy Assets II, LLC and HighPeak Energy Holdings, LLC to the Partnership in return for limited partnership interest in the Partnership. Subsequent to the business combination and in 2019, HighPeak I contributed an additional $805,000 and HighPeak II contributed an additional $25.8 million in cash to the Partnership. During the six months ended June 30, 2020, HighPeak II contributed an additional $54.0 million in cash to the Partnership. Therefore, as of June 30, 2020, HighPeak I and HighPeak II owned approximately 51.9% and 48.1%, respectively.

Since HighPeak I is the predecessor to the Partnership, its consolidated statement of operations and consolidated statement of cash flows for the three and six months ended June 30, 2019 have been included in the accompanying financial statements for comparative purposes. However, HighPeak II’s results of operations are significant and as such HighPeak II’s consolidated statement of operations is shown below for additional comparative and informational purposes.

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Operating Revenues
Crude oil	$121	$206
Natural gas and natural gas liquids	74	181
Total operating revenues	195	387

Operating Expenses
Lease operating	285	702
Taxes other than income	19	24
Exploration and abandonment	463	708
Depletion, depreciation and amortization	81	205
Accretion	28	56
General and administrative	1,205	1,927
Total operating expenses	2,081	3,622

Net loss	$(1,886)	$(3,235)

Note 9 — Related Party Transactions (continued)

Pure Business Combination. As previously discussed, the Grenadier Acquisition was terminated in April 2020. However, Pure has obtained another extension to August 2020 to complete its initial business combination. Pure now intends to complete its initial business combination by entering a business combination agreement between the Partnership, Pure, HighPeak I, and HighPeak II (“Pure Business Combination”). HighPeak I, HighPeak II and HighPeak III have agreed to contribute their interests in the Partnership and its wholly owned subsidiaries to a newly formed entity, HighPeak Energy, Inc (“HighPeak Energy”) in return for publicly traded common stock of HighPeak Energy. HighPeak Energy is raising additional equity and possibly debt to complete the business combination with all parties involved. The Partnership could lose what it has funded and will continue to fund in notes receivable if the Pure Business Combination is not consummated plus additional legal and other expenses.

General and Administrative Expenses. The GP utilizes HighPeak Energy Management, LLC (the “Management Company”) to provide services and assistance to conduct, direct and exercise full control over the activities of the Partnership per the Partnership Agreement. However, the Management Company is funded via management fees that are paid by the parent companies of HighPeak I and HighPeak II pursuant to their respective Limited Partnership Agreements, as amended. Therefore, the Partnership reimburses the parent companies of HighPeak I and HighPeak II for actual costs incurred by the Management Company. During the three and six months ended June 30, 2020, the Partnership paid $2.25 million and $3.75 million, respectively, to each of the parent companies of HighPeak I and HighPeak II of which $1.9 million and $4.1 million was recognized as general and administrative expenses during the three and six months ended June 30, 2020, respectively. As of June 30, 2020, a total of $3.4 million remains in deferred expenses in the accompanying condensed consolidated financial statements.

Note 10 – Major Customers

Enlink Crude Purchasing, LLC and Lion Oil Trading and Transportation, LLC purchased approximately 76% and 16%, respectively, of the Partnership’s crude oil, natural gas and natural gas liquids during the three months ended June 30, 2020. The loss of them as a major purchaser of crude oil, natural gas and natural gas liquids could have a material adverse effect on the ability of the Partnership to produce and sell its oil, natural gas and natural gas liquids. However, based on the current demand for oil and natural gas and the availability of other purchasers, management believes the loss of this major purchaser would not have a material adverse effect on our financial condition and results of operations because crude oil and natural gas are fungible products with well-established markets and numerous purchasers.

Note 11 – Risks and Uncertainties

In December 2019, COVID-19 was reported to have surfaced in China. The global spread of this virus has caused business disruption around the world beginning in January 2020, including disruption to the oil and natural gas industry. In March 2020, the World Health Organization declared the outbreak of COVID-19 to be a pandemic, and the U.S. economy began to experience pronounced effects. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption of financial and commodity markets. In addition, the pandemic has resulted in travel restrictions, business closures and the institution of quarantining and other restrictions on movement in many communities. As a result, there has been a significant reduction in demand for and prices of oil and natural gas. The extent of the impact of the COVID-19 pandemic on the Partnership’s operational and financial performance, including the ability to execute the business strategies and initiatives in the expected time frame, is uncertain and depends on various factors, including how the pandemic and measures taken in response to it impact demand for oil and natural gas, the availability of personnel, equipment and services critical to the ability to operate the properties and the impact of potential governmental restrictions on travel, transports and operations. There is uncertainty around the extent and duration of the disruption, including any potential resurgence. The degree to which the COVID-19 pandemic or any other public health crisis adversely impacts the Partnership’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, its impact on the U.S. and world economies and market conditions, and how quickly and to what extent normal economic and operating conditions can resume.

Note 11 – Risks and Uncertainties (continued)

Additionally, the industry is experiencing an oversupply of crude oil driven by a dispute between OPEC and Russia over production cuts and a resulting decision by Saudi Arabia and other Persian Gulf members of OPEC to increase production. In April 2020, OPEC and Russia agreed to certain production cuts. If these cuts are effected, however, they may not offset near-term demand loss attributable to the COVID-19 pandemic and the related economic slowdown, and so far, the tentative agreement has not resulted in increased commodity prices. In response to an oversupply of crude oil and corresponding low prices, there has been a significant decline in drilling by U.S. producers starting in mid-March 2020, but domestic supply has continued to exceed demand, which has led to significant operational stress with respect to capacity limitations associated with storage, pipeline and refining infrastructure, particularly in the Gulf Coast region. As storage capacity becomes more fully subscribed, the Partnership may be forced to curtail some portion or all of the estimated future production. In response to these matters, the Partnership has voluntarily shut-in a substantial portion of its production beginning in late April by only producing those wells where it is cost prohibitive to shut-in or to hold leases, and the Partnership also has reduced its planned capital expenditures for 2020 by ceasing all drilling and completion activities temporarily until prices recover somewhat. Therefore, while we expect these matters to negatively impact our short-term results, including our revenues and operating costs, as well as operating cash flows, the degree of the adverse impact cannot be reasonably estimated at this time.

Note 12 – Subsequent Events

Any material events that occur between the balance sheet date and the date of the financial statements were issued are disclosed as subsequent events, while the condensed consolidated financial statements are adjusted to reflect any conditions that exist at the balance sheet dates. The Partnership has evaluated all subsequent events and transactions for possible recognition or disclosure through August 27, 2020, the date the condensed consolidated financial statements were available for issuance.

Notes Receivable. Subsequent to quarter end, the Partnership has funded an additional $450,000 in loans to Pure pursuant to the August extension agreement. If these are fully funded in accordance with the agreement, the Partnership expects to have total notes receivable by August 21, 2020 of approximately $10.8 million.

Business Combination. On August 21, 2020, the Partnership was a party to a business combination that closed whereby the LPs contributed their limited partnership interests in the Partnership to a new publicly traded company, HighPeak Energy, Inc. (“HighPeak Energy”) in return for common stock. The Partnership will now be a wholly owned subsidiary of HighPeak Energy that raised approximately $102 million in equity capital and anticipates entering into a new debt facility with a borrowing base of approximately $20 million very shortly. The only effect on the Partnership’s stand-alone financial statements are that the notes receivable will be eliminated against the notes payable of Pure and the deferred expenses which represent primarily prepaid general and administrative expenses will be considered distributions to the LPs rather than prepaid expenses prior to closing.

Liquidity. As of June 30, 2020, the Partnership had negative working capital of $17.1 million. The Partnership’s principal uses of cash currently are operating expenses and working capital requirements. As of June 30, 2020, the Partnership had limited availability of capital from the LPs from which to draw. Based upon the business combination closing noted above, the Partnership has received approximately $120 million of available liquidity.